SCHEDULE 14A

(Rule 14a)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.             )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

☐    Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only

        (as permitted by Rule 14a-6(e)(2))

☒     Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

EATON CORPORATION

(Name of Registrant as Specified in its Charter)

XXXXXXXXXXXXXXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF MEETING

The 2012 annual meeting of Eaton Corporation shareholders will be held Wednesday, April 25, 2012, at 10:30 a.m. local time at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio 44114, for the purpose of:

1.	Electing the three director nominees named in the proxy statement;

2.	Approving a proposed 2012 Stock Plan;

3.	Ratifying the appointment of Ernst & Young LLP as independent auditor for 2012;

4.	Advisory approval of the Company’s executive compensation;

5.	Other business properly brought before the meeting.

These matters are more fully described in the following pages.

The record date for the meeting has been fixed by the Board of Directors as the close of business on February 27, 2012. Shareholders of record at that time are entitled to vote at the meeting.

By order of the Board of Directors

Thomas E. Moran

Senior Vice President and Secretary

March 16, 2012

Your Vote Is Important

You may vote your shares by using a toll-free telephone number or electronically on the Internet, as described on the proxy form. We encourage you to file your proxy using either of these options if they are available to you. Alternatively, you may mark, sign, date and mail your proxy form in the postage-paid envelope provided. The method by which you vote will not limit your right to vote in person at the annual meeting. Under New York Stock Exchange rules, if you do not vote your shares with respect to the election of directors, your broker will NOT be able to vote them for you, unless you have provided directions to your broker before the date of the shareholder meeting. If you have not provided directions to your broker, your shares will remain unvoted. We strongly encourage you to vote.

Eaton shareholders can now sign up for electronic delivery of the proxy statement and annual report to shareholders, as well as online proxy voting. Use this link to register for online delivery of your future proxy materials: http://enroll.icsdelivery.com/etn

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 25, 2012: This proxy statement and the Company’s 2011 annual report to shareholders are available on Eaton’s website at www.eaton.com/proxy and www.eaton.com/annualreport, respectively.

PROXY STATEMENT

Eaton Corporation

1111 Superior Avenue

Cleveland, Ohio 44114

216-523-5000

This proxy statement, the accompanying proxy form and Eaton’s annual report for the year ended December 31, 2011 are scheduled to be sent to shareholders on or about March 16, 2012.

Proxy Solicitation

Eaton’s Board of Directors solicits your proxy, in the form enclosed, for use at the 2012 annual meeting of shareholders and any adjournments thereof. The individuals named in the enclosed form of proxy have advised the Board of their intention to vote at the meeting in compliance with instructions on all forms of proxy tendered by shareholders and, where no contrary instruction is indicated on the proxy form, for the election of the individuals nominated to serve as directors, for Proposals 2 and 4 in this proxy statement, and for ratification of the appointment of Ernst & Young LLP as independent auditor for 2012.

Any shareholder giving a proxy may revoke it by giving Eaton notice in writing or by fax, email or other verifiable communication before the meeting or by revoking it at the meeting. All properly executed or transmitted proxies not revoked will be voted at the meeting.

In addition to soliciting proxies through the mail, certain persons may solicit proxies in person or by telephone or fax. Eaton has retained The Proxy Advisory Group, LLC, 18 East 41st Street, Suite 2000, New York, New York 10017, to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for a fee of $12,500, plus reasonable out-of-pocket expenses. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Eaton.

Voting at the Meeting

Each Eaton shareholder of record at the close of business on February 27, 2012 is entitled to one vote for each share then held. On February 27, 335,830,516 Eaton common shares (par value, 50¢ each) were outstanding and entitled to vote.

At the 2012 annual meeting, the inspector of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by Ohio law and Eaton’s Amended Regulations, Eaton shareholders present in person or by proxy at the meeting will constitute a quorum. The inspector of election intends to treat as “present” for these purposes shareholders who have submitted properly executed or transmitted proxies that are marked “abstain.” The inspector will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the meeting.

Director nominees receiving more “for” votes than “against” votes will be elected directors. Abstentions have no effect in determining whether the required affirmative majority votes have been obtained. Adoption of all other proposals to come before the meeting will require the affirmative vote of the holders of a majority of the outstanding Eaton common shares, consistent with the general vote requirement in Eaton’s Amended Articles of Incorporation. The practical effect of this vote requirement will be that abstentions and shares held in “street name” by brokers that are not voted in respect of those proposals will be treated the same as votes cast against those proposals.

Majority Voting in Director Elections

Under Eaton’s Amended Articles of Incorporation, an affirmative majority of the total number of votes cast is required with respect to the election of a director nominee in uncontested elections. Abstentions have no effect in determining whether the required affirmative majority votes have been obtained. For contested elections, plurality voting, under which nominees receiving the greatest number of votes are elected, applies.

The Board of Directors has adopted a policy requiring “holdover directors” to submit a written offer to resign from the Board promptly after the voting results are certified. A holdover director is one who fails to receive an affirmative majority of votes cast in an uncontested election, and his or her successor has not yet been elected and qualified. With advice from the Governance Committee, the Board will decide, within 90 days after the voting results are certified, whether to accept the resignation offer, and we will promptly disclose the Board’s decision in a press release. If the Board decides to reject the resignation offer, the press release will indicate the reasons for that decision.

1.  ELECTION OF DIRECTORS

At our 2011 annual meeting, shareholders approved a proposal to phase out the classification of the Board of Directors and provide for the annual election of directors. Beginning with the 2012 annual meeting, directors will be elected to hold office until the next annual shareholders meeting or until a respective successor is duly elected and has qualified.

Our Board of Directors is presently comprised of eleven members. The terms of four directors will expire in April 2012. Three directors have been nominated for re-election. These nominees were elected at the 2009 annual meeting. Gary L. Tooker, a director since 1992, having attained normal retirement age, will resign as a director at the conclusion of the 2012 annual shareholders meeting. Following the annual meeting, the Board of Directors will consist of ten members.

If any of the nominees become unable or decline to serve, the individuals named as proxies in the enclosed proxy form will have the authority to vote for any substitutes who may be nominated. However, we have no reason to believe that this will occur.

Biographical information for each nominee and the other directors, as well as information on their experience, qualifications and skills that support their service as a director of the Company, is set forth in the following pages.

Nominees for election to terms ending in 2013 or when a successor is elected and has qualified:

Alexander M. Cutler, 60, is Chairman, Chief Executive Officer and President of Eaton Corporation. Mr. Cutler joined Cutler-Hammer, Inc. in 1975, which was subsequently acquired by Eaton, and became President of Eaton’s Industrial Group in 1986 and President of the Controls Group in 1989. He advanced to Executive Vice President — Operations in 1991, was elected Executive Vice President and Chief Operating Officer — Controls in 1993, President and Chief Operating Officer in 1995, and assumed his present position in 2000. Mr. Cutler is a director of E. I. du Pont de Nemours and Company and KeyCorp. He is also a member of the Business Council and the Business Roundtable where he chairs the Corporate Governance Committee.

Director Qualifications:    Mr. Cutler’s long tenure with Eaton and his experience in a wide range of management roles provides him important perspective on the Company to the benefit of the Board of Directors. Mr. Cutler has a detailed knowledge of Eaton’s businesses, customers, end markets, sales and marketing, technology innovation and new product development, supply chains, manufacturing operations, talent development, policies and internal functions. He possesses significant corporate governance knowledge developed by current and past service on the boards of other publicly-traded companies, as well as by serving as Chair of the Business Roundtable’s Corporate Governance Committee.

Director since 1993

Arthur E. Johnson, 65, is the retired Senior Vice President, Corporate Strategic Development of Lockheed Martin Corporation, a manufacturer of advanced technology systems, products and services. Mr. Johnson was elected a Vice President of Lockheed Martin Corporation and named President of Lockheed Martin Federal Systems in 1996. He was named President and Chief Operating Officer of Lockheed Martin’s Information and Services Sector in 1997 and Senior Vice President, Corporate Strategic Development in 1999. In the past five years, Mr. Johnson was a director of IKON Office Solutions, Inc. and Delta Air Lines, Inc. He is currently lead director of AGL Resources, Inc., a director of Booz Allen Hamilton and an independent trustee of Fidelity Investments.

Director Qualifications:    Mr. Johnson’s role in strategic development with a leading company in the defense industry has given him an understanding of doing business with the U.S. Government and of strategic planning, regulatory, legislative and public policy matters, all of which are valuable to Eaton. His knowledge of the global aerospace and defense industry are of particular benefit to our Board as it considers strategic alternatives. His service as lead director of a New York Stock Exchange listed company, as well as his service on other boards, provides Eaton with valuable corporate governance expertise.

Director since 2009

Deborah L. McCoy, 57, is an independent aviation safety consultant. She retired from Continental Airlines, Inc. in 2005, where she had served as Senior Vice President, Flight Operations since 1999. During part of 2005, Ms. McCoy also briefly served as the Chief Executive Officer of DJ Air Group, a start-up commercial airline company.

Director Qualifications:    Ms. McCoy has extensive experience in the commercial aerospace markets, and brings an understanding of aircraft design and performance, airline operations and the strategic issues and direction of the aerospace industry. In addition, Ms. McCoy has had extensive experience in safety initiatives, Federal regulatory compliance, labor relations and talent management. All of these attributes are of benefit to Eaton’s Board as it oversees the Company’s positioning in the aerospace industry. Ms. McCoy’s extensive experience with labor relations, talent development, compensation and management are of particular benefit to Eaton in her role as Chair of the Compensation and Organization Committee.

Director since 2000

Directors whose present terms continue until April 2013:

Christopher M. Connor, 55, is Chairman and Chief Executive Officer of The Sherwin-Williams Company, a global manufacturer of paint, architectural coatings, industrial finishes and associated supplies. Mr. Connor has held a number of executive positions at Sherwin-Williams since 1983. He became Chief Executive Officer in 1999 and Chairman and Chief Executive Officer in 2000. In the past five years, Mr. Connor was a director of National City Corporation and Diebold Incorporated. He currently serves on the boards of the Federal Reserve Bank of Cleveland, The Ohio State University Fisher College of Business, United Way, University Hospitals and The Rock and Roll Hall of Fame.

Director Qualifications:    As CEO of a Fortune 500 company, Mr. Connor has leadership experience and is thoroughly knowledgeable in marketing, talent development, planning, operational and financial processes. In particular, Mr. Connor has had extensive sales and marketing experience in both direct and distribution channels, and brings extensive knowledge of construction, automotive and industrial markets, all areas of strategic importance to Eaton.

Director since 2006

Michael J. Critelli, 63, is the Chief Executive Officer and President of Dossia Services Corporation, a personal health management systems company. He has held that position since January 2011. Mr. Critelli is the retired executive Chairman of Pitney Bowes Inc., a provider of global mailstream solutions. Mr. Critelli served as Pitney Bowes Chairman and Chief Executive Officer from 1997 to 2007 and as Executive Chairman from 2007 to 2008. Mr. Critelli was a director of Wyeth from April 2008 until its acquisition by Pfizer in late 2009. He currently serves as a director of Mollen Immunization Clinics.

Director Qualifications:    Mr. Critelli has extensive experience in risk management, industry-wide leadership in mail, transportation, logistics and communications issues, state-level leadership on transportation strategy and reform, and innovative approaches to health care, as well as broad business experience gained while leading a global Fortune 500 company. Mr. Critelli possesses a broad knowledge of human resources, succession planning, enterprise-wide information technology systems and processes, legal, environmental and government affairs matters. These attributes and experiences are essential to our Board as it oversees management’s efforts to develop and maintain a diverse workforce, assess and evaluate enterprise risk management and navigate the regulatory environment.

Director since 1998

Charles E. Golden, 65, served as Executive Vice President and Chief Financial Officer and a director of Eli Lilly and Company, an international developer, manufacturer and seller of pharmaceutical products, from 1996 until his retirement in 2006. Prior to joining Eli Lilly, he had been associated with General Motors Corporation since 1970, where he held a number of positions, including Corporate Vice President, Chairman and Managing Director of the Vauxhall Motors subsidiary and Corporate Treasurer. In the past five years, Mr. Golden was a director of Hillenbrand Industries (predecessor of Hill-Rom Holdings). He is currently on the boards of Hill-Rom Holdings and Unilever NV/PLC. He also serves as a director of the Lilly Endowment.

Director Qualifications:    Mr. Golden has a comprehensive knowledge of both U.S. and international financial accounting standards. He has extensive experience in financial statement preparation, accounting, corporate finance, risk management and investor relations both in the U.S. and internationally. His broad financial expertise enables him to provide expert guidance and oversight in his role as Chair of the Finance Committee and as a member of the Audit Committee. Mr. Golden also has significant experience in global vehicle markets.

Director since 2007

Directors whose present terms continue until April 2014:

George S. Barrett, 56, is Chairman and Chief Executive Officer of Cardinal Health, a health care services company dedicated to improving the cost effectiveness of health care. Mr. Barrett served as Vice Chairman of Cardinal Health and Chief Executive Officer — Healthcare Supply Chain Services from January 2008 to August 2009, when he assumed his current position. Prior to joining Cardinal Health, Mr. Barrett held a number of executive positions with Teva Pharmaceuticals Industries, Inc., a pharmaceutical company, including President and Chief Executive Officer of Teva North America, Corporate Executive Vice President — Global Pharmaceutical Markets and a member of the Office of the Chief Executive Officer, and President of Teva Pharmaceuticals USA, from 1999 to 2007. Mr. Barrett serves on the board of directors of Nationwide Children’s Hospital and the President’s Leadership Council of Brown University. He serves on the board of trustees of the Healthcare Leadership Council and The Conference Board. He is also a member of the Business Roundtable, The Business Council, Ohio Business Roundtable and The Columbus Partnership.

Director Qualifications:    Mr. Barrett has extensive experience in areas of importance to Eaton, such as manufacturing, regulatory compliance, finance, strategic planning and supply chain management. His service as chairman and chief executive officer of a publicly-traded company, and his work with The Business Council and the Business Roundtable, have given him a deep understanding of corporate governance matters that will benefit our Board and its committees. His prior work as a senior leader of a global corporation will benefit our Board and senior management as the Company pursues business opportunities around the world.

Director since 2011

Todd M. Bluedorn, 48, is Chief Executive Officer and a director of Lennox International Inc., a global provider of climate control solutions for heating, air conditioning and refrigeration markets. Prior to joining Lennox International, Mr. Bluedorn served in numerous senior management positions for United Technologies since 1995, including President, Americas — Otis Elevator Company; President, North America — Commercial Heating, Ventilation and Air Conditioning for Carrier Corporation; and President, Hamilton Sundstrand Industrial.

Director Qualifications:    Mr. Bluedorn has deep experience in original equipment and aftermarket business and distributor/dealer-based commercial channels. He also has senior leadership experience with two major U.S. corporations. All of these attributes are of great benefit to Eaton as a global manufacturing company with product distribution through numerous commercial channels.

Director since 2010

Ned C. Lautenbach, 68, is a retired Partner of Clayton, Dubilier & Rice, Inc., a private equity investment firm specializing in management buyouts. Before joining the firm in 1998, Mr. Lautenbach was associated with IBM from 1968 until his retirement in 1998. While at IBM, he held a number of executive positions including serving as a member of the IBM Corporate Executive Committee. He was also Senior Vice President and Group Executive of Worldwide Sales and Services. Mr. Lautenbach is currently chairman of the Independent Trustees of the Equity and High Income Funds of Fidelity Investments. He is also a member of the Board of Directors of the Philharmonic Center for the Arts in Naples, Florida and the Board of Trustees of Fairfield University, as well as a member of the Council on Foreign Relations and a member of the State of Florida Transportation Commission. In the past five years, Mr. Lautenbach served as a director of Sony Corporation.

Director Qualifications:    Mr. Lautenbach has attained extensive experience in executive and operational roles during his career. He has expertise in general management, corporate finance, sales and marketing, and corporate restructurings. All of these attributes are valuable to the Eaton Board of Directors in its role with management oversight. In addition, his role as chairman of independent trustees of prominent investment funds provides him with a unique perspective on governance issues of concern to shareholders. His expertise enables him to serve with distinction as Eaton’s Lead Director and Chair of the Governance Committee.

Director since 1997

Gregory R. Page, 60, is Chairman and Chief Executive Officer of Cargill, Incorporated, an international marketer, processor and distributor of agricultural, food, financial and industrial products and services. He was named Corporate Vice President & Sector President, Financial Markets and Red Meat Group of Cargill in 1998, Corporate Executive Vice President, Financial Markets and Red Meat Group in 1999, President and Chief Operating Officer in 2000 and became Chairman and Chief Executive Officer in 2007. Mr. Page is a director of Cargill, Incorporated and Carlson Companies and a director and immediate past non-executive Chair of the Board of Big Brothers Big Sisters of America.

Director Qualifications:    As Chairman and Chief Executive Officer of one of the largest global corporations, Mr. Page brings extensive leadership and global business experience, in-depth knowledge of commodity markets, and a thorough familiarity with all the major operating processes of a major corporation, including talent development and succession management. Mr. Page’s experience and expertise provide him valuable insight on financial, operational and strategic matters in his role as Chair of the Audit Committee.

Director since 2003

Director Nomination Process — The Governance Committee of the Board, comprised entirely of directors who meet the independence standards of the Board of Directors and the New York Stock Exchange, is responsible for overseeing the process of nominating individuals to stand for election as directors. The Governance Committee charter is available on our website at http://www.eaton.com/governance.

Any director candidates recommended by our shareholders are given consideration by the Governance Committee, consistent with the process used for all candidates. Shareholders may submit recommendations in the manner described on this page under the heading “Shareholder Recommendations of Director Candidates.”

All potential director candidates are reviewed by the Governance Committee Chair in consultation with the Chairman and Chief Executive Officer, typically with the assistance of a professional search firm retained by the Committee. During 2011, the search firm assisted the Committee with the identification and background checks on director candidates. The Committee decides whether to recommend one or more candidates to the Board of Directors for nomination. Candidates who are ultimately nominated by the Board stand for election by the shareholders at the annual meeting. Between annual meetings, nominees may also be elected by the Board itself.

Director Qualifications and Board Diversity — In order to be recommended by the Governance Committee, a candidate must have the following minimum qualifications, as described in the Board of Directors Governance Policies: personal ability, integrity, intelligence, relevant business background, independence, expertise in areas of importance to our objectives, and a sensitivity to our corporate responsibilities. In addition, the Governance Committee looks for individuals with specific qualifications so that the Board as a whole has diversity in experience, international perspective, background, expertise, skills, age, gender and ethnicity. These specific qualifications may vary from one year to another, depending upon the composition of the Board at that time. The Governance Committee is responsible for ensuring that minimum director qualifications are met and Board diversity objectives are considered during its review of director candidates. The Governance Committee evaluates the extent to which these goals are satisfied annually as part of its assessment of the skills and experience of each of the current directors using a director skills matrix and a director evaluation process. The director evaluation process includes self evaluation, peer evaluation and input from the chairs of each of the Board committees. Upon completion of the skills matrix and the evaluation process, the Governance Committee identifies areas of director knowledge and experience that may benefit the Board in the future, and uses that information as part of the director search and nomination effort.

The Board of Directors Governance Policies are included in this proxy statement as Appendix A and are available on our website at http://www.eaton.com/governance.

Shareholder Recommendations of Director Candidates — The Governance Committee will consider individuals for nomination to stand for election as directors who are recommended to it in writing by any Eaton shareholder. Any shareholder wishing to recommend an individual as a nominee for election at the annual meeting of shareholders to be held in 2013 should send a signed letter of recommendation to the following address: Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114, attention Corporate Secretary. Recommendation letters must be received no later than November 2, 2012 and must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be nominated and, if nominated and elected, consenting to serve as a director.

Director Independence — The Board of Directors Governance Policies provide that all of our outside directors should be independent. These Policies are attached as Appendix A to this proxy statement and are available on our website at http://www.eaton.com/governance. The listing standards of the New York Stock Exchange state that no director can qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company.

Additional, and more stringent, standards of independence are required of Audit Committee members. Our annual proxy statement discloses the Board’s determination as to the independence of the Audit Committee members as well as its determination as to all outside directors.

As permitted by the New York Stock Exchange listing standards, the Board of Directors has determined that certain relationships between an outside director and the Company will be treated as categorically immaterial for purposes of determining a director’s independence. These categorical standards are included in the Board of Directors’ independence criteria. The independence criteria for outside directors and members of the Audit Committee are available on our website at http://www.eaton.com/governance.

Because directors’ independence might be influenced by their use of Company aircraft and other Company-paid transportation, the Board has adopted a policy on this subject. This policy is included in the Board of Directors Independence Criteria, which is available on our website at http://www.eaton.com/governance.

In their review of director independence, the Board of Directors and its Governance Committee have considered the following circumstances:

1.	Directors G. S. Barrett, T. M. Bluedorn, C. M. Connor, M. J. Critelli, A. E. Johnson and G. R. Page are officers, employees, partners or advisors with firms that have had purchases and/or sales of property or services with us within the past three years or have occupied such positions within that three-year period. In all cases, the amounts of the purchases and sales were substantially less than the Board’s categorical standard for immateriality, that is, less than the greater of $1 million or 2% of the annual consolidated gross revenues of the director’s firm. Mr. Barrett is the Chief Executive Officer of Cardinal Health. Cardinal Health purchased $146,101 worth of Eaton products during 2011. Mr. Bluedorn is CEO and a director of Lennox International Inc. which purchased approximately $41,885 worth of Eaton products during 2011. Mr. Connor is CEO and a director of The Sherwin-Williams Company, which purchased approximately $47,103 worth of Eaton products and sold approximately $261,104 worth of products to Eaton during 2011. Mr. Critelli is the retired Executive Chairman of Pitney Bowes Inc. which purchased approximately $4,035,420 worth of Eaton products and sold approximately $279,056 worth of products to Eaton during 2011. Mr. Johnson is the retired Senior Vice President, Corporate Strategic Development of Lockheed Martin Corporation, which purchased approximately $70,606,602 worth of Eaton products and sold approximately $12,650 worth of products to Eaton during 2011. Mr. Page is Chairman and CEO of Cargill Incorporated which purchased approximately $278,629 worth of Eaton products and sold approximately $17,090 worth of products to Eaton during 2011.

2.	A sister of Mr. Connor has been employed by the Company in a non-officer position since 2000, preceding Mr. Connor’s election to the Board in 2006. Her 2011 total compensation as calculated using the same methodology that applies to Total Compensation as reported in the Summary Compensation Table, excluding the change in the actuarial present value of accumulated pension benefits, was $447,274. This amount includes base salary, cash awards earned under the incentive plans in which she participated, and the grant date fair value of equity awards granted to her in 2011. The employee received benefits and participated in programs provided to similarly situated Company employees.

3.	The use of our aircraft and other Company-paid transportation by all outside directors is consistent with the Board policy on that subject.

After reviewing the circumstances described above (which are the only relevant circumstances known to the Board of Directors), the Board has affirmatively determined that none of our outside directors has a material relationship with the Company other than in their capacities as directors and that each of the following directors, or retired directors that served on the Board for a portion of 2011, qualifies as independent under the Board’s independence criteria and the New York Stock Exchange standards: G. S. Barrett, T. M. Bluedorn, C. M. Connor, M. J. Critelli, C. E. Golden, E. Green (who retired from the Board at the 2011 annual meeting), A. E. Johnson, N. C. Lautenbach, D. L. McCoy, G. R. Page and G. L. Tooker. All members of the Audit, Compensation and Organization, Finance and Governance Committees qualify as independent under the standards described above.

The Board has also affirmatively determined that each member of the Audit Committee, that is, G. S. Barrett, M. J. Critelli, C. E. Golden, A. E. Johnson and G. R. Page, meets the special standards of independence required of them under the criteria of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and rules adopted thereunder by the Securities and Exchange Commission, and our Board of Directors independence criteria.

Review of Related Person Transactions — Our Board of Directors has adopted a written policy to identify and evaluate “related person transactions,” that is, transactions between us and any of our executive officers, directors, director nominees, 5%-plus security-holders or members of their “immediate families,” or organizations where they or their family members serve as officers or employees. The Board policy calls for the disinterested members of the Board’s Governance Committee to conduct an annual review of all such transactions. At the Committee’s direction, a survey is conducted annually of all transactions involving related persons, and the results are reviewed by the Committee in January of each year. As to any such transaction, the Committee is responsible to determine whether (i) it poses a significant risk of impairing, or appearing to impair, the judgment or objectivity of the individuals involved; (ii) it poses a significant risk of impairing, or appearing to impair, the independence of an outside director or director nominee; or (iii) its terms are less favorable to us than those generally available in the marketplace. Depending upon the Committee’s assessment of these risks, the Committee will respond appropriately. In addition, as required by the rules of the Securities and Exchange Commission, any transactions that are determined to be material to us or a related person are disclosed in our proxy statement.

In January 2012, the Governance Committee conducted an annual survey and found that since the beginning of 2011 the only related person transactions were those described in paragraphs numbered 1 and 2 under the heading “Director Independence” on page 11 and that none of our executive officers engaged in any such transactions. The Committee also concluded that none of the related person transactions posed risks to the Company in any of the areas described in items (i), (ii) or (iii)  above.

Board Committees — The Board of Directors has the following standing committees: Audit, Compensation and Organization, Executive, Finance and Governance.

Audit Committee. The functions of the Audit Committee include assisting the Board in overseeing the integrity of our financial statements and its systems of internal accounting and financial controls; the independence, qualifications and performance of our independent auditor; the performance of our internal auditors; and our compliance with legal and regulatory requirements. The Audit Committee exercises sole authority to appoint, compensate and terminate the independent auditor and pre-approves all auditing services and permitted non-audit services to be performed for the Company by the independent auditor. Among its other responsibilities, the Committee meets regularly with our independent auditor, Vice Chairman and Chief Financial and Planning Officer, Executive Vice President and General Counsel, Senior Vice President-Internal Audit, and Senior Vice President-Global Ethics and Compliance in separate executive sessions; approves the Committee’s report to be included in our annual proxy statement; assures that performance evaluations of the Audit Committee are conducted annually; and establishes procedures for the proper handling of complaints concerning accounting or auditing matters. Each Committee member meets the independence requirements, and all Committee members collectively meet the other requirements, of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission. Further, Committee members are prohibited from serving on more than two other public company audit committees. The Board of Directors has determined that each member of the Audit Committee is financially literate, that C. E. Golden qualifies as an audit committee financial expert (as defined in Securities and Exchange Commission rules) and that all members of the Audit Committee have accounting or related financial management expertise. The Audit Committee held eight meetings in 2011. Present members are Messrs. Barrett, Critelli, Golden, Johnson and Page (Chair).

Compensation and Organization Committee. The functions of the Compensation and Organization Committee include reviewing proposed organization or responsibility changes at the senior officer level; evaluating the performance of the Chief Executive Officer with input from all outside directors; reviewing the performance evaluations of the other senior officers; reviewing succession planning for key officer positions including the position of Chairman and Chief Executive Officer; and reviewing our practices for the recruitment and development of a diverse talent pool. The Committee is also responsible for annually determining the salary and short- and long-term incentive opportunities for each of our senior officers; establishing performance objectives under our short- and long-term incentive compensation plans and determining the attainment of such performance objectives; annually determining the aggregate amount of awards to be made under our short-term incentive compensation plans and adjusting those amounts as the Committee deems appropriate within the terms of those plans; annually determining the awards to be made to our senior officers under our short- and long-term incentive compensation plans;

administering stock plans; reviewing compensation practices as they relate to key employees to confirm that those plans remain equitable and competitive; reviewing significant new employee benefit plans or significant changes in such plans or changes with a disproportionate effect on our officers or primarily benefiting key employees; and preparing an annual report for our proxy statement regarding executive compensation. Additional information on the Committee’s processes and procedures is contained in the Compensation Discussion and Analysis portion of this proxy statement beginning on page 20. The Compensation and Organization Committee held six meetings in 2011. Present members are Ms. McCoy (Chair) and Messrs. Bluedorn, Connor, Lautenbach and Tooker.

Executive Committee. The functions of the Executive Committee include all of the functions of the Board of Directors other than the filling of vacancies in the Board of Directors or in any of its committees. The Executive Committee acts upon matters requiring Board action during the intervals between Board meetings. The Executive Committee did not meet during 2011. Mr. Cutler is a member of the Committee for the full twelve-month term and serves as Committee Chair. Each of the non-employee directors serves a four-month term.

Finance Committee. The functions of the Finance Committee include the periodic review of our financial condition and the recommendation of financial policies to the Board; analyzing Company policy regarding its debt-to-equity relationship; reviewing and making recommendations to the Board regarding our dividend policy; reviewing our cash flow, proposals for long- and short-term debt financing and the financial risk management program; meeting with and reviewing the performance of the management pension committees and any other fiduciaries appointed by the Board for pension and profit-sharing retirement plans; and reviewing the key assumptions used to calculate annual pension expense. The Finance Committee held two meetings in 2011. Present members are Ms. McCoy and Messrs. Barrett, Critelli, Golden (Chair) and Tooker.

Governance Committee. The responsibilities of the Governance Committee include recommending to the Board improvements in our corporate governance processes and any changes in the Board Governance Policies; advising the Board on changes in the size and composition of the Board; making recommendations to the Board regarding the structure and responsibilities of Board committees; and annually submitting to the Board candidates for members and chairs of each standing Board committee. The Governance Committee, in consultation with the Chief Executive Officer, identifies and recommends to the Board candidates for Board membership, reviews and recommends to the Board the nomination of directors for re-election; oversees the orientation of new directors and the ongoing education of the Board; recommends to the Board compensation of non-employee directors; administers the Board’s policy on director retirements and resignations; administers the directors’ stock ownership guidelines; and establishes guidelines and procedures to be used by the directors to evaluate the Board’s performance. The responsibilities of the Governance Committee also include providing oversight regarding significant public policy issues with respect to our relationships with shareholders, employees, customers, competitors, suppliers and the communities in which we operate, including such areas as ethics compliance, environmental, health and safety issues, community relations, government relations, charitable contributions and shareholder relations. The Governance Committee held five meetings in 2011. Present members are Messrs. Bluedorn, Connor, Johnson, Lautenbach (Chair) and Page.

Committee Charters and Policies — The Board committee charters are available on our website at http://www.eaton.com/governance.

In addition to the Board of Directors Governance Policies, certain other policies relating to corporate governance matters are adopted from time to time by Board committees, or by the Board itself upon recommendation of the committees.

Board Meetings — The Board of Directors held eleven meetings in 2011. Each of the directors attended at least 92% of the meetings of the Board and the committees on which he or she served. The average rate of attendance for all directors was 97.2%.

Audit Committee Report — The Audit Committee of the Board of Directors is responsible to assist the Board in overseeing (1) the integrity of the Company’s consolidated financial statements and its systems of internal accounting and financial controls; (2) the independence, qualifications and performance of the Company’s independent auditor; (3) the performance of the Company’s internal auditors and (4) the Company’s compliance with legal and regulatory requirements. The Committee’s specific responsibilities, as described in its charter, include the sole authority to appoint, terminate and compensate the Company’s independent auditor, and to pre-approve all audit services and other permitted non-audit services to be provided to the Company by the independent auditor. The Committee is comprised of five directors, all of whom are independent under the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the Board of Directors’ own independence criteria.

The Board of Directors amended the Committee’s charter most recently on October 26, 2011. A copy of the charter is available on the Company’s website at http://www.eaton.com/governance.

In carrying out its responsibilities, the Audit Committee has reviewed, and has discussed with the Company’s management and independent auditor, Ernst & Young LLP, the Company’s 2011 audited consolidated financial statements and the assessment of the Company’s internal control over financial reporting.

The Committee has also discussed with Ernst & Young the matters required to be discussed by applicable auditing standards.

The Committee has received the written disclosures from Ernst & Young regarding their independence from the Company that are required pursuant to Rule 3526 of the Public Company Accounting Oversight Board (“Communication with Audit Committees Concerning Independence”), has discussed with Ernst & Young their independence and has considered whether their provision of non-audit services to the Company is compatible with their independence.

For 2011 and 2010, Ernst & Young’s fees to the Company were as follows:

	2011	2010
Audit Fees	$17.1 million	$15.7 million
Includes Sarbanes-Oxley Section 404 attest services
Audit-Related Fees	0.5 million	0.3 million
Includes business acquisitions and divestitures
Tax Fees	4.3 million	3.4 million
Tax compliance services	1.7 million	1.2 million
Tax advisory services	2.6 million	2.2 million
All Other Fees	0	0

The Audit Committee approved all of the services shown in the above three categories in accordance with the Audit Committee’s pre-approval process. The Audit Committee did not approve any of the services shown in the above three categories through the use of the “de minimis” exception permitted by Securities and Exchange Commission rules.

The Audit Committee has adopted the following procedure for pre-approving audit services and other services to be provided by the Company independent auditor: specific services are preapproved from time to time by the Committee or by the Committee Chair on its behalf. As to any services approved by the Committee Chair, the approval is made in writing and is reported to the Committee at the following meeting of the Committee.

Based upon the Committee’s reviews and discussions referred to above, and in reliance upon them, the Committee has recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2011 be included in the Company’s annual report on Form 10-K, and the Board has approved their inclusion.

Respectfully submitted to the Company’s shareholders by the Audit Committee of the Board of Directors.

Gregory R. Page, Chair

George S. Barrett

Michael J. Critelli

Charles E. Golden

Arthur E. Johnson

Board of Directors Governance Policies — The Board revised the Board of Directors Governance Policies most recently in February 2012, as recommended by the Governance Committee of the Board. The revised Governance Policies are included in this proxy statement as Appendix A and are available on our website at http://www.eaton.com/governance.

Executive Sessions of the Non-Employee Directors — The policy of the Board of Directors is that the non-employee directors, who qualify as “independent” under the criteria of the Board of Directors and the New York Stock Exchange, meet in Executive Session at each regular Board meeting, without the Chairman and Chief Executive Officer or other members of management present, to discuss whatever topics they may deem appropriate. At the present time, all non-employee directors meet the independence criteria. As described more fully in the section below entitled “Leadership Structure,” the Lead Director chairs the Executive Sessions of the Board of Directors.

At each meeting of the Audit, Compensation and Organization, Finance and Governance Committees, an Executive Session is held at which only the Committee members (all of whom qualify as independent) are in attendance, without any members of our management present, to discuss whatever topics they may deem appropriate.

Leadership Structure — Our governance structure follows a successful leadership model under which our Chief Executive Officer also serves as Chairman of the Board. Recognizing that different leadership models may work well for other companies at different times depending upon individual circumstances, we believe that our Company has been well-served by the combined Chief Executive Officer and Chairman leadership structure, and that this approach has continued to be highly effective with the addition of a Lead Director. We believe we have greatly benefited from having a single person setting the tone and direction for the Company and having primary responsibility for managing our operations, while allowing the Board to carry out its oversight responsibilities with the equal involvement of each independent director.

Our Board is comprised exclusively of independent directors, except for our Chairman. Of our ten non-employee directors, five are currently serving or have served as a chief executive officer of a publicly-traded company. The Audit, Compensation and Organization, Finance and Governance Committees are chaired by independent directors. Our Chairman and Chief Executive Officer has benefited from the extensive leadership experience of our Board of Directors.

Annually, the Board evaluates the leadership structure and it will continue to do so as circumstances change, including when a new Chief Executive Officer is elected. In its January 2012 annual evaluation, the Board concluded that the current leadership structure — under which our Chief Executive Officer serves as Chairman of the Board, our Board committees are chaired by independent directors, and a Lead Director assumes specified responsibilities on behalf of the independent directors — remains the optimal board leadership structure for our Company and our shareholders at the present time.

Lead Director — Ned C. Lautenbach, who has served on our Board since 1997, was elected Lead Director by our independent directors during 2010. The Lead Director has specific responsibilities,

including chairing Executive Sessions of the Board, coordinating the agenda for Board meetings with the Chairman on behalf of the independent directors, ensuring the quality and timeliness of information sent to the Board, and serving as a Board focal point for communications with shareholders and other Company stakeholders. The Lead Director has the authority to call meetings of the independent directors, and to retain outside advisors who report directly to the Board of Directors.

Oversight of Risk Management — Management continually monitors the material risks facing the Company, including strategic risk, financial risk, operational risk, and legal and compliance risk. The Board of Directors has chosen to retain overall responsibility for risk assessment and oversight at the Board level in light of the interrelated nature of the elements of risk, rather than delegating this responsibility to a Board committee. The Board has responsibility for overseeing the strategic planning process and reviewing and monitoring management’s execution of the corporate and business plan. As described below, the Board receives assistance from certain of its committees for the identification and monitoring of those risks that are related to the committees’ areas of focus as described in each committee charter. The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board.

The Audit Committee considers risks related to internal controls, disclosure, financial reporting and legal and compliance matters. Among other processes, the Audit Committee meets regularly in closed-door sessions with our internal and external auditors, senior members of the Finance function, the Executive Vice President and General Counsel and the Senior Vice President-Global Ethics and Compliance. As described more fully below in the section entitled “Relationship Between Compensation Plans and Risk,” the Compensation and Organization Committee reviews risks associated with the Company’s compensation programs, to ensure that incentive compensation arrangements for senior executives do not encourage inappropriate risk taking. The Governance Committee considers risks related to corporate governance, such as director independence and related person transactions, and risks associated with the environment, health and safety.

Communications to the Board — The Board of Directors provides the following process for shareholders and other interested parties to send communications to the Board, individual directors, or the non-employee directors as a group:

Shareholders and other interested parties may send such communications by mail or courier delivery addressed as follows:

Corporate Secretary

Eaton Corporation

1111 Superior Avenue

Cleveland, Ohio 44114

In general, the Corporate Secretary forwards all such communications to the Lead Director. The Lead Director in turn determines whether the communications should be forwarded to other members of the Board and, if so, forwards them accordingly. However, for communications addressed to a particular member of the Board, the Chair of a particular Board committee or the non-employee directors as a group, the Corporate Secretary forwards those communications directly to those individuals.

However, the directors have requested that communications that do not directly relate to their duties and responsibilities as our directors be excluded from distribution and deleted from email that they access directly. Such excluded items include “spam,” advertisements, mass mailings, form letters and email campaigns that involve unduly large numbers of similar communications, solicitations for goods, services, employment or contributions, surveys and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will be screened for omission. Any omitted or deleted communications will be made available to any director upon request.

Director Attendance at Annual Shareholder Meetings — The policy of the Board of Directors is that all directors should attend annual shareholder meetings. At our 2011 annual meeting held April 27, 2011, all eleven members then serving on the Board were in attendance.

Code of Ethics — We have a Code of Ethics that was approved by the Board of Directors. We provide training globally for all employees on our Code of Ethics. We require that all directors, officers and employees of the Company, our subsidiaries and affiliates, abide by our Code of Ethics, which is available on our website at http://www.eaton.com/governance.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Organization Committee of the Board of Directors (the “Committee”) determines the compensation for our elected officers and reviews, approves and oversees the administration of all of our executive compensation plans and programs. The Committee consists of five independent non-employee directors and is supported by our Human Resources department as well as one or more independent compensation consultants who are chosen, retained and directed by the Committee.

The Committee’s charter and key responsibilities are available on our website at http://www.eaton.com/governance. Please note that the use of the terms “we,” “us” or “our” throughout this Compensation Discussion and Analysis refers to the Company or its management.

Advisory Approval of the Company’s Executive Compensation

We design our executive compensation plans and programs to help us attract, motivate, reward and retain highly qualified executives who are capable of creating sustained value for our shareholders. We implement compensation programs that promote a performance-based culture and are intended to align the interests of our executives with those of our shareholders. The Board of Directors is committed to understanding the views of our shareholders by providing an opportunity to endorse our executive compensation through an advisory vote.

In 2011, 94% of our shareholders approved our executives’ compensation in a non-binding vote. The Committee carefully considered the results of our 2011 advisory vote on executive compensation, and considered a variety of other information as discussed in this Compensation Discussion and Analysis. After taking into account all of that information, the Committee did not make any fundamental changes to the structure of our executive compensation plans and programs or our pay-for-performance philosophy in light of the results of the advisory vote. However we did make the adjustments noted in the “Summary of Changes Made to Executive Compensation Programs During 2011” on page 22 because we believe these changes represent best practices and are in the best interest of our shareholders.

We believe that our executive compensation design and strategy, as guided by the principles described on the following pages, were critical factors in motivating executives to seek innovative solutions, which helped us emerge from the economic downturn as a stronger Company. As you consider your vote on our executive compensation in 2012, we strongly encourage you to review the Compensation Discussion and Analysis and compensation tables in this document for detailed information on the extensive processes and factors the Committee considers when establishing performance objectives and pay targets and in making decisions regarding actual rewards from our short- and long-term performance-based incentive plans. In summary, the foundation of our executive compensation program rests on the following principles and best practices:

•	Our Committee is comprised solely of independent directors who are committed to upholding strong governance practices;

•	Under our compensation plans, pay and performance are closely aligned such that, on average, 83% of an executive’s compensation is performance-based;

•	Our compensation plans emphasize long-term performance and utilize a balanced portfolio of cash and equity to reward sustained performance over time;

•	Our short- and long-term incentive programs are capped at individual and aggregate levels to eliminate the potential for unintended windfalls;

•	We have share ownership and holding requirements in place for our executives and Board of Directors;

•	We have formal clawback and anti-hedging polices; and

•	We do not enter into employment contracts with any of our Named Executive Officers or other U.S. salaried employees.

2012 Stock Plan

Our Board of Directors believes that equity-based incentives are important factors in attracting and retaining highly qualified executives, and that equity-based incentives help to align the interests of our executives with those of our shareholders. The Board believes that shareholder-approved stock plans have been instrumental in leading us out of the economic downturn and producing our strong financial performance. Therefore, our Board is submitting a new share-based plan called the “2012 Stock Plan” for your approval. The plan enables non-employee directors and employees to participate in the Company’s future growth and success by aligning their interests with those of our shareholders. The plan is intended to help us attract, motivate, reward and retain outstanding talent in non-employee director, professional and management positions. Details of the 2012 Stock Plan can be found on page 63 and the Board encourages you to vote “for” our 2012 Stock Plan.

Executive Summary

Ten-year History: Compensation for Our Chief Executive Officer and Cumulative Shareholder Returns

Our executive compensation program reflects the belief that the amount earned by our executives must, to a significant extent, depend on achieving rigorous Company, business unit and individual performance objectives designed to enhance shareholder value. The following chart illustrates our Chairman and Chief Executive Officer’s compensation and cumulative return to shareholders over the last ten years. The table clearly illustrates the correlation between pay and the performance we are delivering to our shareholders.

*	CEO total direct compensation is the sum of the annual base salary, short-term incentive award earned in each respective year, long-term cash incentive award earned for the period-ending in each respective year, and grant date value of stock options and restricted share units awarded in each respective year.

**	Eaton’s peer group includes: ABB Ltd., Danaher Corporation, Dover Corporation, Emerson Electric, General Electric Company, Honeywell International, Inc., Illinois Tool Works, Inc., Ingersoll-Rand Company, Ltd., ITT Corporation, Parker Hannifin Corporation, Siemens AG, SPX Corporation, Textron, Inc., 3M Company, Tyco International Ltd., and United Technologies. Our Peer Group and how we use the financial and compensation data reported by these companies is described on page 30.

Summary of 2011 Financial Performance

2011 was a year of very strong performance for Eaton. Sales exceeded $16 billion for the first time and operating earnings per share were 15% above our previous record. We also completed nine acquisitions during the year. A few highlights of our 2011 achievements include:

•Record Net Sales of $16 billion represent a 17% improvement compared to the year ended December 31, 2010.

•Record Operating EPS of $3.96 represent a 41% improvement compared to the year ended December 31, 2010.
•Our operating cash flow totaled $1.25 billion.

Summary of Changes Made to Executive Compensation Programs During 2011

•	We eliminated the vehicle allowance paid to Named Executive Officers and certain other executives.

•	Future change of control agreement will not contain tax gross-up provisions, as described on page 41.

•

We delivered equity grants in a mix of stock options and restricted share units (RSUs) to our Named Executive Officers and certain other executives. Our executives did not receive stock options in 2009 or 2010. Instead, they received RSUs and, in limited circumstances, retention restricted share grants.

Summary of Performance-Based Compensation Earned During Award Periods Ending December 31, 2011

The following paragraphs summarize actual results compared to performance objectives under the short- and long-term incentive award periods that ended on December 31, 2011. The objectives under these plans were developed with the intent of maximizing value for our shareholders.

Short-Term Incentive Compensation

Senior Executive Incentive Plan and Executive Incentive Plan — Our Named Executive Officers earned short-term incentive awards that ranged from 96% to 203% of their base salaries as a result of our performance relative to our objectives. We establish a competitive annual cash incentive compensation opportunity for our executives who participate in either our Senior Executive Incentive Compensation Plan (the “Senior EIC Plan”) or our Executive Incentive Compensation Plan (the “EIC Plan”). Those executives who participate in one plan do not participate in the other plan. Additional details of the Senior EIC and EIC Plans are provided on page 32 and the 2011 goals and results are summarized below.

2011 Senior EIC Plan participants include Mr. Cutler and each officer reporting directly to him. In addition to Mr. Cutler, the Named Executive Officers who participate in this plan include Messrs. Arnold, Fearon, Gross and McGuire. For 2011, the Committee established a bonus pool under the Senior EIC Plan equal to 2% of our Annual Net Income (as defined under the Plan) and also assigned a percentage share of the Net Income Incentive pool to each participant in the Senior EIC Plan, thus setting the maximum amount that the participant could receive under the Plan for 2011. The actual pool generated under the plan was approximately $27 million.

Although the initial incentive payout for each participant in the Senior EIC Plan is formula driven, the Committee considers a variety of quantitative and qualitative factors in exercising its discretion to reduce the formula-driven awards that are generated by the Net Income Pool. The quantitative factors include our performance relative to the Operating Earnings Per Share (“EPS”) (which excludes acquisition integration charges) and Cash Flow Return on Gross Capital (“CFR”) objectives, weighted equally, that were established under our EIC Plan. For 2011, these objectives were achieved at the 136% of target, as shown in the following table:

	2011 Executive Incentive Plan Objectives			2011 Results
	Threshold	Target	Maximum
Payout as % of Target	50%	100%	200%	136%
CFR (weighting 50%)	17.0%	18.3%	20.2%	18.2%
Operating EPS (weighting 50%)	$3.20	$3.58	$4.08	$3.96

Qualitative factors include, but are not limited to, items such as: success in achieving the annual financial plan for the executive’s business unit; success in achieving growth goals; success in achieving operational excellence goals; success in building organizational capacity; and demonstration of targeted leadership competencies.

After considering these factors, the Committee exercised its judgment to reduce the formula-driven awards that were generated by the Net Income Pool. These final awards were consistent with the awards delivered to other executives who participate in the EIC Plan. The Committee believes it is appropriate to align the payouts under the two plans so that all employees are focused on the same objectives.

Long-Term Incentive Compensation

2008-2011 Executive Strategic Incentive Plan — In February 2008, the Committee established EPS compound growth rate and CFR performance goals for the 2008-2011 Executive Strategic Incentive

Plan (“ESIP”), which is our long-term, cash-based incentive plan. Awards under our 2008-2011 ESIP award period were delivered at 25% of target, principally due to the lower than target performance during the recession in 2008 and 2009.

The 2008-2011 ESIP objectives and results were as follows:

	2008-2011 ESIP Objectives
	CFR Threshold	Threshold	Target	Maximum	Results
Payout as % of Target	50%	50%	100%	200%	25%
CFR (weighting 50%)	14.0%	23.2%	25.3%	27.6%	16.3%
Operating EPS (weighting 50%)	n/a	$17.62	$19.81	$22.23	$11.50
Growth		10%	15%	20%

2009-2011 Extension Plan Awards — Extension Plans were intended to provide executives with the potential to earn a portion of the long-term incentive opportunity that became unattainable as a result of the recession, provided that Eaton met its key 2009, 2010 and 2011 goals. The Committee approved Extension Plan performance goals for each respective year, which mirrored the 2009, 2010 and 2011 one-year EIC objectives. These one-year goals were designed to capture the full benefits of the restructuring and reengineering actions undertaken during the recession. The maximum payment that could be achieved for the 2009-2011 Extension Plan award period was 125%. A payment at that level could only be generated if the goals for each respective year were achieved at the maximum level. We did not meet the 2009 goals. Although we exceeded the one-year goals established for 2010, the objectives were capped at 100% of target. The 2011 goals were achieved above target, however were also capped at 100%. The results for each year were weighted equally, resulting in an average of 67% goal achievement for the three-year period. This 67% is multiplied by the cap on the award period (125%) and results in an 84% payout. The Extension Plan goals and results are shown below.

	2009-2011 Extension Plan Objectives
	Threshold	Target	Maximum	Cap on Extension Plan Payout	Results
2009
Payout as % of Target	50%	100%	100%	65%	0%
CFR (weighting 50%)	11.9%	14.4%	17.0%		10.7%
Operating EPS (weighting 50%)	$1.58	$2.25	$2.93		$1.30
2010
Payout as % of Target	50%	100%	100%	100%	100%
CFR (weighting 50%)	11.1%	12.7%	15.1%		15.8%
Operating EPS (weighting 50%)	$1.33	$1.75	$2.35		$2.81
2011
Payout as % of Target	50%	100%	100%	125%	100%
CFR (weighting 50%)	17.0%	18.3%	20.2%		18.2%
Operating EPS (weighting 50%)	$3.20	$3.58	$4.08		$3.96
ACTUAL EXTENSION PLAN PAYOUT AS % OF TARGET					84%

The combined 2008-2011 ESIP and 2009-2011 Extension Plan award opportunities were capped at 150% of the combined target opportunities. Actual combined awards were delivered at 109% of the combined target opportunities.

Pay Mix: 2011 Target Compensation for Our Chairman and Chief Executive Officer

The chart on page 21 illustrates the historical correlation between our CEO’s pay and our performance and the charts below represent the portion of our executives’ compensation that is at-risk and tied to our performance. Specifically, the charts below illustrate the mix of Mr. Cutler’s target compensation established in 2011 as a proxy for the mix of pay of our other executives. “Fixed Pay” represents the annualized base salary the Committee approved in February 2011 and differs from the base salary reported in the Summary Compensation Table, which reflects base salary actually paid in 2011. The values for the performance-based pay elements are reported in the Grants of Plan Based Award table. Items categorized as “All Other Compensation” and “Changes in Pension Values and Nonqualified Deferred Compensation,” as shown in the Summary Compensation Table, are not included in the charts below because the Committee does not consider these items in the context of its annual compensation decisions.

Summary of Actual Pay Earned by Our Chief Executive Officer in 2011 Compared to Performance

Our compensation programs for Mr. Cutler and the other Named Executive Officers are heavily weighted on performance. The following table summarizes Mr. Cutler’s 2011 realized pay and performance over the period in which the elements of compensation were earned. The information in this table is intended to supplement the information contained in the Summary Compensation Table on page 45. The table differs substantially from the Summary Compensation Table required by the SEC and is not a substitute for that or any other prescribed table. Whereas the Summary Compensation Table combines pay actually received (such as base salary and annual and long-term cash incentive payments) with the accounting value of equity compensation granted during the year, which may or may not be earned, the following table below reports the elements of compensation received and/or realized by our Chief Executive Officer in 2011. Specifically, the values for equity awards in the following table do not represent the grant date fair value of equity awards that were granted in 2011, which is shown in the Summary Compensation Table. Instead, the equity grants reported in the following table reflect gross compensation prior to the deduction of applicable taxes upon the exercise of stock options and vesting of restricted share awards in 2011, irrespective of when the awards were granted. In addition, executive benefits and items reported as “other” compensation as well as compensation that is based upon the change in pension values and above-market nonqualified deferred compensation earnings is not shown in the table below, but it is included in the Summary Compensation Table. The Committee reviews these elements of compensation as part of the Tally Sheet review discussed on page 30 in the context of a competitive overall benefit design and not as an element of its annual compensation decisions.

We believe this table provides shareholders with an additional view of the correlation between the compensation actually realized by our Chief Executive Officer and our financial performance.

COMPENSATION REALIZED BY OUR CHIEF EXECUTIVE OFFICER IN 2011
Compensation Component	Period Earned	Target	Amount Earned		Performance Results
Cash
Base Salary	2011	$1,203,000		$1,203,000	We generally target the market median when establishing base salaries. Mr. Cutler did not receive a base salary increase in 2011.

Annual Incentive	2011	$1,500,000		$2,448,000

The individual target was set at 125% of base salary. Actual 2011 annual incentive represents Mr. Cutler’s actual earned Senior EIC award. The Committee elected to reduce the award generated by the Net Income Pool by $5,922,000. Mr. Cutler’s actual award of 163% of his individual target is consistent with awards delivered to other executives.

Long-Term Cash (ESIP)	2008-2011 Cash Contingent Share Units Dividend Equivalents	$1,760,000 41,100	$ $	450,559 10,275 45,621	In 2008, EPS and CFR objectives for the 2008-2011 ESIP award period were established. This award was denominated in contingent share units (CSUs) using the average closing price over the first 20 trading days of the award period ($42.75). The CSUs were adjusted for goal achievement (25%) and converted back to cash based on our average share price over the last 20 trading days of the award period ($43.85) to determine the final payout. Dividend equivalents in the amount of $45,621 were paid based on the final number of CSUs.

Long-Term Cash (Extension Plan)	2009-2011 Contingent Share Units Extension Plan Payout	41,100		$34,524 1,513,878

In 2009, the Committee approved Extension Plan Awards. The individual Extension Plan target opportunity was equal to the target number of CSUs established for the 2008-2011 ESIP award period (described above). Objectives mirrored the 2009, 2010, and 2011 CFR and EPS goals that were established for our short-term Executive Incentive Plan for each year. Each year’s objectives were weighted equally and were capped at 100% of target, resulting in overall goal achievement of 84% of target. The CSUs were adjusted for goal achievement (84%) and converted back to cash based on our average share price over the last 20 trading days of the award period ($43.85). Dividend equivalents were not paid on the CSUs associated with the Extension Plan.

TOTAL REALIZED CASH				$5,661,058

Equity Amounts realized upon the Exercise of Stock Options and Vesting of Restricted Share Awards and Restricted Share Units.

Stock Option Exercises		n/a		$18,168,617	Gains upon the exercise of stock options were based on the stock price appreciation from 2002-2011. Shareholders also experienced a 12.1% cumulative compound annual return during this time period. Additional details, including the number of share exercised, are reported in the Option Exercises and Stock Vested Table on page 52.

Restricted Share Awards/Units Vesting		n/a		$1,910,546	This represents the vesting of 36,250 restricted share awards that were granted in 2009 and 2010. Additional details are reported in the Option Exercises and Stock Vested table on page 52.

TOTAL REALIZED VALUE FROM EQUITY				$20,079,163

TOTAL REALIZED COMPENSATION				$25,740,221

Information About Our Compensation Philosophy, Plans and Programs

Our Executive Compensation Philosophy — We design our executive compensation plans and programs to help us attract, motivate, reward and retain highly qualified executives capable of creating long-term and sustained value for our shareholders. We implement compensation programs that are intended to align the interests of our executives with those of our shareholders. In addition, we endorse compensation actions that fairly reflect company performance as well as the responsibilities and personal performance of individual executives. Our executive compensation philosophy is reviewed and updated by the Committee annually, typically in January.

Pay for Performance Culture — Our executive compensation program reflects the belief that a significant portion of earned compensation must depend on achieving rigorous Company, business unit and individual performance objectives designed to enhance shareholder value. Our executive incentive compensation programs are intended to deliver target awards when our performance aligns with the peer group median performance and awards that exceed 150% of target when our performance is at or above the top quartile of the peer group.

Market Competitiveness — We target total compensation to be within the median range of compensation paid by similarly-sized industrial companies. For this purpose, total compensation includes base salary, a target annual cash incentive opportunity, a target long-term cash incentive opportunity and equity-based incentives. We continuously monitor and assess the competitive retention and recruiting pressures for executive talent in applicable industries and markets. As a result, the Committee has periodically exercised its judgment to set target compensation levels of certain executives above the market median in order to foster retention.

Internal Pay Equity — Internal equity among similarly-situated positions is an important consideration in establishing individual pay targets. When determining what positions are similarly situated, we consider: the essential functions of the position, ability to influence results, educational requirements for the position, leadership level, and job demands such as frequency of travel and being required to respond to business matters at any time under any circumstances. We measure and maintain internal equity by reviewing an employee’s salary relative to the midpoint of the salary range for his or her position and by establishing approximately the same target incentive opportunities for similarly situated positions.

Use of Compensation Consultants — The Committee selects and retains the services of an independent executive compensation consultant to support its oversight and management of our executive compensation programs. The Committee validates our executive compensation plans and programs through periodic comprehensive studies conducted with the assistance of its consultant. For several years, and again in 2011, the Committee retained Peter Egan, a senior consultant with Aon Hewitt, as its primary advisor to assist the Committee in its review of our executive compensation policies, programs and processes. In 2011, Mr. Egan performed the following assignments for the Committee:

•	Reviewed all Company-prepared materials in advance of each Committee meeting;

•	Assisted the Committee in its review and discussions of all material agenda items throughout the year;

•	Provided the Committee with his independent review and confirmation of our analytical work;

•	Provided insight and advice to the Committee and management in connection with possible design changes to our equity grants and incentive plans;

•

Provided the Committee with feedback regarding the appropriateness of individual executive total compensation plans including specific recommendations regarding the total compensation plan for Mr. Cutler; and

•	Provided the Committee with insight and advice on appropriate alternatives to consider in responding to the effect of the unprecedented global economic crisis on our compensation programs.

In 2011, the Committee also selected and retained Dr. David Hofrichter, an independent consultant from Aon Hewitt, to coordinate and support the process of conducting the Chief Executive Officer’s annual performance appraisal. After reviewing a comprehensive annual goal report and self-evaluation prepared by our Chairman and Chief Executive Officer, each director confidentially provided Dr. Hofrichter with his or her independent ratings recommendations, comments and suggestions for performance improvement. The items that were addressed in this review included:

•	Long-term strategy development and progress;

•	Our operations and financial results;

•	Success in building organizational depth, capability and diversity;

•	Board support and development;

•	Shareholder engagement;

•	Execution of corporate governance practices;

•	Personal leadership style; and

•	Community and industry involvement.

Each director’s feedback on these performance areas was compiled anonymously and independent of management by Dr. Hofrichter. He prepared a draft consensus evaluation for review and approval by Ms. McCoy, Chair of the Committee. This evaluation was also reviewed in an Executive Session of the Board of Directors and shared with our Chairman and Chief Executive Officer prior to his performance evaluation discussion with Ms. McCoy and Mr. Ned Lautenbach, our lead director. The Committee used this appraisal as one of several factors in determining Mr. Cutler’s payout under our short-term incentive plan. The results of the annual appraisal are also considered when determining any adjustments to Mr. Cutler’s base salary or his short- and long-term incentive targets.

The Committee has adopted a formal policy that requires us to obtain its review and approval prior to awarding any material consulting assignment to any firm that has already been engaged by the Committee. This policy ensures the Committee’s consultant is well-positioned to provide qualified independent advice on executive compensation and governance matters. In 2011, the only work performed by Aon Hewitt was advice and recommendations to the Committee with respect to executive and director compensation.

In addition to the Committee’s work with Aon Hewitt, we also employ a variety of outside compensation, benefit and actuarial consultants to support various types of technical and administrative work. Typically, this includes data analysis, broad-based employee compensation and benefit benchmarking and design, actuarial work, drafting selected employee communications, business processes and administrative recordkeeping services, and assistance with acquisition and divestiture due diligence. We choose firms for individual consulting and service assignments based upon their specific project capabilities and the proposed price for their work.

How We Set and Validate Pay

We prepare four primary analyses that the Committee uses to establish and validate our compensation plans and programs. These analyses are summarized in the table below and discussed in greater detail on the following pages.

Analysis	Data Source	Objective/ How It’s Used	When It’s Conducted
Total Compensation Analysis and Planning Process	Aon Hewitt and Towers Watson Executive compensation databases	Setting base pay, and short- and long-term incentive targets for the next year/award cycle	October — February
Tally Sheets	Internal compensation and benefits data

Evaluating the total remuneration and internal pay equity for the CEO and his direct reports. This includes reviewing projected payments to each under various termination scenarios. This analysis assists the Committee in determining whether adjustments to our compensation plans or programs are necessary.

February
Peer Pay and Performance Analysis	Peer Group publicly-available financial and compensation information as reported by the 16 Diversified Industrial Companies that have been identified as Peers for strategic planning purposes

Comparing multiple pay and performance results with that of the Peer Group over one-, three- and five-year time periods using a wide range of performance metrics. This helps to confirm the efficacy of the “Total Compensation Analysis and Planning Process” or identify areas that may require analysis during that process.

July
Peer Pay Targeting and Performance Hurdle Analysis	Peer Group publicly-available financial and compensation information as reported by the 16 Diversified Industrial Companies that have been identified as Peers for strategic planning purposes

Providing insight into how each of our peers and their peers establish their pay for performance profile. This report also analyzes whether we are setting appropriately high performance hurdles in our incentive plans. This is also used to guide future performance target setting in order to achieve our strategic objectives.

July

Our Total Compensation Analysis and Planning Process

Compensation Surveys — We subscribe to and participate in executive compensation surveys published by two national consulting firms, Aon Hewitt and Towers Watson. We use the data reported in these surveys to prepare a market analysis that the Committee uses to establish individual compensation targets for our executives. When conducting our market analysis, we use the survey results for “Industrial” companies (as categorized by the survey vendors), that may be publicly or privately held, and that have revenues between $5 billion and $30 billion. The companies that participate in each vendor’s survey vary, and there are approximately 100-120 companies represented in the $5 billion to $30 billion scope we extract from each vendor’s database. Although each vendor publishes a list of companies that participate in its survey, we have no way of identifying the specific companies that reported data for the positions to which we benchmark our executives’ positions. For example, 20 companies may report data for a given position or component of pay; however, we are not able to ascertain which 20 of the 120 companies that participated in the survey reported data for that particular position or component. As such, we are neither able to identify nor accurately provide a list of companies that report data for the components that we use as the basis for establishing our executives’ targets.

Compensation for the Named Executive Officers and the majority of our other executives is intended to align with the survey median and our revenue falls at approximately the median revenue of the survey respondents. From time to time, the Committee exercises its judgment to set target compensation levels for select executives above the survey median in order to foster retention or recognize market-competitiveness for certain positions. Similarly, the Committee may also exercise its judgment to set target compensation levels below the survey median based on items such as the position’s ability to influence results, reporting relationship, length of an executive’s time in that position and individual performance.

Market Analysis — From October through December of each year, we conduct a market analysis that aligns each of our executive’s positions with comparable positions as reported in each of the two surveys. If the surveys do not report data for a specific executive officer’s position, each compensation component for that position is extrapolated from the available survey data. The components of compensation included in our analysis are: base salary, annual incentive opportunity, total annual cash compensation, long-term incentive opportunity and total direct compensation. We prepare a comprehensive worksheet for the Committee that compares each component of our executives’ compensation to the average of the survey median data for each compensation component. This provides the Committee with a “current” view of how each executive officer’s resulting total compensation plan will compare to current market practices for similar positions among the similarly-sized industrial companies. The Committee uses this data to establish base salary levels, target annual incentive opportunities and target long-term incentive opportunities for the next fiscal year.

As a key part of the Total Compensation Analysis and Planning Process, Mr. Cutler meets individually with his direct reports to discuss the performance assessment for their respective direct reports and to formulate initial recommendations for an appropriate total compensation plan for each executive. No member of management, including Mr. Cutler, makes recommendations regarding his or her own pay. In preparing his recommendations, Mr. Cutler considers individual performance as well as any element of an executive’s compensation plan that is above or below the market median. Mr. Cutler presents to the Committee the proposed total compensation plan for each elected officer who reports directly to him and the elected officers who lead our operational and functional business groups. Following this discussion, which occurs annually in February, the Committee establishes a total compensation plan for each executive officer. The Committee also meets in Executive Session with its independent consultant (but with no members of our management in attendance) to review the same comprehensive market data for Mr. Cutler’s position and to establish a total compensation plan for him. In 2011, the Committee followed this process to establish the total compensation plans for Mr. Cutler and our other executive officers.

How We Validate Whether Our Compensation Programs, Philosophy and Opportunities are Appropriate

Use of Tally Sheets — In February of each year, we provide the Committee with a comprehensive compensation Tally Sheet for each Named Executive Officer. The Tally Sheet is reviewed prior to making decisions about the compensation of the Named Executive Officers for the next year. The Tally Sheet includes all components of each executive’s current compensation including: base salary, annual incentive compensation, long-term cash incentive compensation, equity incentive compensation, retirement and savings programs, health and welfare programs and the cost of personal executive benefits.

In reviewing these Tally Sheets, the Committee also reviews potential payments under various termination of employment scenarios, including in the event of a change of control of the company. This process includes a review of potential severance payments that we would expect to make, the potential values of vested and unvested restricted share awards, RSUs and stock options, and accumulated balances and projected payment obligations in connection with our retirement and savings programs, including our deferred compensation and limited service supplement and restoration retirement income plans.

Based upon this review in 2011, the Committee determined that total compensation in the aggregate for Mr. Cutler and the other Named Executive Officers is appropriate. This analysis did not suggest the need for any material changes to our executive compensation program or its administration.

Peer Group — We do not consider the companies that respond to the surveys described under “Compensation Surveys” as our Peer Group. Instead, we have identified a group of 16 publicly-held diversified industrial companies as our Peers. Our Peer Group is the same group used by our Board of Directors in reviewing our Strategic Plan and Annual Profit Plan, which are the basis for setting short- and long-term incentive plan performance goals. We rank at approximately the median of this group in terms of revenue. In 2011, the Peer Group consisted of the following organizations:

ABB Ltd. Danaher Corporation Dover Corporation Emerson Electric General Electric Company Honeywell International, Inc. Illinois Tool Works, Inc. Ingersoll-Rand Company, Ltd.	ITT Corporation Parker Hannifin Corporation Siemens AG SPX Corporation Textron, Inc. 3M Company Tyco International Ltd. United Technologies

We do not use the pay reported by these sixteen companies to establish individual compensation opportunities, but each July we do share with our Committee these companies’ publicly-reported financial and compensation data to retrospectively compare financial performance and target and actual compensation for Named Executive Officers. The Peer Group studies are not used to set individual compensation targets, but do provide insight that the Committee considers when making decisions on future compensation strategies. For example, if we observe a significant discrepancy between the compensation opportunity for one of our Named Executive Officers and the compensation opportunity for the comparable position among the Peer Group, we may consider the peer proxy data as a secondary data point during the compensation planning process that takes place during the following February. This secondary data point supplements, but does not replace, the survey data that is used as the basis for making compensation recommendations. Additionally, we use our Peers’ publicly-reported data to determine how each establishes its pay for performance profile relative to its own peer group in an effort to determine whether we are setting appropriately high performance hurdles for our incentive plans.

In February 2012, the Board of Directors reviewed the composition of our Peer Group and determined it would be appropriate to remove ITT Corporation and Tyco International, Ltd. from our Peer Group.

Starting in 2013, this updated Peer Group will be the basis for our Strategic Planning and Annual Profit Plan analyses, setting short- and long-term incentive plan objectives, and Peer Pay for Performance and Pay Targeting and Performance Hurdle Analyses.

Pay and Performance Analysis — The Committee uses this analysis to assess whether our pay for performance profile is appropriate and aligned with industry and Peer Group practices. In addition, we and the Committee use this comprehensive Peer Group financial analysis, together with available analyst reports on our Company and our Peer Group, to support the process of reviewing and establishing our stretch short- and long-term cash and equity incentive plan goals that are intended to drive and reward top quartile performance.

We provide the Committee with an analysis that includes compensation data reported by each Peer Group company for its Chairman and Chief Executive Officer, its Chief Financial Officer and, to the extent available, any positions that are equivalent to those held by our other Named Executive Officers. The analysis also compares our performance with that of the Peer Group over one-, three- and five-year time periods using a wide range of performance metrics. This provides the Committee with insight into how each of the Peer Group companies has actually rewarded its executive officers in comparison to the returns that it produced for its investors. As part of this process, the Committee’s independent compensation consultant provides the Committee with his views and commentary on our analysis.

Pay Targeting and Performance Hurdle Analysis — This study is intended to provide the Committee with insight into how each of our Peer Group companies establishes its “pay for performance” profile. In February of each year, the Committee uses EPS growth rate guidance as a key starting point for setting aggressive performance hurdles for our short- and long-term performance-based pay plans. In July of each year, we prepare this analysis which is based upon publicly available information and analysts’ reports. The analysis attempts to estimate the industry EPS expectations for the Peer companies as reported by the market analysts who follow them, and how each of the companies in our Peer Group:

•	Determines its own individual peer group;

•	Establishes target compensation levels as compared to the companies in its own peer group;

•	Sets its publicly announced EPS guidance (if any) compared to each of the companies in its own peer group; and

In 2010, these two analyses led to decisions to adjust our compensation programs in 2011, such as the decision to deliver additional restricted share grants for the Named Executive Officers whose long-term incentive opportunities were substantially lower than those of their external peers.

Components of Our Executive Compensation Program

Base Salary — We pay a competitive base salary to our executive officers in recognition of their job responsibilities. In general, the Committee sets base salaries at approximately the market median as described in the Total Compensation Analysis and Planning Process. On occasion, the Committee may set an executive’s base salary above the reported market median to foster retention and/or recognize superior performance. Executives must demonstrate consistently effective individual performance in order to be eligible for a base salary increase. In making salary adjustments, the Committee considers the executive’s base salary and total compensation relative to the market median and other factors such as: individual performance against business plans, initiative and leadership, time in position, experience, knowledge and success in building organizational capability.

2011 Base Salary Actions — During the 2011 Total Compensation Analysis and Planning Process, the Committee reviewed each executive’s base salary relative to the market data as reported in the two surveys described under “Our Total Compensation Analysis and Planning Process” as well as the executive’s individual performance over the prior year. After discussing these items, the Committee determined it was appropriate to deliver merit increases to the Named Executive Officers as shown below. The Committee determined that Mr. Cutler’s base salary was appropriately aligned with the survey median and did not adjust his base pay.

Name	2010 Base Salary	% Increase	New Base Salary
A.M. Cutler	$1,200,000	0%	$1,200,000
R.H. Fearon	$647,640	4.00%	$673,560
C. Arnold	$649,800	4.01%	$675,840
T.S. Gross	$624,000	6.00%	$661,440
M.M. McGuire	$488,880	3.01%	$503,580

Additionally, effective April 1, 2011, the Committee determined it was appropriate to eliminate the $18,000 vehicle allowance that the Named Executive Officers had historically received. The Committee considered the impact that this elimination would have on each executive’s total cash compensation and approved additional base salary adjustments for each Named Executive Officer, except Mr. Cutler. The additional base salary adjustments, as shown below, were less than the value of the vehicle allowance and were delivered with the intent of keeping each executive’s target total cash compensation “whole.” We did not require executives to repay the portion of the vehicle allowance that each received during the first three months of the year, which ranged from $3,000 to $4,500. This amount is included in the base salary that is reported in the Summary Compensation Table but is not considered as part of actual 2011 base salary on which future compensation decisions will be based.

	Original Target Total Cash Opportunity				Final Target Total Cash Opportunity
Name	2011 Base Salary	Base + Target Short- Term Incentive	Vehicle Allowance	Target Total Cash (Base+ Target Short-Term Incentive+ Vehicle Allowance)	Base Salary Adjustment in Consideration of Eliminated Vehicle Allowance	Adjusted 2011 Base Salary	Base + Target Short- Term Incentive	Vehicle Allowance	Target Total Cash (Base+ Target Short- Term Incentive)	Difference vs. Adjusted Target Total Cash	Final Base Salary Increase (Including Merit)
A.M. Cutler	$1,200,000	$2,700,000	$18,000	$2,718,000	$0	$1,200,000	$2,700,000	$0	$2,700,000	$(18,000)	0%
R.H. Fearon	$673,560	$1,212,408	$18,000	$1,230,408	$9,500	$683,060	$1,229,508	$0	$1,229,508	$(900)	5.5%
C. Arnold	$675,840	$1,284,096	$18,000	$1,302,096	$9,000	$684,840	$1,301,196	$0	$1,301,196	$(900)	5.4%
T.S. Gross	$661,440	$1,256,736	$18,000	$1,274,736	$9,000	$670,440	$1,273,836	$0	$1,273,836	$(900)	7.4%
M.M. McGuire	$503,580	$856,086	$18,000	$874,086	$10,250	$513,830	$873,511	$0	$873,511	$(575)	5.1%

Short-Term Incentives — We establish a competitive annual cash incentive compensation opportunity for our executives who participate in either our Senior EIC Plan or our EIC Plan. The Committee determined target opportunities for each executive in February during its Total Compensation and Planning Process. As we previously discussed, the average of the median annual incentive value as reported in two compensation surveys is used as the basis for determining our executives’ targets.

2011 Short-Term Incentive Compensation Decisions — For 2011, the Committee established a bonus pool under the Senior EIC Plan equal to 2% of our Annual Net Income (as defined under the Plan). The Committee also assigned a percentage share of the Net Income Incentive pool to each participant in the Senior EIC Plan, thus setting the maximum amount that the participant could receive under the Plan for 2011. These percentages ranged from 5% to 31% of the Annual Net Income Incentive Pool for the Named Executive Officers. No participant may be assigned a percentage share that is worth more than $7,500,000.

Although the initial incentive payout for each participant in the Senior EIC Plan is formula driven, the Committee may exercise its discretion to reduce the size of these initial award amounts. For 2011, the Committee considered the EIC Plan EPS and CFR objectives and results as one factor in making actual award determinations for our Named Executive Officers. The 2011 EIC Plan Objectives and Results were as follows:

	2011 Executive Incentive Plan Objectives
	Threshold	Target	Maximum	2011 Results
Payout as % of Target	50%	100%	200%	136%
CFR (weighting 50%)	17.0%	18.3%	20.2%	18.2%
Operating EPS (weighting 50%)	$3.20	$3.58	$4.08	$3.96

The Committee selected the EPS and CFR goals based on its review of market analyses, our annual profit plan as approved by the Board of Directors, external research reports and comparative analyses of our Peer Group. The Committee believed that the target levels that it established at the beginning of 2011 for the EPS and CFR goals were demanding but attainable with sustained effort. In addition to EPS and CFR objectives, the Committee also considered each participant’s performance against his or her individual and/or business unit objectives when making final award determinations. These individual goals included, but were not limited to the following categories and examples:

•	Financial Goals: Achieving the Company’s annual financial plan as well as the annual financial plan for the executive’s respective business unit; protecting our liquidity and balance sheet;

•	Leadership Goals: Developing our next generation of leadership; building the depth of talent within our regional leadership teams; demonstrating our commitment to diversity;

•	Growth Goals: Building our brand; outgrowing the markets in which we operate; introducing new products and services;

•	Operational Excellence: Advancements in quality; workplace safety and emissions reduction; supply chain improvement; and

•

Building Organizational Capacity: Promoting a learning culture; promoting our wellness initiative; participation in our annual employee survey; increase efficiency with introduction of self-service tools through the implementation of a new Human Resources Information System; and reinforcing our ethical standards and “doing business right.”

Although the Committee may use performance objectives as one factor in making its determinations, this information is not the Committee’s sole basis for deciding whether to pay incentive awards. Ultimately, the Committee applies its own business judgment and experience to assess actual performance against these goals and to determine the incentive payouts, if any, for the participants in the Senior EIC and EIC Plans.

The following table illustrates each Named Executive Officer’s 2011 individual performance objective and actual Senior EIC Plan award relative to his individual performance objective.

Name	Individual Performance Objective (as % of Base Salary)	Individual Performance Objective $	Maximum Senior EIC Plan Award Opportunity	Actual Senior EIC Award	Actual Senior EIC Award as a % of Individual Performance Objective
A.M. Cutler	125%	$1,500,000	$7,500,000	$2,448,000	163%
R.H. Fearon	80%	$546,451	$2,430,000	$854,652	156%
C. Arnold	90%	$616,356	$3,780,000	$1,005,894	163%
T.S. Gross	90%	$603,396	$3,780,000	$902,681	150%
M. M. McGuire	70%	$359,680	$1,890,000	$489,165	136%

Long-Term Incentives — We provide long-term incentive compensation to our executive officers in two components: equity and a four-year performance-based cash incentive compensation opportunity. We believe that this “portfolio approach” to structuring long-term incentives provides an appropriate balance that focuses executives on both an external measure of our success (via equity awards) and on internal performance metrics (via the four-year cash incentive plan). This strategy is intended to drive executive performance while fostering retention. The Committee’s independent compensation consultant has confirmed that this approach is appropriate and consistent with market practices.

Equity Grants — The Committee has the authority to fix the date and all terms and conditions of equity grants to executive officers and other executives or key employees under our various stock plans, all of which have been approved by our shareholders. In 2011, approximately fifty percent of each Named Executive Officer’s long-term incentive opportunity was delivered in the form of an equity grant. The Committee strictly adheres to the following grant practices:

•

We grant awards at the same time each year in the regularly scheduled February Committee meeting. In the case of an equity grant for a newly-hired executive, the process is described in the fifth bullet point below.

•

In 2011, we granted RSUs to all executives who received long-term incentive grants. RSUs granted in 2011 vest over, or upon the conclusion of, at least a four-year period. In addition, we granted stock options to our elected officers and operations leaders. Stock options granted in 2011 vest over, or upon the conclusion of, at least a three-year period.

•

In certain circumstances, we grant restricted share awards to our executives, including our Named Executive Officers. These awards are approved by the Committee for retention purposes. An executive receiving a restricted share award could, in the year of the award, have total compensation above the median of market practice. Retention-based restricted share grants generally vest over four years. The vesting of restricted share awards is contingent on continued service with us over the vesting period.

•

We set the strike price for all of our stock options at the fair market value of our common shares on the date of grant. Our current shareholder-approved stock plans, as well as our proposed plan, define “fair market value” as the “closing price” as quoted on the New York Stock Exchange (“NYSE”) on the date of grant (unless the Committee specifies a different method to determine fair market value).

•

The Committee has delegated limited authority to Mr. Cutler to make individual equity grants in order to recruit new executives. In delegating this authority, the Committee (a) approved a pool of 200,000 shares for use by Mr. Cutler in making grants to newly hired executives, (b) confirmed that it must approve any equity grant to a newly recruited executive that exceeds 150% of the target long-term incentive award opportunity established for the incumbent’s position, and (c) confirmed that the “grant date” for such new-hire equity awards would be the first NYSE trading day of the next month following the date the newly-hired executive starts working for us. Several times each year, we provide the Committee with an update on the year-to-date new-hire grants approved by Mr. Cutler under this authority and the balance of the authorized shares remaining in the pool. In the event that the equity grants to newly hired executives exhaust this approved pool of authorized shares, we would seek Committee approval for an allocation of additional shares for these recruiting purposes. New-hire grants in 2011 did not exceed the authorized share pool.

•

In addition, the Committee has on rare occasions approved mid-year special equity grants to executives who join us as the result of a business acquisition. The Committee reviews and approves awards to these executives at a regularly scheduled Committee meeting. In 2011 the Committee did not make any mid-year grants to executives of acquired companies.

Long-Term Cash Incentive Plan — Approximately one-half of each Named Executive Officer’s long-term incentive target is delivered through ESIP, our long-term, performance-based plan. ESIP is intended to align executives’ interests with those of our shareholders and foster executives’ retention. Each year, the Committee creates a new long-term cash incentive opportunity under ESIP and establishes objectives for the four-year award period. We base awards under ESIP on our success in achieving aggressive growth in four-year EPS and CFR goals which have historically been weighted equally. The Committee uses a comprehensive report that analyzes publicly-available Peer Group financial data to establish EPS and CFR objectives. This report is also used by the Board of Directors in reviewing our Strategic and Profit Plans. The analysis includes:

•	A comparison of our past performance across a range of performance metrics compared to those same metrics as reported for our Peer Group;

•

Our estimated financial results and those for each of our Peer Group companies as projected by financial analysts who follow these companies (generally covering two or three year periods into the future); and

•	A review of our strategic objectives and annual business plans for the four-year performance period.

The Committee sets performance hurdles for each four-year award period such that: (a) payment at approximately 100% of the target incentive opportunity would be made if our performance over the four-year period is at or above the projected median of the performance of our Peer Group and (b) payment at or above 150% of the target incentive opportunity would be made if our performance over the four-year period is at or above the projected top 25th percentile of the performance of our Peer Group. Objectives under our ESIP have historically been capped at 200% of target. This maximum of two-times target is a long-standing cap that has existed not only within our long-term cash plan (ESIP), but also applies to our short-term EIC Plan. This cap is consistent with the maximum incentive opportunity as reported by the companies that respond to the compensation surveys to which we subscribe and is also prevalent among our Peer Group.

Decisions Affecting Long-Term Compensation Established Prior to 2011 —

2008-2011 ESIP: In February 2008, the Committee established EPS compound growth rate and CFR performance goals for the 2008-2011 ESIP and set individual target award opportunities for each Named Executive Officer. Individual target opportunities were expressed as a cash value and converted to contingent share units based on the average NYSE closing price of Eaton common shares over the first twenty trading days of the award period. Contingent share units align the interests of the executives with those of the shareholders because the units reflect appreciation or depreciation and dividends on our common shares during the performance period. At the conclusion of the award period, each Named Executive Officer’s 2008-2011 target number of contingent share units was multiplied by 25% to reflect the fact that our actual EPS performance did not meet the threshold for a payout, but that our CFR performance exceeded the threshold goal established by the Committee at the start of this four-year period. This final number of contingent share units was then converted back to cash based on the average NYSE closing price of Eaton common shares over the last twenty trading days of the award period. Additionally, dividend equivalents were paid based on the final number of contingent share units.

The objectives and results for the ESIP award period that concluded on December 31, 2011 are shown in the following table.

	2008-2011 ESIP Objectives
	CFR Threshold	Threshold	Target	Maximum	Results
Payout as % of Target	50%	50%	100%	200%	25%
CFR (weighting 50%)	14.0%	23.2%	25.3%	27.6%	16.3%
Operating EPS (weighting 50%)	n/a	$17.62	$19.81	$22.23	$11.50
Growth		10%	15%	20%

2009-2011 Extension Plan: In February 2009, the Committee realized that the EPS and CFR objectives for the then open ESIP award periods (2006-2009, 2007-2010, 2008-2011) were largely unattainable. The Committee determined that successive years of potential low to no payouts would not foster the executive engagement, motivation and retention that would be necessary to emerge from the recession as a stronger company. As a result, the Committee implemented Extension Plan opportunities from our Supplemental ESIP. This plan was intended to provide executives with an opportunity to earn some portion of the long-term incentive opportunity that had become unattainable.

The objectives under the 2009-2011 Extension Plan mirrored the EPS and CFR objectives that were established for 2009, 2010 and 2011 EIC award periods. Payouts, if any, under the Extension Plan were based on weighted EIC goal results over the extension period, subject to a cap on the award such that achievement of EIC goals at or above 100% of target in each respective year would generate the maximum Extension Plan payment of 125% for the 2009-2011 award period. Actual performance for 2009, 2010 and 2011 resulted in an average goal achievement of 67% for the three-year period. This average is multiplied by the cap on the extension plan of 125% and results in an 84% payout.

The 2009-2011 Extension Plan objectives and results are shown below.

	2009-2011 Extension Plan Objectives
	Threshold	Target	Maximum	Cap on Extension Plan Payout	Results
2009
Payout as % of Target	50%	100%	100%	65%	0%
CFR (weighting 50%)	11.9%	14.4%	17.0%		10.7%
Operating EPS (weighting 50%)	$1.58	$2.25	$2.93		$1.30
2010
Payout as % of Target	50%	100%	100%	100%	100%
CFR (weighting 50%)	11.1%	12.7%	15.1%		15.8%
Operating EPS (weighting 50%)	$1.33	$1.75	$2.35		$2.81
2011
Payout as % of Target	50%	100%	100%	125%	100%
CFR (weighting 50%)	17.0%	18.3%	20.2%		18.2%
Operating EPS (weighting 50%)	$3.20	$3.58	$4.08		$3.96
ACTUAL EXTENSION PLAN PAYOUT AS % OF TARGET					84%

All active employees who participated in the 2008-2011 ESIP award period received an Extension Plan opportunity. Each participant’s Extension Plan target award opportunity was expressed as a number of contingent share units that was equal to his or her target number of contingent share units established for the 2008-2011 ESIP award period. At the end of the award period, the number of share units established for the Extension Plan was modified by the percentage of goal achievement for the Extension Plan Objectives as shown above. The modified number of contingent share units was multiplied by the average closing price of our shares over the last twenty trading days of the award period to determine the final cash award under the Extension Plan. Dividend equivalents were not paid on the contingent share units associated with the Extension Plans.

The Committee had determined that the aggregate ESIP and Extension Plan opportunities would be capped under the successive ESIP and corresponding Extension Plan periods (2006-2009 ESIP and 2009 Extension Plan; 2007-2010 ESIP and 2009-2010 Extension Plan; and 2008-2011 ESIP and 2009-2011 Extension Plan, respectively). The caps provide a mechanism to avoid the potential of delivering large payouts in the event of a rapid recovery that could have been influenced by factors other than our own performance. The Committee determined that aggregate award opportunities should be progressive and correspond to potential business and economic recovery. The initial 2009 aggregate ESIP and Extension Plan award opportunity was capped at 90% because the Committee determined it would not be appropriate to earn a target (100%) award given 2009 financial performance. In fact, the first Extension Plan (for the 2009 period) did not pay out. For successive periods, the caps gradually increased assuming the potential for the Company’s financial performance to incrementally improve and as economic conditions improved. Therefore, the 2008-2011 Combined ESIP and Extension Plan opportunity was capped at 150% of target, with the Extension Plan opportunity capped at 125%. The cap applies to performance objectives and therefore, the final number of contingent share units that each executive may earn. The cap does not apply to stock price appreciation.

Mr. Cutler’s combined ESIP and Extension Plan is illustrated below as an example of how ESIP and the corresponding Extension Plan operates:

	Target $	Target CSUs (@ $42.75)	% Goal Achievement	Final Adjusted Share Units	Cash Award (@ $43.85)	Dividend Equivalents	Final Award	Final Award as a % of Target
ESIP	$1,760,000	41,400	25%	10,275	$450,559	$45,621	$496,180	28%
Extension Plan	n/a	41,400	84%	34,524	$1,513,878	$0	$1,513,878	86%
Combined Award			109%				$2,010,058

Individual awards for the other Named Executive Officers are listed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 45.

Decisions Affecting Long-Term Compensation Established in 2011 —

Long-term Incentive Mix:    The Committee determined target opportunities for each executive in February during its Total Compensation and Planning Process. As previously discussed, the average of the median long-term incentive value as reported in two compensation surveys was used as the basis for determining our executives’ targets. The Committee also determined that the long-term incentive opportunity for each executive who participated in the 2011-2014 ESIP award period would be delivered in an equal mix of equity and ESIP (long-term cash). The Committee believes this balanced portfolio approach is appropriate because it focuses executives on both an external measure of success (via the equity awards) as well as on internal measures (via the ESIP opportunity). In addition, this balanced portfolio approach to delivering long-term incentives is consistent with external market practices.

The elected officers, including the Named Executive Officers, and certain operations leaders received the equity component of their long-term incentive opportunity in both RSUs and stock options. Other ESIP-eligible executives received 100% of their equity opportunity in RSUs. In addition, employees who are eligible for long-term incentives but do not participate in ESIP received 100% their long-term incentive opportunity in RSUs. We granted RSUs to the majority of the employees who are eligible for long-term incentives because RSUs consume fewer shares from our stock plan as compared to stock options. For example, we would have to grant four stock options for every one full-value share in order to deliver awards that are similar in value to the target award opportunities that had been established for each position. This multiple would cause us to consume more shares than we anticipated when we sought approval for the 2009 Stock Plan.

Equity Grants:    RSUs and stock options granted to the Named Executive Officers are shown in the Grants of Plan Based Awards Table. The Committee determines the number of RSUs and stock options granted to each participant based on his or her individual performance and potential. In general, the number of RSUs was determined by dividing one-quarter of the executive’s target total long-term incentive opportunity by the average closing price of our shares over the last 90 NYSE trading days of the previous year, which was $44.48, and rounding up to the nearest 5 shares. The RSU grants will vest in equal, annual installments over the subsequent four years, subject to the executive’s continued employment with us. Dividends are not accrued or paid on RSUs. The number of stock options was determined by dividing one-quarter of the long-term incentive opportunity by a Black-Scholes option pricing model of $11.32, and rounding up to the nearest 50 shares. The assumptions used in determining this Black-Scholes value include: the average 90-day NYSE closing price of our shares ($44.48), volatility of 31%, risk-free interest rate of 2.03%, dividend yield of 2% and expected life of the grant of 5.5 years. The assumptions used in this Black-Scholes model differ from the assumptions used to determine the values of these stock option grants as reported in the Summary Compensation Table. The assumptions used in connection with the Summary Compensation values are described in the Notes to Consolidated Financial Statements on page 31 of our 2011 annual report. The stock option grants will vest in substantially equal installments over three years, subject to the executive’s continued employment with us.

Long-Term Cash — 2011-2014 ESIP:    In February 2011, the Committee established EPS and CFR performance goals for the 2011-2014 ESIP award period. In addition to establishing performance objectives for the four-year ESIP award period, the Committee approved individual 2011-2014 ESIP opportunities expressed in the form of contingent share units for Messrs. Cutler, Fearon, Arnold, Gross and McGuire, as shown in the Grants of Plan Based Awards Table on page 48. The Committee discussed and approved Mr. Cutler’s award opportunity in Executive Session with only its independent compensation consultant in attendance. The number of contingent share units awarded for each executive was determined by dividing the cash ESIP target, which represents approximately one-half of the Named Executive Officers’ total long-term incentive opportunity, by the average NYSE closing price of our common shares over the first twenty days of the award period and rounding up to the nearest 50 shares.

At the end of the award period, the number of contingent share units will be modified based on corporate performance relative to the EPS and CFR objectives that the Committee approved in February 2011. The modified number of contingent share units is capped at 200% of the initial number of shares. The modified number of share units will be converted to cash by multiplying the final number of contingent share units by the average NYSE closing price of our shares over the last twenty days of the award period. Dividend equivalents will be paid based on the final number of contingent share units and the aggregate dividends paid during the award period.

In addition to these long-term incentive opportunities, the Committee reviewed and approved a retention-based restricted share grant of 4,000 shares each for Messrs. Arnold, Fearon and Gross. The award vests over four years such that 30% vest at the end of 24 months, another 30% will vest at the end of 36 months and the remaining 40% of the shares vest at the end of 48 months, subject to each executive’s continued employment with us.

Long-term Incentive Decisions Made in Prior Years and the Impact on the Summary Compensation Table:    We anticipate that the compensation that will be reported in the Summary Compensation Tables of our 2013 and 2014 proxy statements may fluctuate as a result of actions the Committee took in 2009 to modify our long-term incentive programs in response to the economic downturn. The Committee approved the changes that were made in 2009 to provide a performance incentive for achieving strong results and to foster retention. The Committee is aware that changing the structure, mix and types of awards in one year can have a dramatic effect on the amounts displayed in the Summary Compensation Table in the following years. Accordingly, we would like to set the following expectations:

1.	Next year’s Summary Compensation Table Total Compensation may decrease compared to the values reported on page 45 of this proxy statement; and

2.	Total Compensation that will be reported for 2013 in our 2014 proxy statement might increase compared to what will be reported for 2012 in our 2013 proxy statement.

Note that the foregoing is based on the assumptions that we earn awards under our long-term cash (ESIP) plan for the 2010-2013 award period, no changes are made to the content or disclosure requirements that pertain to the prescribed proxy tables, and the structure of our executive compensation programs remains the same.

By way of background, as we discussed on page 34, our long-term incentive programs have typically been delivered in a mix of equity and long-term cash via our four-year, performance-based ESIP. In accordance with SEC disclosure requirements, ESIP opportunities, when earned, have been reported in the “Non-Equity Incentive Plan” (column (g)) of the Summary Compensation Table for the year in which the ESIP award period concluded. Column (g) of the Summary Compensation Table in this proxy statement includes payouts under the ESIP award periods that concluded in each of the reported years, and when earned, payments under our Senior EIC Plan or EIC Plan, whichever is applicable.

However, in 2009, the Committee made decisions to adjust our long-term incentive programs in response to the economic downturn. One of those decisions included cancelling executives’ 2009-2012 ESIP opportunities which were intended to reward performance for the four-year award period which would have begun in 2009 and concluded in 2012. In order to foster engagement and retention, the Committee replaced the cancelled ESIP opportunities with RSU grants. Additional details regarding the circumstances that led to the Committee’s actions are discussed on page 30 of our 2010 proxy statement under “Decisions Affecting Long-Term Compensation Established in 2009.”

The RSUs that replaced the 2009-2012 ESIP opportunity are scheduled to vest in May 2012 and will be reported in the “Option Exercises and Vested Stock Table” and will not appear in the Summary Compensation Table in our 2013 proxy statement. Therefore, no value for a performance-based, long-term cash award will be included in column (g) of next year’s Summary Compensation Table. As a result, column (g) compensation and the Summary Compensation Table Total Compensation will likely decrease compared to what is reported in this proxy statement.

Additionally, in 2010 the Committee determined it was appropriate to return to our traditional mix of equity and performance-based, long-term cash and established opportunities for a 2010-2013 ESIP, as described on page 36 of our 2011 proxy statement under “Decisions Affecting Long-Term Compensation Established in 2010.” Any actual 2010-2013 ESIP awards that are earned will be reported in column (g) of the Summary Compensation Table in our 2014 proxy statement. Therefore, if the 2010-2013 ESIP is earned, we would expect that the column (g) compensation and total compensation that would be reported in our 2014 Summary Compensation Table would increase compared to the Summary Compensation Table that would be reported in the 2013 proxy statement which will not contain an amount related to an ESIP payout because the 2009-2012 ESIP opportunities that would have been reported in the 2013 proxy statement, if earned, had been cancelled.

The following chart illustrates proportionately the components of compensation that are reported in the Summary Compensation Table on page 45, and highlights the differences we anticipate for 2013 and 2014. The chart assumes that the structure of our executive compensation plans remains the same throughout this time period.

The Committee wants to alert shareholders to this prospective variability in year-to-year compensation levels which will be reflected in the 2013 proxy statement as a result of the decisions that were made in 2009.

Other Executive Compensation Policies and Guidelines

Share Ownership Guidelines — We expect all of our executive officers and, depending on their level in the Company, certain other key executives to hold a number of our common shares with a value equal to a pre-determined multiple of their base salary. We also require each executive to hold a minimum of 20% of the ownership requirement in shares that are owned outright by the executive. Executives are expected to reach these guidelines within five years of appointment to a new position. These multiples, as shown below, represent the minimum guidelines and are consistent with trends we have seen in the competitive market. Executives are expected to satisfy these guidelines for the duration of their employment with the Company.

Position	Guideline
Chairman and CEO	6 times base salary
Vice Chairmen	4 times base salary
Other Officers	2-3 times base salary
General Managers and other ESIP Participants	1 times base salary

The Committee annually reviews the status of the individual executive officers’ share ownership relative to these levels and our Chairman and Chief Executive Officer annually reviews the status of other non-officer executives. On December 31, 2011, our Chairman and Chief Executive Officer and the other Named Executive Officers exceeded their ownership and holding requirements.

Anti-Hedging — We have a policy that prohibits directors and employees, including the Named Executive Officers, from engaging in financial hedging of their investment risk in our shares.

Health and Welfare Benefits and Retirement Income Plans — We provide our executive officers with the same health and welfare and retirement income benefit programs that we provide to our other salaried employees, with certain exceptions described below. In place of typical Company-paid group term life insurance, we provide all executive officers and certain other executives with Company-paid life insurance coverage under two separate policies. The aggregate value of the two policies is approximately equal to an executive’s annual base salary and this level of coverage is consistent with the level of coverage provided to other salaried employees through our group term life policy. The majority of the executives’ life insurance is covered under an executive-owned individual whole life policy, with the remaining $50,000 of insurance covered under our group term life policy.

The value of the Company-paid premium for the whole life policy is imputed as taxable income to each covered executive. We decided to provide this executive life insurance arrangement to allow each executive to have a paid-up policy at retirement that would mirror Company-provided post-retirement group term life insurance but with less post-retirement tax complexity for both the executive and us.

The tax-qualified pension plans that we maintain for our U.S. salaried and non-union employees define the term “compensation” to include base salary, overtime pay, pay premiums and awards under any annual variable pay or incentive compensation plan (including amounts deferred for receipt at a later date). We use this same definition for calculating pension benefits under the nonqualified executive retirement income arrangements described below.

Other Retirement and Compensation Arrangements — The pension benefits table on page 54 reports retirement benefits for Mr. Cutler and the other Named Executive Officers. Certain provisions of the Internal Revenue Code limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted under the Code, the Board of Directors has authorized plans under which payment will be made from our general funds for any benefits that may exceed those limits. These nonqualified benefits accrued prior to January 1, 2005 will be paid at retirement in the form of an annuity (unless otherwise determined by the Committee). Upon a change of control of the Company, the benefits will be paid at the time of that event (unless otherwise determined by the Board of Directors) in a single sum. These benefits accrued after January 1, 2005 will be paid in the form of a single sum at retirement and in accordance with 409A.

In response to market practices and to enhance our ability to attract and retain key executives, the Board of Directors also has adopted plans that provide supplemental annual retirement income to certain executives who we hire mid-career who do not have the opportunity to accumulate significant credited service with us under our tax-qualified retirement income or nonqualified restoration plans. These supplemental plans deliver a benefit if the executive either retires at age 55 or older and has at least 10 years of service with us or retires at age 65 or older regardless of the years of service.

Pension benefits (inclusive of the unfunded benefits described above) for executives under the cash balance plan formula fall below the median of pension programs. The previous final average pay formula (inclusive of the unfunded restoration benefits), which covers executives hired before January 1, 2002, including Mr. Cutler and several of the Named Executive Officers, is approximately at the median of traditional pension plan designs. We do not have a plan that allows for base salary deferrals and do not match 401(k) contributions in excess of the Code limits.

These qualified and nonqualified retirement income plans are the only compensation or benefit plans or programs that we provide to executive officers that consider base salary and earned annual incentive awards in the calculation of the executives’ account balances. Long-term incentives, including cash and amounts realized upon the exercise of stock options and/or vesting of RSUs or restricted share awards, are not factored into these calculations.

Employment Contracts and Change of Control Agreements — We do not provide our executive officers with employment contracts; however, we do enter into “double-trigger” change of control agreements with each executive officer. These agreements provide benefits if an executive’s employment is terminated or materially changed for certain reasons following a change of control. We believe that these agreements are in the best interest of our shareholders because they help ensure that we will have the continued dedication and focus of key executives in the event of a change of control of the Company. Details of our change of control agreements may be found in the narrative discussion accompanying the Potential Payments Upon Termination section on page 56.

In 2011, the Committee determined that it was appropriate to eliminate provisions related to tax protection from future change of control agreements. Going forward tax-gross up provisions will not be included in agreements for any executive who becomes newly eligible for an agreement or for any executive who changes positions and becomes eligible for a new agreement.

Deferral Plans — We provide our executives with opportunities to defer the receipt of their earned and otherwise payable awards under our annual and long-term cash incentive plans. We offer these deferral arrangements in order to (a) provide our executives with a competitive opportunity to accumulate additional retirement assets, (b) provide a means to meet our share ownership guidelines and (c) provide an additional form of retention.

Personal Benefits — We provide our executive officers with a limited amount of personal benefits including reimbursement for financial and estate planning, which is treated as taxable income to the executive.

Use of Our Aircraft — We own, operate and maintain Company aircraft to enhance the ability of our executive officers and other corporate and operations leaders to conduct our business in an effective manner. This principle guides how the aircraft is used. Our stringent aircraft use policy ensures that the primary use of this mode of transportation is to satisfy business needs and that all aircraft use is accounted for at all times and in accordance with applicable laws. The Board of Directors has directed Mr. Cutler to use our aircraft for all business and personal travel whenever feasible to ensure his personal security and enhance his productivity. Our aircraft policy does not permit other executives to use Company-owned aircraft for personal use without the advance approval of the Chairman and Chief Executive Officer. No Named Executive Officers received tax protection on the imputed income for personal use of Company aircraft in 2011.

Tax and Accounting Considerations — We carefully monitor and comply with any changes in the tax laws and regulations as well as accounting standards and related interpretive guidance that impact our executive compensation plans and programs. Tax and accounting considerations have never played a central role in the process of determining the compensation or benefit plans and programs that are provided to our executives. Instead, the Committee has consistently structured our executive compensation program in a manner intended to ensure that it (a) is competitive in the marketplace for executive talent and (b) provides incentives and rewards that focus executives on reaching desired internal and external performance levels. Once the appropriate programs and plans are identified, we administer and account for them in accordance with applicable requirements.

Tax Gross-Ups — We and the Committee believe that tax protection is appropriate in limited circumstances to avoid the potential for the value of a benefit to be reduced as a result of tax requirements that are beyond an employee’s control. Specifically:

•

Relocation and Foreign Assignments:    We provide tax protection for our employees under our relocation and foreign assignment policies so that they are able to make decisions to accept new assignments without concern that relocating would be a disadvantage to them from a tax standpoint.

•

Change of Control Agreements that were executed prior to November 2011:    U.S. tax law imposes a 20% excise tax on certain compensation that is contingent on a change of control of the Company. We agreed to provide the Named Executive Officers and other officers who entered into Change of Control Agreements prior to November 2011 with full tax protection for liability for the 20% excise tax.

$1 Million Tax Deduction Limit — Prior to 2008, we did not qualify our short- and long-term incentive awards as “performance based” compensation under Internal Revenue Code Section 162(m). Under this law, any remuneration in excess of $1 million paid to Mr. Cutler or any of the three other most highly compensated executive officers of the Company (other than the Chief Financial Officer) in a given year is not tax deductible unless it is paid pursuant to formula-driven, performance-based arrangements that preclude Committee discretion to adjust compensation upward after the beginning of the period in which the compensation is earned. The shareholders approved a Senior Executive Incentive Compensation Plan and an amended Executive Strategic Incentive Plan (as previously discussed), which is intended to meet the requirements to qualify incentive payments under these Plans as deductible compensation under Internal Revenue Code Section  162(m).

Clawback Policy on Incentive Compensation, Stock Options and Other Equity Grants Upon the Restatement of Financial Results — The Board of Directors has adopted a formal policy stating that, if an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a Performance-Based Award was paid or credited to the executive during the twelve-month period following the first public issuance of the incorrect financial statement, such award shall be subject to reduction, cancellation or reimbursement to the Company at the discretion of the Board. As used in this policy, the term “executive” means any executive who participates in either the Executive Strategic Incentive Plan I or the Executive Strategic Incentive Plan II, or both, or any successor plans. Our incentive compensation plans, stock plans and deferral plans include the provisions of this policy. Additional details regarding this policy and related processes may be found on our website at http://www.eaton.com/governance.

Relationship Between Compensation Plans and Risk

Annually the Committee and management conduct a comprehensive review of our compensation programs, including executive compensation and major broad-based compensation programs in which salaried and hourly employees at various levels of the organization participate. The goal of this review is to assess whether any of our compensation programs, either individually or in the aggregate, would encourage executives or employees to undertake unnecessary or excessive risks that were reasonably likely to have a material adverse impact on the Company.

The Committee reviewed an inventory of our variable pay and sales commission plans that had been established for 2011. The inventory included the number of participants in each plan, the participants’ levels within the organization, the target and maximum payment potential and the performance criteria under each plan, and the type of plan (for example, management-by-objective and goal sharing). The Committee concluded that none of the broad-based programs (base salary, traditional sales commission or variable incentive arrangements) that extend to hourly and salaried employees would likely give rise to a material risk.

The Committee also applied a risk assessment to those plans that were identified as having the potential to deliver a material amount of compensation, which for 2011 were the annual and long-term incentive plans that are described earlier in the Compensation Discussion and Analysis. The analysis included, but was not limited to, the following items:

•	Whether the performance goals were balanced and potential payments were reasonable based on potential achievement of those goals at the threshold, target and maximum levels;

•	When applicable, whether the relationship between performance objectives under the annual incentive programs were consistent with performance objectives tied to the long-term incentive plans;

•	The caps on individual awards and aggregate payments under the plans; and

•	How our performance objectives and target award opportunities compared to the objectives and target awards underlying our peers’ incentive programs.

The Committee and management also concluded that our executive compensation strategy and programs are structured in the best interest of the Company and its stakeholders and do not pose a material risk due to a variety of mitigating factors. These mitigating factors include:

•	An emphasis on long-term compensation that utilizes a balanced portfolio of compensation elements, such as cash and equity and delivers rewards based on sustained performance over time;

•

The Committee’s sole power to set short- and long-term performance objectives for our incentive plans. These objectives have included CFR and operating EPS financial goals and qualitative goals under the EIC Plan, such as leadership development, growth, operational excellence and building organizational capacity. We believe all of these items contribute to increased shareholder value;

•

Our long-term cash incentive plan (ESIP) focuses on cumulative EPS and CFR over overlapping four-year award periods. This creates a focus on driving sustained performance over multiple award periods which mitigates the potential for executives to take excessive risks to drive one-time short-term performance spikes in any one award period;

•	The use of equity awards to foster retention and align our executive’s interests with those of our shareholders;

•	Capping the potential payouts under both short- and long-term incentive plans to eliminate the potential for windfalls;

•	A clawback policy that allows us to recover compensation in the case of material restatement of financial results and/or employee misconduct;

•	Share ownership guidelines; and

•	A broad array of competitive health and welfare benefit programs that offer employees and executives an opportunity to build meaningful retirement assets throughout their career.

Adjustments to Programs and Practices in 2012

In February 2012, the Committee determined that RSUs granted in 2012 to all employees who are receiving long-term incentive awards would vest ratably over three years. This change was made to align the vesting of RSUs with the vesting of stock option awards, which have historically vested ratably over a three-year period.

Historically, we and the Committee have used the approach described on page 37 to determine the number of stock and option awards to grant to all employees who are eligible for long-term incentive awards. In February 2012, the Committee concluded it was appropriate to determine the number of shares to grant to Mr. Cutler in 2012 using the NYSE closing price and Black-Scholes value on the date of the grant.

Compensation and Organization Committee Report

The Compensation and Organization Committee of the Board of Directors has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on this review and discussion, the Compensation and Organization Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION AND ORGANIZATION COMMITTEE

Deborah L. McCoy, Chair

Todd M. Bluedorn

Christopher M. Connor

Ned C. Lautenbach

Gary L. Tooker

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation of our Chairman and Chief Executive Officer, our Vice Chairman and Chief Financial and Planning Officer, and our three other most highly compensated executive officers in 2011. “Salary,” as shown in column (c), consists of base salary, which accounted for, on average, 13% of the total compensation of the Named Executive Officers in 2011. The Named Executive Officers were not entitled to receive “Bonus” payments under column (d) for 2011 (“Bonus” payments are defined under the disclosure rules as discretionary payments that are not based on any performance criteria). Column (e), “Stock Awards,” consists of the grant date fair value of awards delivered to each Named Executive Officer in the year reported. Column (f), “Option Awards,” reports the grant date fair value of stock options awarded in each respective year shown below. The grant date fair value is based on the Black-Scholes option pricing model. Column (g), “Non-Equity Incentive Plan Compensation,” is the amount paid under the Senior EIC Plan, four-year ESIP, and 2010 and 2011 also include Extension Grant awards. The incentive payments reported in column (g) were approved by the Committee at its January 24, 2012 meeting and, to the extent not deferred by the executive, will be paid on March 15, 2012. Column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” contains two distinct components. “Change in Pension Value” represents the total change in the actuarial present value of each Named Executive Officer’s accumulated benefit under all of our defined benefit pension plans (both tax qualified and nonqualified) from the measurement date used for financial reporting purposes. “Nonqualified Deferred Compensation Earnings” include earnings on deferred compensation that exceed 120% of a specified rate of interest for long-term debt instruments established by the Internal Revenue Service. Column (i), “All Other Compensation,” consists of compensation that does not fit within any of the foregoing definitions of compensation. This compensation includes personal benefits, our contributions to defined contribution plans, the value of insurance premiums paid by us and the value of any dividends paid on restricted shares because they are not factored into the grant date fair values reported in column (e).

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards(1) (e)	Option Awards(1) (f)	Non-Equity Incentive Plan Compensation(2) (g)	Changes In Pension Value and Nonqualified Deferred Compensation Earnings(3) (h)	All Other Compensation(4) (i)	Total Compensation (j)
A. M. Cutler	2011	$1,203,000	$0	$2,438,434	$2,267,902	$4,458,058	$3,115,441	$103,175	$13,586,010
Chairman, Chief Executive Officer and President	2010	$1,175,100	$0	$3,595,263	$0	$6,665,063	$1,226,019	$137,151	$12,798,596
	2009	$973,248	$0	$5,099,874	$0	$575,000	$1,732,144	$155,741	$8,536,007

R. H. Fearon	2011	$677,208	$0	$805,650	$645,040	$1,710,516	$1,155,629	$82,242	$5,067,285
Vice Chairman and Chief Financial and Planning Officer	2010	$635,160	$0	$1,340,674	$0	$2,047,162	$419,822	$100,394	$4,543,212
	2009	$574,782	$0	$2,310,737	$0	$165,000	$413,169	$115,435	$3,579,123

C. Arnold	2011	$679,080	$0	$805,650	$645,040	$1,936,422	$986,115	$55,342	$5,107,649
Vice Chairman and COO — Industrial Sector	2010	$637,290	$0	$1,207,934	$0	$2,324,075	$394,000	$89,234	$4,652,533
	2009	$574,890	$0	$2,535,071	$0	$168,906	$270,385	$95,060	$3,644,312

T. S. Gross	2011	$661,830	$0	$805,650	$645,040	$1,743,873	$1,158,181	$64,856	$5,079,430
Vice Chairman and COO — Electrical Sector	2010	$612,000	$0	$1,207,934	$0	$2,172,966	$570,481	$83,956	$4,647,337
	2009	$541,362	$0	$2,535,071	$0	$109,609	$299,836	$419,589	$3,905,467

M. M. McGuire	2011	$510,591	$0	$322,260	$351,840	$1,061,372	$518,849	$44,571	$2,809,483
Executive Vice President and General Counsel

(1)

These two columns show the grant date fair value of equity awards granted to the Named Executive Officers. The value of Stock Awards is based on our NYSE closing price on the date of the grant. The value of stock options is based on the Black-Scholes option pricing model. The assumptions used in connection with this valuation are further described in the Notes to Consolidated Financial Statements on page 31 of our 2011 annual report. The actual amounts realized by individual Named Executive Officers likely will vary based on a number of factors, including the market performance of our shares and timing of option exercises.

(2)

Non-Equity Incentive Plan Compensation reported in column (g) includes payments for the 2011 Senior EIC Plan, the 2008-2011 ESIP and the 2009-2011 Extension Grant. Actual awards earned by each Named Executive Officer are noted below. The material features of these incentive plans are described in the Compensation Discussion and Analysis.

	2011 Short- Term Senior EIC Award	2008-2011 Long-Term ESIP Award	2009-2011 ESIP Extension Grant Award	Total Non- Equity Incentive Plan Compensation
A. M. Cutler	$2,448,000	$496,180	$1,513,878	$4,458,058
R. H. Fearon	$854,652	$211,269	$644,595	$1,710,516
C. Arnold	$1,005,894	$229,717	$700,811	$1,936,422
T. S. Gross	$902,681	$207,647	$633,545	$1,743,873
M. M. McGuire	$489,165	$141,249	$430,958	$1,061,372

(3)

Column (h) includes the aggregate change in the actuarial present value of the accumulated benefit under all of our qualified and nonqualified defined benefit pension plans. The change in this column from year-to-year reflects items such as: increases in compensation as defined under the pension plan in which the executive participates, an additional year of service, and changes in the discount rates used to determine the actuarial present value of the accumulated benefit reported in each respective year. 81% of the increase in the actuarial present value of Mr. Cutler’s accumulated pension benefits from 2010 to 2011 is attributable to the decrease in discount rates applied in each respective year. This column also includes above-market earnings on nonqualified deferred compensation, when applicable. Under the disclosure rules, earnings on deferred compensation are considered to be “above-market” if the rate or formula used to calculate the interest under the plan in which the executive participates exceeded a rate of interest established by the Internal Revenue Service. In 2011, Mr. Cutler was the only Named Executive Officer to receive above-market earnings on his nonqualified deferred compensation (in the amount of $7,451). The aggregate change in the actuarial present value of the accumulated benefit under all defined benefit pension plans for each Named Executive Officer is noted below.

	Qualified	Nonqualified	Total
A. M. Cutler	$246,990	$2,861,000	$3,107,990
R. H. Fearon	$29,670	$1,125,959	$1,155,629
C. Arnold	$99,803	$886,312	$986,115
T. S. Gross	$27,932	$1,130,249	$1,158,181
M. M. McGuire	$21,598	$497,251	$518,849

(4)

All Other Compensation in column (i) includes the aggregate incremental cost incurred by us for certain executive personal benefits. The calculation of incremental cost for personal use of our aircraft includes only those variable costs incurred as a result of personal flight activity and excludes non-variable costs which would have been incurred regardless of whether there was any personal use of our aircraft. We do not reimburse Named Executive Officers for tax costs related to personal use of our aircraft. We also provide certain executives, including the Named Executive Officers, with the opportunity to acquire individual whole-life insurance. The annual premium paid by us during 2011 for each of the Named Executive Officers is set forth below. Each executive officer is responsible for paying individual income taxes due with respect to our insurance program. Column (i) also includes the amount of our matching contributions to the Named Executive Officers’ accounts under the 401(k) Eaton Savings Plan (the “ESP”). The ESP permits an employee to contribute a portion of his or her salary to the ESP, subject to limits imposed under the Internal Revenue Code. Column (i) also includes dividends paid in 2011 on restricted share awards. The amounts of the executive benefits reported in column (i) are:

	Financial, Estate and Tax Planning	Personal Use of Company Aircraft	Company Paid Life Insurance	ESP Matching Contribution	Dividends on Restricted Share Awards	Total “All Other Compensation”
A. M. Cutler	$19,700	$58,145	$15,530	$9,800	$0	$103,175
R. H. Fearon	$22,165	$0	$7,151	$9,800	$43,126	$82,242
C. Arnold	$11,330	$0	$5,652	$9,800	$28,560	$55,342
T. S. Gross	$7,500	$17,400	$10,164	$9,800	$19,992	$64,856
M. M. McGuire	$10,310	$0	$7,869	$9,800	$16,592	$44,571

GRANTS OF PLAN-BASED AWARDS

The following table summarizes the potential awards payable to Named Executive Officers with respect to the short-term and long-term incentive award opportunities granted in 2011.

		Estimated Future Payout under Non-Equity Incentive Plan Award				All Other	All Other
Name (a)	Grant Date (b)	Number of Share Units Granted at Target (#) (c)	Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Stock Awards: Number of Shares of Stock or Units (#) (g)	Option Awards: Number of Securities Underlying Options (#) (h)	Exercise or Base Price of Option Awards ($/Share) (i)	Closing Market Price on Grant Date (j)	Grant Date Fair Value of Stock and Option Awards (k)
A. M. Cutler	2/22/2011(1)		$0	$1,500,000	$7,500,000
	2/22/2011(2)	67,400	$0	$3,500,000	$7,000,000
	2/22/2011(3)					45,400		$0	$53.71	$2,438,434
	2/22/2011(3)						154,700	$53.71	$53.71	$2,267,902

R. H. Fearon	2/22/2011(1)		$0	$546,451	$2,430,000
	2/22/2011(2)	16,400	$0	$850,000	$1,700,000
	2/22/2011(3)					11,000		$0	$53.71	$590,810
	2/22/2011(3)					4,000		$0	$53.71	$214,840
	2/22/2011(3)						44,000	$53.71	$53.71	$645,040

C. Arnold	2/22/2011(1)		$0	$616,356	$3,780,000
	2/22/2011(2)	16,400	$0	$850,000	$1,700,000
	2/22/2011(3)					11,000		$0	$53.71	$590,810
	2/22/2011(3)					4,000		$0	$53.71	$214,840
	2/22/2011(3)						44,000	$53.71	$53.71	$645,040

T. S. Gross	2/22/2011(1)		$0	$603,396	$3,780,000
	2/22/2011(2)	16,400	$0	$850,000	$1,700,000
	2/22/2011(3)					11,000		$0	$53.71	$590,810
	2/22/2011(3)					4,000		$0	$53.71	$214,840
	2/22/2011(3)						44,000	$53.71	$53.71	$645,040

M. M. McGuire	2/22/2011(1)		$0	$359,680	$1,890,000
	2/22/2011(2)	9,650	$0	$500,000	$1,000,000
	2/22/2011(3)					6,000		$0	$53.71	$322,260
	2/22/2011(3)						24,000	$53.71	$53.71	$351,840

(1)	The amounts shown represent potential payments that were established in February 2011 under our Senior EIC Plan. As described in the Compensation Discussion and Analysis on page 23, the Committee established a pool under the Senior EIC plan which was expressed as a percentage of an objective corporate performance goal. A portion of this pool was assigned to each participant, thereby establishing each individual’s maximum award opportunity. The Committee considered the actual levels achievement compared to the corporate, business unit and individual goals to determine actual incentive awards.

(2)	The amounts shown represent the potential payments that were established in February 2011 for the 2011-2014 ESIP Award Period. The ESIP opportunities were denominated in contingent share units. The number of contingent share units was determined by dividing the target value of the ESIP opportunity by the average closing price of our common shares over the first 20 trading days of 2011 ($51.95) and rounding up to the nearest 50 shares. At the end of the award period, the number of contingent share units will be adjusted based on the Company’s achievement relative to the ESP and CFR objectives that were established for the four-year award period. The final number of contingent share units cannot exceed two times the original number of share units. The final number of contingent share units will be multiplied by the average closing price of our shares over the last twenty days of the award period. Although there is a cap on the potential number of share units, we do not cap the share price that is used to determine final awards. The maximum amount shown in the table represents 200% of the executive’s target opportunity. Actual awards, if any, will be paid in March 2015 and may vary based on share price appreciation.

(3)	These amounts represent stock options, restricted share awards and RSUs granted on February 22, 2011. The values of restricted share awards and units are based on our NYSE closing price on the date of the grant. The value of stock options is based on the Black-Scholes option pricing model. The assumptions used in connection with this valuation are further described in the Notes to Consolidated Financial Statements on page 31 of our 2011 annual report. The actual amounts realized by individual Named Executive Officers likely will vary based on a number of factors, including the market performance of our shares and timing of option exercises.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the outstanding equity awards held by the Named Executive Officers at year-end 2011. The closing price of our common shares on the last trading day in 2011 ($43.53) was used to determine the market value of the unvested restricted share awards and RSUs shown in column (h).

		Option Awards					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
A. M. Cutler(1)	2/25/2003	5,772			$17.33	2/25/2013	2/24/2009	18,334	$798,079
	2/24/2004	484,000			$29.54	2/24/2014	5/8/2009	183,330	$7,980,355
	2/22/2005	402,000			$34.11	2/22/2015	2/23/2010	81,256	$3,537,074
	2/21/2006	330,000			$34.31	2/21/2016	2/22/2011	45,400	$1,976,262
	2/27/2007	280,000			$40.41	2/27/2017
	2/26/2008	178,050	59,350		$41.57	2/26/2018
	2/22/2011		154,700		$53.71	2/22/2021

R. H. Fearon(2)	2/22/2005	68,400			$34.11	2/22/2015	2/26/2008	8,000	$348,240
	2/21/2006	60,000			$34.31	2/21/2016	2/24/2009	13,250	$576,773
	2/27/2007	64,000			$40.41	2/27/2017	5/8/2009	62,500	$2,720,625
	2/26/2008	67,600			$41.57	2/26/2018	2/23/2010	31,300	$1,362,489
	2/22/2011		44,000		$53.71	2/22/2021	2/22/2011	15,000	$652,950

C. Arnold(3)	2/22/2005	68,400			$34.11	2/22/2015	2/26/2008	8,000	$348,240
	2/21/2006	60,000			$34.31	2/21/2016	2/24/2009	7,086	$308,454
	2/27/2007	60,000			$40.41	2/27/2017	5/8/2009	70,850	$3,084,101
	2/26/2008	63,000			$41.57	2/26/2018	2/23/2010	27,300	$1,188,369
	2/22/2011		44,000		$53.71	2/22/2021	2/22/2011	15,000	$652,950

T. S. Gross(4)	2/24/2004	56,000			$29.54	2/24/2014	2/26/2008	3,200	$139,296
	2/22/2005	42,000			$34.11	2/22/2015	2/24/2009	7,086	$308,454
	2/21/2006	25,000			$34.31	2/21/2016	5/8/2009	70,850	$3,084,101
	2/27/2007	32,000			$40.41	2/27/2017	2/23/2010	27,300	$1,188,369
	2/26/2008	35,200			$41.57	2/26/2018	2/22/2011	15,000	$652,950
	2/22/2011		44,000		$53.71	2/22/2021

M. M. McGuire(5)	2/21/2006	47,200			$34.31	2/21/2016	2/24/2009	7,100	$309,063
	2/27/2007	40,000			$40.41	2/27/2017	5/8/2009	43,000	$1,871,790
	2/26/2008	45,000			$41.57	2/26/2018	2/23/2010	20,604	$896,892
	2/22/2011		24,000		$53.71	2/22/2021	2/22/2011	6,000	$261,180

The following table lists the vesting schedule for the Stock Awards that have not yet vested:

	Future Vesting Of Stock and Option Awards
	Grant Date	Grant Type	Shares Granted	Shares Vesting	Vesting Date
(1) A. M. Cutler	2/26/2008	ISO	2,405	2,405	2/26/2012
	2/26/2008	NQ	234,995	56,945	2/26/2012
	2/24/2009	RSU	36,666	9,166	2/24/2012
				9,168	2/24/2013
	5/8/2009	RSU	183,330	183,330	5/8/2012
	2/23/2010	RSU	108,340	27,086	2/23/2012
				27,084	2/23/2013
				27,086	2/23/2014
	2/22/2011	ISO	3,722	1,861	2/22/2013
				1,861	2/22/2014
	2/22/2011	NQ	150,978	51,051	2/22/2012
				49,190	2/22/2013
				50,737	2/22/2014
	2/22/2011	RSU	45,400	11,350	2/22/2012
				11,350	2/22/2013
				11,350	2/22/2014
				11,350	2/22/2015

(2) R. H. Fearon	2/26/2008	RSA	20,000	8,000	2/26/2012
	2/24/2009	RSA	10,000	3,000	2/24/2012
				4,000	2/24/2013
	2/24/2009	RSU	12,500	3,124	2/24/2012
				3,126	2/24/2013
	5/8/2009	RSU	62,500	62,500	5/8/2012
	2/23/2010	RSA	4,000	1,200	2/23/2012
				1,200	2/23/2013
				1,600	2/23/2014
	2/23/2010	RSU	36,400	9,100	2/23/2012
				9,100	2/23/2013
				9,100	2/23/2014
	2/22/2011	ISO	5,583	1,861	2/22/2012
				1,861	2/22/2013
				1,861	2/22/2014
	2/22/2011	NQ	38,417	12,659	2/22/2012
				12,659	2/22/2013
				13,099	2/22/2014
	2/22/2011	RSA	4,000	1,200	2/22/2013
				1,200	2/22/2014
				1,600	2/22/2015
	2/22/2011	RSU	11,000	2,750	2/22/2012
				2,750	2/22/2013
				2,750	2/22/2014
				2,750	2/22/2015

(3) C. Arnold	2/26/2008	RSA	20,000	8,000	2/26/2012
	2/24/2009	RSU	14,170	3,542	2/24/2012
				3,544	2/24/2013
	5/8/2009	RSU	70,850	70,850	5/8/2012
	2/23/2010	RSU	36,400	9,100	2/23/2012
				9,100	2/23/2013
				9,100	2/23/2014
	2/22/2011	ISO	5,583	1,861	2/22/2012
				1,861	2/22/2013
				1,861	2/22/2014
	2/22/2011	NQ	38,417	12,659	2/22/2012
				12,659	2/22/2013
				13,099	2/22/2014
	2/22/2011	RSA	4,000	1,200	2/22/2013
				1,200	2/22/2014

	Future Vesting Of Stock and Option Awards
	Grant Date	Grant Type	Shares Granted	Shares Vesting	Vesting Date
				1,600	2/22/2015
	2/22/2011	RSU	11,000	2,750	2/22/2012
				2,750	2/22/2013
				2,750	2/22/2014
				2,750	2/22/2015

(4) T.S. Gross	2/26/2008	RSA	8,000	3,200	2/26/2012
	2/24/2009	RSU	14,170	3,542	2/24/2012
				3,544	2/24/2013
	5/8/2009	RSU	70,850	70,850	5/8/2012
	2/23/2010	RSU	36,400	9,100	2/23/2012
				9,100	2/23/2013
				9,100	2/23/2014
	2/22/2011	ISO	5,583	1,861	2/22/2012
				1,861	2/22/2013
				1,861	2/22/2014
	2/22/2011	NQ	38,417	12,659	2/22/2012
				12,659	2/22/2013
				13,099	2/22/2014
	2/22/2011	RSA	4,000	1,200	2/22/2013
				1,200	2/22/2014
				1,600	2/22/2015
	2/22/2011	RSU	11,000	2,750	2/22/2012
				2,750	2/22/2013
				2,750	2/22/2014
				2,750	2/22/2015

(5) M. M. McGuire	2/24/2009	RSA	4,000	1,200	2/24/2012
				1,600	2/24/2013
	2/24/2009	RSU	8,600	2,150	2/24/2012
				2,150	2/24/2013
	5/8/2009	RSU	43,000	43,000	5/8/2012
	2/23/2010	RSA	6,000	1,800	2/23/2012
				1,800	2/23/2013
				2,400	2/23/2014
	2/23/2010	RSU	19,470	4,868	2/23/2012
				4,868	2/23/2013
				4,868	2/23/2014
	2/22/2011	ISO	5,583	1,861	2/22/2012
				1,861	2/22/2013
				1,861	2/22/2014
	2/22/2011	NQ	18,417	6,059	2/22/2012
				6,059	2/22/2013
				6,299	2/22/2014
	2/22/2011	RSU	6,000	1,500	2/22/2012
				1,500	2/22/2013
				1,500	2/22/2014
				1,500	2/22/2015

OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding exercises of stock options and vesting of restricted share awards and RSUs during the year ended December 31, 2011 for the Named Executive Officers. The values reflect (a) in the case of exercised stock options, the difference between the aggregate option exercise price and the market price of the applicable number of our common shares on the date of exercise, and (b) in the case of any restricted share awards or RSUs that vested during 2011, the per share closing price of our common shares on the vesting date multiplied by the number of shares that vested.

	Option Awards:		Stock Awards:
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
A. M. Cutler	483,152	$18,168,617	36,250	$1,910,546
R. H. Fearon	88,000	$2,339,261	51,066	$2,698,794
C. Arnold	88,000	$2,340,152	52,642	$2,773,910
T. S. Gross	0	$0	46,642	$2,452,010
M. M. McGuire	0	$0	20,616	$1,080,923

(1)	Amounts realized upon the exercise of options or on the vesting of Restricted Share Awards or Restricted Share Units are not eligible for deferral under any of our deferred compensation plans.

PENSION BENEFITS

The table on page 54 shows the estimated present value of the benefits payable under each of our retirement income plans to each Named Executive Officer. We maintain three basic types of retirement income plans for our U.S. salaried employees: (a) a tax-qualified defined benefit pension plan (referred to as the Pension Plan for Eaton Corporation Employees in the Pension Benefits table) that has two separate benefit formulas: a final average pay formula and a cash balance formula; (b) two defined benefit restoration plans (collectively referred to as the DB Restoration Plan in the Pension Benefits table); and (c) a plan that allows us to supplement the pension benefits earned under our qualified pension plan and nonqualified DB Restoration Plan to executives who are recruited by us mid-career (referred to as the Limited Service Supplemental Plan in the Pension Benefits table).

Tax-qualified Retirement Income Plans — Effective January 1, 2002, employees who were then earning benefits under the “Average Final Annual Compensation” benefit formula (the “AFAC benefit formula”) under the Pension Plan for Eaton Corporation Employees (the “Pension Plan”) were given the option to either: (a) continue earning benefits under the AFAC benefit formula, or (b) commence earning benefits in an “Eaton Personal Pension Account” under the cash balance formula (the “EPPA benefit formula”). Salaried employees hired on or after January 1, 2002 automatically earn benefits under the EPPA benefit formula upon becoming eligible for participation in the retirement plan. Under the AFAC benefit formula, annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable Social Security integration level ($59,268 for 2011 retirements) plus 1 1/2% of average final annual compensation in excess of the Social Security integration level, multiplied by the employee’s years of credited service. In addition, the employee receives a supplement equal to 1/2% of average final annual compensation up to the applicable Social Security integration level payable until the Social Security Normal Retirement Age. An employee’s average final annual compensation is the average annual amount of his or her eligible compensation (consisting of salary plus short-term executive incentive compensation for service during the five consecutive years within the last 10 years of employment for which the employee’s total compensation was the greatest). Years of credited service includes the number of years of employment between age 21 and retirement, subject to a maximum of 44 years. Corporate policies require the Named Executive Officers to retire at age 65. Under the EPPA benefit formula, a participant’s single sum retirement benefit is accumulated throughout his or her career with us. This single sum amount is represented as a notional account balance to which is regularly added credits equal to a percentage of his or her eligible compensation (consisting of salary and short-term incentive compensation) plus interest at a specified rate. The percentage of eligible compensation credited to the participant’s notional account balance varies over his or her career based on the sum of the participant’s age and service with us. For any period when that sum is less than 50, 5.0% of eligible compensation is credited. For any period when the sum is between 50 and 59 (inclusive), 6.0% of eligible compensation is credited. When the sum is between 60 and 69 (inclusive), 7.0% of eligible compensation is credited. When the sum is 70 or greater, 8.0% of eligible compensation is credited. Except as noted below, upon termination of employment, the notional account balance is available as a single sum or may be converted to one of several annuity forms. Pursuant to the requirements of the Pension Protection Act, beginning with benefit payments on or after April 1, 2009, no more than 50% of a benefit may be paid as a lump sum and the remaining 50% of the benefit must be paid in the form of a monthly annuity. Full lump sum distributions will again become available under the Pension Plan once the Pension Plan’s funded status is at or above 80%. This restriction applies to both the AFAC and EPPA benefit formulas. Under the standard post-retirement surviving spouse option for the AFAC and EPPA benefit formulas, the participant receives a reduced pension, and a pension equal to 50% of the reduced pension is payable to his or her surviving spouse. For example, the benefit for an employee electing that option at age 65 whose spouse is five years younger would be approximately 11.5% less than the amount of the participant’s annual benefit.

Nonqualified Defined Benefit Retirement Plans — Certain provisions of the Internal Revenue Code limit the annual benefits that may be paid from a tax-qualified retirement plan (including a limitation on the amount of annual compensation that may be taken into account in calculating a participant’s benefit under a qualified retirement plan ($245,000 in 2011)). As permitted under the Internal Revenue Code, the Board of Directors has authorized the payment from our general funds of any benefits calculated under the provisions of the applicable pension plan that may exceed those limits. This applies to all participants, including the Named Executive Officers.

Limited Eaton Service Supplemental Retirement Income Plan — The Board of Directors has adopted a plan that provides supplemental annual retirement income to certain executives who do not have the opportunity to accumulate significant credited service with us under our tax-qualified retirement income plans, provided that they either retire at age 55 or older and have at least 10 years of service with us or retire at age 65 or older regardless of the years of service. The amount of the annual supplement is generally equal to the amount by which a percentage (described below) of the executive’s average final annual compensation exceeds his or her earned retirement income (which includes amounts receivable pursuant to the retirement plans described above). The percentage of average final annual compensation used for this purpose depends upon an executive’s age and years of service at retirement. The percentage ranges from 25% (for retirements at age 55 with less than 15 years of service) to 50% (for retirements at age 62 or older with 15 years or more of service). Benefits accrued and vested before January 1, 2005 under either the nonqualified or the limited service plans (described above) generally are paid in one of the forms available under the Pension Plans as elected by the participant. Benefits earned after 2004 are paid as a single lump sum. With respect to all benefits, regardless of when accrued, the present value of the benefit will be paid in a single installment upon a change of control of the Company.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
A. M. Cutler	Pension Plan for Eaton Corporation Employees	36.33	$1,561,796	$0
	DB Restoration Plan	36.33	$18,662,588	$0
	Limited Service Supplemental Plan	36.33	$0	$0
R. H. Fearon	Pension Plan for Eaton Corporation Employees	9.75	$157,687	$0
	DB Restoration Plan	9.75	$557,366	$0
	Limited Service Supplemental Plan	9.75	$2,771,206	$0
C. Arnold	Pension Plan for Eaton Corporation Employees	11.25	$347,260	$0
	DB Restoration Plan	11.25	$1,485,913	$0
	Limited Service Supplemental Plan	11.25	$885,578	$0
T. S. Gross	Pension Plan for Eaton Corporation Employees	9.00	$146,714	$0
	DB Restoration Plan	9.00	$401,292	$0
	Limited Service Supplemental Plan	9.00	$2,508,635	$0
M. M. McGuire	Pension Plan for Eaton Corporation Employees	6.08	$89,402	$0
	DB Restoration Plan	6.08	$175,919	$0
	Limited Service Supplemental Plan	6.08	$1,084,753	$0

NONQUALIFIED DEFERRED COMPENSATION

We provide our executives with opportunities to defer the receipt of their earned and otherwise payable awards under our short- and long-term cash incentive plans. We offer these plans in order to (a) provide executives with a competitive opportunity to accumulate additional retirement assets, (b) provide a means for acquiring our shares in order to meet our share ownership guidelines and (c) provide an additional form of employment retention. Despite their popularity across our industry, we do not currently provide our executives with a nonqualified defined contribution plan that enables them to defer base salary amounts in excess of Internal Revenue Code limits that restrict such deferrals under our tax-qualified defined contribution plan. The table on page 56 includes not only amounts contributed, earned and distributed as deferred compensation in the last fiscal year, but also includes compensation that the Named Executive Officer elected to defer in all prior years. Therefore, the Aggregate Balance at Last Fiscal Year-End (column (f)) contains the total of all contributions and earnings since the Named Executive Officer began deferring compensation. The year in which the Named Executive Officer began deferring compensation is stated in the table immediately below the officer’s name. The plans covered by the Nonqualified Deferred Compensation table are as follows:

•	the Deferred Incentive Compensation Plan (the “DIC Plan”),

•	the Deferred Incentive Compensation Plan II (the “DIC Plan II”),

•	the Incentive Compensation Deferral Plan (the “IC Deferral Plan”), and

•	the Incentive Compensation Deferral Plan II (the “IC Deferral Plan II”).

On February 10, 2010, the Committee approved the termination of the DIC Plan and the IC Deferral Plan with respect to all participant accounts, including those of our current Named Executive Officers, except for certain accounts under the DIC Plan that contain deferrals for the years 1986 through 1989. The accounts that were not terminated earn fixed interest rates based on market rates and individual mortality assumptions in effect at the time of the deferrals. The Committee determined it was appropriate to terminate these plans in order to reduce company liabilities, administrative costs and the complexity of certain compensation arrangements.

Short-term incentive compensation earned prior to December 31, 2004 was eligible for deferral under the DIC Plan. Short-term incentive compensation earned after December 31, 2004 is eligible to be deferred under the DIC Plan II. Incentive compensation earned in 2005 through 2008 that was deferred under the DIC Plan II was credited with earnings in the same manner as the DIC Plan, as described below. However, under the DIC Plan II, prior to the beginning of each calendar year, participants must elect the method and timing of payment with respect to the incentive compensation to be earned in the year that is subject to the deferral election. The creation of the DIC Plan II and the exclusion of deferrals under the prior plan were implemented to satisfy the requirements of Internal Revenue Code Section 409A under the American Jobs Creation Act of 2004 (409A). Similarly, long-term incentive compensation earned prior to December 31, 2004 was eligible for deferral under the IC Deferral Plan. Long-term incentive compensation earned after December 31, 2004 is eligible for deferral under the IC Deferral Plan II. Under the IC Deferral Plan II, prior to the beginning of any award period for which an award may be earned, or later if permitted by us in the case of performance-based compensation (as defined in the final regulations under 409A), participants must elect the method and timing of payment with respect to the incentive compensation to be earned during that award period, and that is subject to the deferral election. As was the case with respect to the plans providing for the deferral of annual incentive compensation, these actions regarding the deferral of long-term incentive compensation were in response to satisfying the requirements of 409A. Short-term incentive compensation awards earned before 2008 under either plan will have appreciation and earnings accrued on a phantom share basis (as if the deferred amount were invested in our actual common shares with earned dividends re-invested in shares) and, following retirement, account balances will be paid in our actual common shares. Beginning with deferrals of short-term incentive compensation earned during 2008 and after for payment following retirement, each executive will have a choice of deferring up to 100% of his or her annual incentive compensation into either or both of (a) an account tracked on a phantom share basis and paid out in our actual common shares or (b) an account that earns interest equal to that paid on 10-year Treasury Notes plus 300 basis points. Executives may also defer compensation under the DIC Plan II on a short-term basis for payment within 5 years or less (short-term deferrals were also available under the DIC Plan for compensation earned prior to 2005). When an executive elects to defer a long-term incentive award under the IC Deferral Plan II for payment at or following his or her retirement, earnings on a minimum of 50% of the deferred amount must be tracked on a phantom share basis. The remainder of the amount deferred to retirement earns interest equivalents equal to that paid on 10-year Treasury Notes plus 300 basis points. At retirement, the portion of the executive’s account that is deferred into phantom shares is paid in our common shares.

Incentive compensation deferred pursuant to our deferral plans is unsecured, subject to the claims of our creditors and is exposed to the risk of our non-payment. As of December 31, 2011, a grantor trust that we previously established held approximately $339,114 of marketable securities and 120,932 of our common shares in connection with deferred incentive compensation earned by our executives prior to 2005. The trust assets, which are subject to the claims of our creditors, will be used to pay those obligations in proportion to trust funding. The trust terms call for us to provide full funding upon a change of control of the Company and for accelerated lump sum or installment payments upon a failure by us to pay amounts due under the plans or upon a termination of employment in the context of a change of control. No comparable trust arrangements currently are in place with respect to incentive compensation deferred after 2004.

Name (a)	Plan Name	Executive Contributions in Last Fiscal Year (b)	Registrant Contributions in Last Fiscal Year (c)	Aggregate Earnings in Last Fiscal Year (1) (d)	Aggregate Withdrawals/ Distributions (e)	Aggregate Balance at Last Fiscal Year End (f)
A. M. Cutler	DIC Plan	$0	$0	$100,802	$0	$831,248
(First year of deferral: 1983)	IC Deferral Plan	$0	$0	$0	$0	$0
	DIC Plan II	$0	$0	$0	$0	$0
	IC Deferral Plan II	$0	$0	$0	$0	$0

	Subtotal	$0	$0	$100,802	$0	$831,248

R. H. Fearon	DIC Plan	$0	$0	$0	$0	$0
	IC Deferral Plan	$0	$0	$0	$0	$0
	DIC Plan II	$0	$0	$0	$0	$0
	IC Deferral Plan II	$0	$0	$0	$0	$0

	Subtotal	$0	$0	$0	$0	$0

C. Arnold	DIC Plan	$0	$0	$0	$0	$0
	IC Deferral Plan	$0	$0	$0	$0	$0
	DIC Plan II	$0	$0	$0	$0	$0
	IC Deferral Plan II	$0	$0	$0	$0	$0

	Subtotal	$0	$0	$0	$0	$0

T. S. Gross	DIC Plan	$0	$0	$0	$0	$0
	IC Deferral Plan	$0	$0	$0	$0	$0
	DIC Plan II	$0	$0	$0	$0	$0
	IC Deferral Plan II	$0	$0	$0	$0	$0

	Subtotal	$0	$0	$0	$0	$0

M. M. McGuire	DIC Plan	$0	$0	$0	$0	$0
(First year of deferral: 2006)	IC Deferral Plan	$0	$0	$0	$0	$0
	DIC Plan II	$150,576	$0	$(7,816)	$0	$292,326
	IC Deferral Plan II	$43,469	$0	$(1,603)	$0	$41,865

	Subtotal	$194,045	$0	$(9,419)	$0	$334,191

(1)

When applicable, the amounts reported in the Aggregate Earnings in Last Fiscal Year are also reported in column (h) of the Summary Compensation Table, to the extent such earnings exceed 120% of the applicable federal rate as determined under the Internal Revenue Code. In 2011, only Mr. Cutler received above-market earnings on his nonqualified deferred compensation (in the amount of $7,451).

POTENTIAL PAYMENTS UPON TERMINATION

A Named Executive Officer may experience a termination of employment under several possible situations. In each of these circumstances, certain plans, agreements, arrangements or practices would provide compensation to the executive in varying amounts. We do not provide employment contracts to our executives and do not have plans or arrangements (other than the change of control agreements previously discussed and standard severance benefits available to all U.S. salaried, nonunion employees) that would require any payment to a Named Executive Officer in the event of a termination of his employment. Instead, the Compensation and Organization Committee of our Board of Directors exercises the sole discretion to decide what, if any, additional severance payments or benefits will be offered to an executive in the case of a termination of employment. In exercising this discretion, the Committee takes a number of factors into consideration, including the reasons for the termination and the individual executive’s personal circumstances. The Committee believes that it is in the interest of the Company and our shareholders to insure that a departing executive is treated fairly and in a manner that will help us to secure appropriate confidentiality, non-competition, non-solicitation, non-disparagement and general release agreements. Moreover, providing fair and reasonable employment termination compensation is consistent with our overall philosophy for compensating all employees. For each of the termination of employment scenarios described below, the estimated potential payments and benefits that might be received by each Named Executive Officer are displayed in the table that immediately follows that description.

Background and Basic Assumptions

In this section, we discuss five termination of employment scenarios which include: (a) Voluntary Resignation or a Termination for Cause; (b) Normal and Early Retirement; (c) Involuntary Termination—Not for Cause; (d) Change of Control; and (e) Death or Disability. The following key principles and assumptions apply to these disclosures:

•	Under each of the scenarios, we have assumed that each of the Named Executive Officers’ employment terminated with us on December 31, 2011.

•	Each officer’s eligibility for and the amounts reported as severance payments and benefit arrangements are based on his compensation and years of service as of December 31, 2011.

•

An executive would be eligible for a full award under the short-term incentive plan for the year ending December 31, 2011 and a full award under a long-term incentive plan for the four-year period ending December 31, 2011. We would calculate and pay any such earned awards in accordance with the normal operation of the plans. Therefore, we have not included these awards in the following scenarios because they do not represent a severance or other payment that is triggered by employment termination.

•

We maintain a Severance Benefit Plan in which each of the Named Executive Officers participates along with all of our United States salaried, non-union employees. We generally pay benefits under this Plan only in the case of an involuntary termination of employment other than for Cause. We calculate these benefits based on the length of service with us from the most recent date of hire. The maximum severance payment equals one year of base salary and continuation of health and welfare benefits for six months. However, the severance payment that we would expect to provide to a Named Executive Officer under the scenarios described below would be made in lieu of any benefit under these standard severance arrangements.

•

To the extent the Committee would decide that a terminated executive is eligible for pro-rated participation in one or more of the open four-year award periods under our long-term incentive plans, the estimated pro-rated awards shown in the following scenarios reflect (a) credit for the total number of months of service with us from the start of an eligible award period through the executive’s termination date as a percentage of the total 48-month award period multiplied by (b) the officer’s target award for each open award period. Although we show the aggregate amount of these estimated payments for the Named Executive Officers below as a lump sum amount, except in the case of a payment with respect to a termination in connection with a change of control, our practice would be to make the pro-rated payments to executives at the end of each of the four-year award periods once actual performance under the plan is known.

•

Under the terms of our standard form of stock option, restricted share and RSU grant agreements, in the case of a change of control of the Company, vesting of all of the executives’ outstanding unvested equity grants would be accelerated. In connection with employment termination other than in the context of a change of control of the Company, the Committee has the discretion to determine whether or not to accelerate vesting for these awards. To the extent the Committee would decide to accelerate the vesting dates of any unvested stock options, restricted shares or RSUs for a terminating executive under any of the other scenarios described below, the accelerated stock options are valued at an amount per share equal to the difference between $43.53 and the exercise price per share for each accelerated option grant. The accelerated restricted share awards and RSUs are valued at this same $43.53 share value.

•

Except under very unusual circumstances, the Committee would not provide any increases, payment acceleration or other enhancements with respect to the benefits previously earned or credited under our benefit plans or programs in connection with any of the termination scenarios. These plans and programs would include (a) all retirement income plans (including defined benefit, defined contribution and nonqualified retirement income plans), (b) health and welfare plans (including post-retirement medical and life insurance coverage), (c) any vested and accrued vacation and (d) any amounts credited to the executives’ accounts under our nonqualified deferred compensation plans. Payments of earned and vested amounts under these plans and programs are not included in the scenarios described below.

•

In the termination scenarios described below, we expect that the Committee would provide the executive (or, in the case of death, the estate or surviving spouse, if any) with continued reimbursement for the cost of income tax return preparation and estate and financial planning services for a period of time which would include the year following the year of his or her termination of employment. These reimbursements to the executives would be reported as imputed income and would be subject to ordinary income tax treatment. The estimated expense reimbursements shown in the scenarios below represent the approximate cost of this benefit based on the amounts reimbursed to each Named Executive Officer during 2011.

Voluntary Resignation or Termination for Cause

An executive is not entitled to receive any additional forms of compensation or benefits, other than any accrued and vested vacation, deferral account balances and vested qualified and nonqualified retirement income, if he or she voluntarily resigns when he or she is not yet eligible for retirement or if his or her employment with us is terminated for cause.

Normal and Early Retirement

Each Named Executive Officer is subject to mandatory retirement at age 65 and is eligible to elect voluntary retirement after having attained age 55 with ten or more years of service. Consistent with the policy applied to non-executive employees, in the event we involuntarily terminate an officer after the officer attained age 50 with ten or more years of service, he or she would also be treated as a retiree under the programs described below. Messrs. Cutler and Arnold are the only Named Executive Officers who would have the age and Company service necessary for retirement. Therefore, a projected termination benefit is shown only for these two officers. In this scenario the Committee may also exercise its discretion to provide the retiring executive with the following:

•	pro-rated eligibility in the open four-year award periods under our long-term incentive plan;

•

accelerated vesting of the then unvested stock options and (if applicable) restricted share awards and RSUs that would have otherwise vested in the year following the year in which the executive retires; and

•	reimbursement for the costs of income tax return preparation and estate and financial planning assistance for a period that includes the year following the year in which the executive retires.

These amounts are shown for each Named Executive Officer in the following table:

	Base and Annual Incentive Severance	Pro-Rated Long-Term Incentive	Accelerated Equity	Benefit Continuation	Financial, Estate and Tax Planning	Outplacement	Total
A. M. Cutler	not applicable	$2,500,000	$10,052,470	not applicable	$40,200	not applicable	$12,592,670
C. Arnold	not applicable	$637,500	$4,102,354	not applicable	$22,660	not applicable	$4,762,514

Involuntary Termination — Not for Cause

In the event of an involuntary termination (not for cause), the Committee would typically provide a Named Executive Officer with the following:

•	severance pay equal to two times the total of his or her base salary and target incentive award under our short-term incentive plan;

•	pro-rated eligibility in any open four-year award periods under our long-term incentive plans in which the officer had participated for at least twenty-four months as of the termination date;

•	executive outplacement benefits; and

•	an officer who is involuntarily terminated after having reached eligibility for early retirement generally would receive the other pay and benefits outlined under “Normal and Early Retirement.”

These amounts are shown for each Named Executive Officer in the table below. In the case of the involuntary termination of an officer who is in a position below the level of a direct report to the Chairman and Chief Executive Officer, the officer would receive, if approved by the Committee, the total of his or her annual base salary and target incentive award under the short-term incentive plan as the basic severance amount along with pro-rated eligibility in any open awards under our long-term incentive plans and outplacement benefits.

	Base and Annual Incentive Severance	Pro-Rated Long-Term Incentive	Accelerated Equity	Benefit Continuation	Financial, Estate and Tax Planning	Outplacement	Total
A. M. Cutler	$5,400,000	$2,500,000	$10,052,470	$16,508	$40,200	$18,000	$18,027,178
R. H. Fearon	$2,459,030	$587,500	$0	$11,050	$44,330	$18,000	$3,119,910
C. Arnold	$2,602,392	$637,500	$4,102,354	$8,355	$22,660	$18,000	$7,391,261
T. S. Gross	$2,547,672	$637,500	$0	$10,843	$15,000	$18,000	$3,229,015
M. M. McGuire	$1,747,015	$375,000	$0	$7,272	$20,620	$18,000	$2,167,907

Change of Control

Another scenario under which a Named Executive Officer’s employment may terminate is through a qualifying termination in connection with a change of control of the Company. We have entered into agreements with each of our officers, including the Named Executive Officers, which provide for payments and benefits in the event of a termination of employment in the context of a change of control of the Company. In addition, as noted above in “Background and Basic Assumptions,” under the terms of our standard form of stock option, restricted share award and RSU grant agreements, in the case of a change of control of the Company, vesting of all of the executives’ outstanding unvested equity grants would be accelerated. The change of control agreements that we have with our officers contain the following key provisions:

•	The agreement first becomes effective upon a change of control of the Company.

•	For the three years following the change of control, the agreement protects the executive officer from certain changes to his or her employment, position, duties, compensation and benefits.

•

If, during this three-year period, the successor company terminates the executive officer’s employment other than for “Cause” or “Disability” or if the executive terminates his or her employment for “Good Reason” (as these terms are defined in the agreements), the executive would receive:

a. A lump sum cash payment equal to the aggregate of (a) any earned but as yet unpaid base salary and short-term and four-year incentive awards for completed incentive award periods, (b) a prorated portion of his or her target incentive opportunity for any open award periods under the four-year plan and (c) the executive’s annual base salary and target incentive opportunity under the short-term plan multiplied by the lesser of three years or the number of years remaining until the executive’s 65th birthday;

b. Continued health and welfare benefits as if the executive’s employment had not been terminated for a period equal to the lesser of two years or the number of years remaining until the executive’s 65th birthday; and

•

To the extent that any payments under the change of control agreements are deferred compensation and the executive is a “specified employee” within the meaning of Internal Revenue Code Section 409A and the regulations thereunder (determined in accordance with the methodology established by us as of the date of termination of employment), such payments or other benefits will not be paid or provided before the first business day that is six months after the date of termination of employment.

As is common practice with such agreements, these payments and benefits would not be subject to any requirement that the officer seek other employment or any other form of mitigation. We would pay the officer’s legal fees if he or she needed to take action to enforce the provisions of the agreement or defend the agreement’s terms if contested by us. U.S. tax law imposes a 20% excise tax on certain compensation that is contingent on a change of control of the Company. Although each executive is personally responsible for regular federal, state and local income tax and FICA obligations on this compensation, we have agreed to provide the Named Executive Officers and other officers with full tax protection from liability for the 20% excise tax for agreements executed prior to November 2011. The effect of the tax protection payment is to ensure that the affected officer receives the same after-tax payments and benefit values that the officer would have received had there been no excise tax. No Named Executive Officers would have been subject to the excise tax in 2011.

Based on the foregoing assumptions, the estimated amounts payable to each Named Executive Officer upon a termination of employment in connection with a change of control of the Company are shown in the table below.

	Base and Annual Incentive Severance	Pro-Rated Long-Term Incentive	Accelerated Equity	Benefit Continuation	Financial, Estate and Tax Planning	Outplacement	Tax Protection	Total
A. M. Cutler	$9,089,424	$2,500,000	$14,296,495	$66,032	$40,200	$18,000	$0	$26,010,151
R. H. Fearon	$3,961,771	$587,500	$5,661,076	$44,199	$44,330	$18,000	$0	$10,316,876
C. Arnold	$4,242,584	$637,500	$5,582,114	$33,422	$22,660	$18,000	$0	$10,536,280
T. S. Gross	$4,123,206	$637,500	$5,373,169	$43,371	$15,000	$18,000	$0	$10,210,246
M. M. McGuire	$2,674,475	$375,000	$3,338,925	$29,088	$20,620	$18,000	$0	$6,456,108

As described on page 41, in October 2011 the Committee determined it was appropriate to amend the Change of Control Agreements to eliminate eligibility for tax protection from any new agreements.

Death or Disability

In the event of the death or disability of a Named Executive Officer, the executive or the estate, whichever is appropriate, would receive pro-rated payments for any open four-year award periods under our long-term incentive plan (ESIP). In addition, the Committee could exercise its discretion to accelerate the vesting of the then unvested stock options and restricted shares. These amounts are shown for each Named Executive Officer in the following table:

	Base and Annual Incentive Severance	Pro-Rated Long-Term Incentive	Accelerated Equity	Benefit Continuation	Financial, Estate and Tax Planning	Outplacement	Total
A. M. Cutler	not applicable	$2,500,000	$14,296,495	not applicable	$40,200	not applicable	$16,836,695
R. H. Fearon	not applicable	$587,500	$5,661,076	not applicable	$44,330	not applicable	$6,292,906
C. Arnold	not applicable	$637,500	$5,582,114	not applicable	$22,660	not applicable	$6,242,274
T. S. Gross	not applicable	$637,500	$5,373,169	not applicable	$15,000	not applicable	$6,025,669
M. M. McGuire	not applicable	$375,000	$3,338,925	not applicable	$20,620	not applicable	$3,734,545

DIRECTOR COMPENSATION

Employee directors are not compensated for their services as directors. In 2011, each non-employee Director received an annual retainer of $110,000. The Chairs of Board Committees each received an additional annual retainer as follows: Audit Committee, $30,000; Compensation and Organization Committee, $30,000; Finance Committee, $10,000; and Governance Committee, $15,000. Members of the Audit Committee also received a committee retainer of $15,000. In addition, the Lead Director received a fee of $20,000. Non-employee directors may defer payment of their fees as described on page 62 in footnote (4) to the table.

Under our 2009 Stock Plan as approved by our shareholders, a person who on the grant date (as defined below) is serving as a non-employee director automatically will be granted a number of restricted shares equal to the quotient resulting from dividing (i) the annual retainer in effect on the grant date, by (ii) the closing price of our common shares on the New York Stock Exchange on the Monday immediately preceding the grant date, or if that date is not a trading day on the New York Stock Exchange, the trading day immediately preceding that Monday. The grant date is the fourth Wednesday of each January. Non-employee director restricted shares are subject to terms and conditions, including the vesting schedule, as determined by the Governance Committee. Restricted shares awarded to non-employee directors in and prior to 2011 vest upon retirement. No additional stock options or other awards may be granted to our non-employee directors pursuant to any of our other stock plans. We have a policy that prohibits directors from engaging in financial hedging of their investment risk in our shares.

In 2012, the Governance Committee implemented a requirement that non-employee directors must own a number of Eaton common shares equal in value to five times the annual retainer. Non-employee directors have five years to satisfy this requirement and must maintain at least that level of ownership through retirement from the Board.

Until December 21, 2009, non-employee directors who were first elected to the Board prior to 1996 and who had at least five years of Board service were eligible to receive an annual benefit under the Eaton Corporation Retirement Plan for Non-Employee Directors (the “Plan”) upon leaving the Board. The Plan provided for eligible directors to receive an annual benefit equal to the annual retainer in effect at the time the director left the Board. The annual benefit was to be paid for the lesser of 10 years or life. Directors who were first elected in 1996 or later were not eligible to receive this benefit.

On December 21, 2009, in a meeting that did not include members eligible for the retirement benefit, the Board determined that it was appropriate to amend the Plan to comply with Section 409A of the American Jobs Creation Act of 2004, but only with respect to benefits accrued after December 31, 2004. The Board adopted the Plan amendment and also determined it was in the best interest of the Company to terminate the Plan with regard to non-employee director participants who had not yet retired from the Board and to distribute to each active participant an actuarially determined benefit in the form of a lump sum in cash. The Plan participants who had previously retired from the Board and who currently are owed installment payments will be paid those installments on the dates originally established under the Plan.

Former non-employee directors retain the following benefits during retirement: (i) group term life insurance, with coverage reduced to $33,333; (ii) eligibility for medical (but not dental) coverage; and depending upon length of Board service and age at retirement (iii) the right to exercise stock options until the tenth anniversary of their grant dates. Current and retired non-employee directors are entitled to participate in our gift matching program that is available to all current and retired employees. Under this program we match contributions to qualified charitable organizations dollar-for-dollar up to a maximum of $5,000 in any calendar year.

The table below sets forth the compensation and benefit programs applicable to our non-employee directors for 2011. Mr. Cutler does not participate in any of these compensation and benefit arrangements.

DIRECTORS COMPENSATION

(a)	Fees Earned or Paid in Cash (1) (b)	Stock Awards (2) (c)	Option Awards (3) (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) (f)	All Other Compensation (5) (g)	Total (h)
G. S. Barrett	$93,750	$0	$0	$0	$0	$0	$93,750
T. M. Bluedorn	$110,000	$112,048	$0	$0	$0	$5,695	$227,743
C. M. Connor	$110,000	$112,048	$0	$0	$0	$9,848	$231,896
M. J. Critelli	$125,000	$112,048	$0	$0	$0	$9,848	$246,896
C. E. Golden	$147,500	$112,048	$0	$0	$0	$9,848	$269,396
E. Green	$62,500	$112,048	$0	$0	$0	$12,883	$187,431
A. E. Johnson	$125,000	$112,048	$0	$0	$0	$9,848	$246,896
N. C. Lautenbach	$145,000	$112,048	$0	$0	$0	$9,848	$266,896
D. L. McCoy	$140,000	$112,048	$0	$0	$0	$9,848	$261,896
G. R. Page	$152,500	$112,048	$0	$0	$0	$9,848	$274,396
G. L. Tooker	$110,000	$112,048	$0	$0	$0	$9,848	$231,896

(1)	Fees Earned or Paid in Cash includes the total annual retainer and where applicable, the Committee Chair retainer, Lead Director fee, and Audit Committee Retainer.

(2)	Reported in the Stock Awards column is the grant date present value of restricted shares awarded to the directors on January 26, 2011. The grant date present value is calculated by multiplying the number of shares granted (2,142) by the closing price of our common shares on the grant date ($52.31). As of December 31, 2011, the following non-employee directors each held 9,590 unvested restricted shares: C.M. Connor, M.J. Critelli, C.E. Golden, A.E. Johnson, N.C. Lautenbach, D.L. McCoy, G.R. Page and G.L. Tooker. T.M. Bluedorn held 6,536 unvested restricted shares. G.S. Barrett was elected to the Board in April and did not receive a grant in 2011.

(3)	As of December 31, 2011, non-employee directors held the following number of outstanding stock options: C.M. Connor, 32,954; M.J. Critelli, 35,390; C.E. Golden, 26,450; N.C. Lautenbach, 48,302; D.L. McCoy, 48,302; and G.R. Page, 55,390. T.M. Bluedorn, A.E. Johnson and G.L. Tooker had no stock options outstanding as of December 31, 2011.

(4)	As described on page 61, there is no pension in place for non-employee directors. Non-employee directors first elected before 1996 may defer payment of their annual fees, up to $30,000 per year, at an interest rate specified in their deferred compensation agreement. The rate of interest is based upon the number of years from the date of the director’s initial election until the first annual meeting to be held following the director’s 68th birthday and is higher than prevailing market rates. Under a separate deferral plan, all nonemployee directors may defer payment of their fees at a rate of return which varies, depending on whether the director defers the fees as retirement compensation or as short-term compensation. At least 50% of retirement compensation, or any greater portion that the director elects, is converted to share units and earns share price appreciation and dividend equivalents. The balance of retirement compensation earns 10-year Treasury Note returns plus 300 basis points. Short-term compensation earns 13-week Treasury Bill returns. In 2011, no non-employee directors received above-market earnings on nonqualified deferred compensation.

(5)	For non-employee directors who were initially elected to the Board before 2008, we provide access to certain Health and Welfare benefit arrangements, which include $100,000 of group term life insurance and participation in medical and dental coverage designed to mirror the benefits provided to our employees or (as applicable) retirees. In 2011, no director elected to participate in either the medical or dental plans. Our contributions in 2011 for the group term life insurance and travel accident insurance for the loss of life or limb while traveling on our business for each director was $195. E. Green retired from the Board in April 2011 and received a gift in the amount of $8,000 to donate to a charitable organization. This column also includes dividends paid to each Director based on the number of unvested restricted shares he or she held.

2.	PROPOSAL TO APPROVE THE 2012 STOCK PLAN

Our Board of Directors believes that share-based incentives are important factors in attracting and retaining highly qualified executives, and that they help to align the interests of those executives with the interests of our shareholders. It believes that our shareholder-approved Stock Plans have been instrumental in producing our strong financial performance over the last several years. As of March 1, 2012, 3,743,352 common shares remained available for additional awards under the 2009 Stock Plan. Our Board has therefore approved and is submitting to our shareholders for their approval a new share-based plan, called the 2012 Stock Plan (the “Plan”). Upon approval of the Plan by the shareholders, we will not grant any new awards under the 2009 Stock Plan.

As of March 1, 2012, there were outstanding under our existing stock plans, options to acquire 12,474,381 shares, with a weighted average exercise price of $38.51 and an average remaining term of 4.7 years. In addition, as of March 1, 2012, there were 4,894,142 shares subject to unvested restricted share awards granted under our existing stock plans.

Our Board believes that the potential dilutive effect of the issuance of stock options has been mitigated by periodic share repurchase programs over the last several years. From January 1, 2010 through December 31, 2011, we repurchased approximately 11.1 million of our shares, largely offsetting grants of stock options and restricted shares made in recent years. Under our share repurchase program authorized in September 2011 we have authority to purchase up to 20 million additional shares. Share repurchases under this program are expected to be made over time, depending upon market conditions, the price of common shares, capital levels and other considerations.

The Plan will authorize the granting of restricted shares to non-employee directors and the granting of stock options, restricted shares and other share-based awards to salaried employees selected by the Board’s Compensation and Organization Committee (the “Committee”) or an officer to whom granting authority is delegated. These awards include those intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), however, there can be no guarantee that awards granted under the Plan will be treated as qualified performance-based compensation under Section 162(m). In order for awards to be eligible to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by our shareholders every five years. The material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects is discussed below, and approval of the Plan will constitute approval of the material terms of the performance goals.

The purpose of the Plan is to continue to provide long-term incentives to executives for outstanding service to us and our shareholders and to assist in recruiting and retaining highly qualified individuals as executives or directors. A copy of the Plan is included as Appendix B to this proxy statement, and the following summary is qualified in its entirety by the provisions of the Plan.

Summary of the Plan

Administration.    The Committee, which is comprised of non-employee directors, will administer employee awards. The Governance Committee of the Board, which is also comprised of non-employee directors, will administer non-employee director restricted shares.

Shares Available.    Subject to adjustments for stock splits, stock dividends and other similar events, the total number of our common shares with a par value of $.50 each (“shares”) that may be delivered under the Plan will not exceed 21 million, plus any shares that were subject to outstanding awards under the 2009 Stock Plan that are subsequently canceled, expired, forfeited or otherwise not issued thereunder or settled in cash, and the total number of shares or share units underlying options or related to other equity awards that may be granted to any employee during any period of three consecutive calendar years will not exceed 1,200,000. The number of shares available for options or stock appreciation rights will be reduced by (i) one share for each share subject to an award of options or stock appreciation rights, and (ii) 2.36 for each restricted share, restricted share unit, performance share, performance share unit or other share-based awards denominated in full shares. To the extent that any award is forfeited under the Plan or the 2009 Stock Plan, or any option or stock appreciation right terminates, expires or lapses without being exercised, the shares subject to such awards not delivered as a result thereof shall again be available for awards under the Plan. Any shares that again become available for grant pursuant to this paragraph (including shares that were subject to 2009 Stock Plan awards) shall be added back as one (1) share if such shares were subject to stock options or stock appreciation rights, and as 2.36 shares if such shares were subject to awards of restricted shares, restricted share units, performance shares, performance share units or other share-based awards denominated in shares.

Employee Stock Options.    Exercise of Options.    Each option will be exercisable at such times and for such number of shares as determined by the Committee on the date of grant. Grants to executive officers will not be exercisable for at least six months after those options are granted. Although the Plan does not impose any similar time requirements on grants to non-executive officer employees, such grants historically have become exercisable as follows: after one year as to 33% of the shares covered by the grant, after the second year as to another 33% and after the third year as to the remaining 34%. The Committee may accelerate or otherwise change the times when an option may be exercised, and the Management Compensation Committee (comprised of certain of our officers) may do likewise for employees who are not executive officers. The Committee may grant employee options which are intended to qualify as incentive stock options (“Incentive Stock Options”) under the Internal Revenue Code.

Term.    The term of each option will be ten years from the date of grant.

Price.    The option price will be the fair market value of the shares subject to the option on the date of grant. The fair market value will be the closing price as quoted on the New York Stock Exchange unless the Committee specifies a different method to determine fair market value. The closing price of a share as of February 29, 2012 on the New York Stock Exchange was $52.19.

No repricing.    Except in connection with an adjustment involving a change in capitalization or other corporate transaction or event as provided for in the Plan, the Committee may not authorize the amendment of any outstanding stock option or stock appreciation right to reduce the exercise price, and no outstanding stock option or stock appreciation right may be cancelled in exchange for cash or other awards, or cancelled in exchange for stock options or stock appreciation rights having a lower exercise price, or cancelled in exchange for cash, without the approval of our shareholders.

Payment.    The exercise price will be payable in cash or, if permitted by the terms of the option, by other consideration, including our shares.

Non-Employee Director Restricted Shares.    Subject to approval of the Plan by our shareholders at the 2012 annual meeting, each person who on the grant date (as defined below) is serving as a non-employee director automatically will be granted a number of restricted shares equal to the quotient resulting from dividing (i) the annual retainer in effect on the grant date, by (ii) the closing price of a share on the New York Stock Exchange on the Monday immediately prior to the grant date, or if that date is not a trading day on the New York Stock Exchange, the trading day immediately preceding that Monday. The grant date is the fourth Wednesday of each January, beginning January of 2013. Non-employee director restricted shares will vest and be subject to other terms and conditions as determined by the Governance Committee.

Employee Restricted Shares, Restricted Share Units and Other Share-Based Awards.    The Committee may grant employees other share-based awards, including restricted shares which are in addition to the restricted shares automatically granted to non-employee directors, for no cash consideration, or for such consideration as may be determined by the Committee. Subject to the provisions discussed under “Shares Available” above, the Committee will determine the criteria or periods for payment or vesting and the extent to which those criteria or periods have been met. Any such grants shall have such other terms and conditions as determined by the Committee.

Performance Shares and Performance Share Units.    The Committee may grant performance shares and performance share units for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee. No grantee may receive a long-term incentive award in any performance period of more than 800,000 share equivalent units, subject to adjustment for certain events as specified in the Plan. The Committee will establish award periods and the number of performance shares or units to be earned if the performance objectives are met during the award periods. The performance objectives for performance share or performance share unit grants approved by the Committee will be set forth in the related Award Agreement and will consist of objective tests based on one or more of the following: the Company’s earnings, cash flow, cash flow return on gross capital, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, profit returns and margins, share price, working capital, and changes between years or periods, or returns over years or periods that are determined with respect to any of the above-listed performance criteria. If performance shares are not earned, they will be available for future grants. The provisions of the Plan are designed so that all options, performance shares and performance share units granted under the Plan to any individual who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Internal Revenue Code) may qualify for the Section 162(m) exception for performance-based compensation. Section 162(m) generally imposes a compensation cap on deductibility for income tax purposes equal to $1 million with respect to “covered employees.” However, the Committee may determine to grant awards that do not qualify for deductibility under Section 162(m). In addition, it should be recognized that in most tax matters a degree of uncertainty often exists with respect to the proper application of Internal Revenue Code and related tax regulations.

Other Awards.    We have not granted stock appreciation rights for many years, primarily because of their adverse accounting consequences. However, in some countries stock appreciation rights are more advantageous to the recipients than conventional stock options. Therefore, the Plan permits their use at the discretion of the Committee. Stock appreciation rights entitle the holder to receive a number of shares or cash equal to the increase in the fair market value of the designated number of shares from the date of grant to the date of exercise. Stock appreciation rights may be exercised as determined by the Committee, however, the term of any stock appreciation right will be no longer than ten years from the date of grant.

Change of Control.    The Plan provides the Committee with the discretionary authority to determine the terms of awards granted to employees consistent with the provisions of the Plan, and provides such authority to the Governance Committee with respect to awards granted to non-employee directors. In the past, the agreements setting forth the terms of the share awards have contained provisions pursuant to which the awards would fully vest upon a change of control of the Company. It is expected that agreements for awards under the Plan would contain similar provisions, under which a change of control generally would mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of the Company (the “Outstanding Company Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; unless any individual becoming a director subsequent to the date of the agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by our shareholders of a complete liquidation or dissolution of the Company.

A “change of control” would not be deemed to have occurred with respect to certain executive-initiated transactions.

Other Matters.    Awards granted under the Plan are subject to a policy, adopted by our Board of Directors, that provides if the Board determines that an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid or credited to the executive, the performance-based award is subject to reduction, cancellation or reimbursement at the discretion of the Board. Please see page 42 for further information concerning the policy. Shares available for awards may consist, in whole or in part, of authorized and unissued shares or treasury shares.

The Board of Directors may, without shareholder approval, amend or terminate the Plan, except in any respect as to which shareholder approval is required by law, regulation or the rules of the New York Stock Exchange. In all cases, the Plan may not be amended without shareholder approval to (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) increase the maximum number of shares which may be granted to any employee, or (iii) grant options or stock appreciation rights at a purchase price below fair market value on the date of grant.

The Board of Directors is presently comprised of ten non-employee directors and one employee director. The number of employees to whom employee stock options or restricted shares are typically granted is approximately 680.

The benefits that will be received by employees under the Plan or which would have been received under the Plan if it had been in effect in 2011 are not currently determinable, because awards will be made at the discretion of the Committee.

Federal Income Tax Consequences. The grant of an option or stock appreciation right will create no tax consequences for the participant or the company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss. Other awards under the Plan, including nonqualified options and stock appreciation rights, generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other awards. Except as discussed below, the company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation rights, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

Section 162(m) generally allows the company to obtain tax deductions without limit for performance-based compensation. The Plan is designed to permit the grant of options and stock appreciation rights, and certain other awards that are intended to qualify as performance-based compensation not subject to Section 162(m)’s $1 million deductibility cap. The rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effective. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Plan will be fully deductible under all circumstances.

This general tax discussion is intended for the information of shareowners considering how to vote with respect to this proposal and not as tax guidance to participants in the Plan. Different tax rules may apply to specific participants and transactions under the Plan, particularly in jurisdictions outside the United States.

The Board of Directors recommends a vote FOR approval of the 2012 Stock Plan.

3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed the accounting firm of Ernst & Young LLP as Eaton’s independent auditor to conduct the annual audit of Eaton’s books and records for 2012. The submittal of this matter to the shareholders at the annual meeting is not required by law or by our Amended Regulations. This matter is nevertheless being submitted to the shareholders to ascertain their views. If this proposal is not approved at the annual meeting by the affirmative vote of holders of a majority of our outstanding shares, the Audit Committee intends to reconsider its appointment of Ernst & Young LLP as independent auditor.

A representative of Ernst & Young LLP will be present at the annual meeting to answer any questions concerning the independent auditor’s areas of responsibility, and will have an opportunity to make a statement if he or she desires to do so.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

4.	ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement. Following our 2011 annual meeting of shareholders, our Board determined that the Company will hold an advisory vote to approve the Company’s executive compensation on an annual basis until the next required vote on the frequency of such advisory votes, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s shareholders. Accordingly, unless the Board determines to change the frequency of such votes, the next advisory vote to approve the Company’s executive compensation will occur at the 2013 annual meeting of shareholders.

As described in detail under the heading “Advisory Approval of the Company’s Executive Compensation” within the Compensation Discussion and Analysis, our executive compensation programs are designed to attract, motivate, reward and retain our Named Executive Officers, who are critical to the success of our Company. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, and the realization of increased shareholder value. Please read the Compensation Discussion and Analysis beginning on page 20 for additional details about our executive compensation programs, including information about the 2011 compensation of our Named Executive Officers.

The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. The Committee is comprised solely of independent directors committed to apply sound governance practices to compensation decisions. The Committee considers a variety of reports and analyses, such as market survey data, compensation Tally Sheets, compensation data of peer companies, shareholder feedback, and reports from proxy advisory agencies, when making decisions regarding target compensation opportunities, and the delivery of awards to our elected officers, including the Named Executive Officers.

On average, 83% of our Named Executive Officers’ compensation is performance-based. Our plans deliver awards below target, or none at all, when Company performance does not meet threshold levels. This was the case in 2009, when we did not pay any incentive awards from our annual plans due to failure to meet performance targets. Our executive compensation incentive programs are intended to deliver target awards when our performance aligns with the Peer Group median performance and awards that exceed 150% of target when our performance is at or above the top quartile of our Peer Group.

Other features of our compensation programs for executives include share ownership requirements ranging from one-times base salary for our general managers to six-times base salary for our CEO; incentive plan payout caps designed to prevent the potential for unintended windfalls; a compensation clawback policy that allows us to recover incentive compensation in case of employee misconduct that causes the need for a material restatement of financial results; and the fact that we do not have employment contracts with any of our salaried U.S. employees, including the Named Executive Officers.

We believe that our executive compensation design and strategy, as guided by the principles above, was a critical factor in motivating our executives to seek innovative solutions which contribute to the Company’s continued success. We strongly encourage you to review the Compensation Discussion and Analysis and compensation tables in this proxy statement for detailed information on the extensive processes and factors the Committee considers when establishing performance and pay targets and in making decisions regarding actual payments form our short- and long-term performance based incentive plans. In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2012 Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the 2012 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

The Board of Directors unanimously recommends a vote FOR approval of the advisory resolution on executive compensation.

5.	OTHER BUSINESS

Management does not know of any other matters requiring shareholder action that may come before the meeting; but, if any are properly presented, the individuals named in the enclosed form of proxy will vote on those matters according to their best judgment.

Share Ownership Tables

Set forth below is certain information concerning persons who are known by us to have reported owning beneficially more than 5% of our common shares and the equity ownership in the Company held by each director and Named Executive Officer and all of our directors and executive offices as a group, as of the most recent practicable date.

Name and Address of Beneficial Owner	Number of Common Shares		Percent of Class

BlackRock Inc.	21,746,147	(1)	6.51%
40 East 52nd Street
New York, NY 10022

(1)

BlackRock Inc. has filed with the Securities and Exchange Commission a Schedule 13G/A dated February 13, 2012, which reports the beneficial ownership of 21,746,147 common shares by it and certain affiliated entities and individuals. As reported in the Schedule 13G/A, BlackRock Inc. and such affiliated entities and individuals have sole power to vote or direct the vote of 21,746,147 shares, and sole power to dispose or to direct the disposition of 21,746,147 shares.

Employee benefit plans of the Company and its subsidiaries on December 31, 2011 held 16,967,977 common shares for the benefit of participating employees, or approximately 5.07% of common shares outstanding.

The following table shows the beneficial ownership, reported to us as of December 31, 2011, of our common shares by each director, each Named Executive Officer and all directors and executive officers as a group, and also sets forth the number of share units held under various deferred compensation plans and restricted share units granted under our stock plans that vest within 60 days.

Name of Beneficial Owner	Number of Shares Owned(1,2)		Percent of Class(3)	Deferred Share Units(4)	Restricted Share Units(5)	Total Number of Shares, Deferred Share and Restricted Share Units

C. Arnold	402,031	(5)		0	15,392	417,423
G. S. Barrett	2,000			0		2,000
T. M. Bluedorn	4,248			0		4,248
C. M. Connor	43,316			19,925		63,241
M. J. Critelli	107,528			0		107,528
A. M. Cutler	2,295,525	(5,6)		0	47,602	2,343,127
R. H. Fearon	517,468	(5)		0	14,974	532,442
C. E. Golden	34,752			7,272		42,024
T. S. Gross	236,403	(5)		0	15,392	251,795
A. E. Johnson	7,302			0		7,302
N. C. Lautenbach	108,010			64,638		172,648
D. L. McCoy	90,950			24,135		115,085
M. M. McGuire	186,492	(5)		3,469	8,518	198,479
G. R. Page	65,692			9,346		75,038
G. L. Tooker	39,194	(6)		15,040		54,234
All Directors and Executive Officers as a Group (19)	4,612,994		1.4%	143,825	113,433	4,870,253

(1)	Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated.

(2)	Includes shares which the person has the right to acquire within 60 days after December 31, 2011 upon the exercise of outstanding stock options as follows: C. Arnold, 265,920; C.M. Connor, 32,954; M.J. Critelli, 35,390; A.M. Cutler, 1,790,223; R.H. Fearon, 274,520; C.E. Golden, 26,450; T.S. Gross, 204,720; N.C. Lautenbach, 48,302; M.M. McGuire, 140,120; D.L. McCoy, 48,302; G.R. Page, 55,390; and all directors and executive officers as a group, 3,186,966.

(3)	Each of the individuals listed holds less than 1% of outstanding common shares.

(4)	For a description of these units, see page 54 under “Nonqualified Deferred Compensation” and footnote (4) to the “Directors Compensation” table on page 62.

(5)	Includes shares held under the Eaton Savings Plan as of December 31, 2011.

(6)	Includes shares held jointly or in other capacities, such as by trust or spouse.

EQUITY COMPENSATION PLANS

The following table summarizes information, as of December 31, 2011, relating to our equity compensation plans pursuant to which grants of options, restricted shares, restricted share units, deferred compensation units or other rights to acquire our common shares may be granted from time to time.

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(B) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))

Equity compensation plans approved by security holders(1)	17,782,959	(3)	$36.84	(5)	7,519,164
Equity compensation plans not approved by security holders(2)	474,290	(4)	N/A		N/A
Total	18,257,249		$36.84	(5)

(1)	Includes Company stock plans, each of which have been approved by the shareholders. For a description of these plans, please see the “Equity Grants” section of the Compensation Discussion and Analysis beginning on page 34.

(2)	These plans are the 2005 Non-Employee Director Fee Deferral Plan, the 1996 Non-Employee Director Fee Deferral Plan, the Deferred Incentive Compensation Plan II and the Incentive Compensation Deferral Plan II, none of which are considered “equity compensation plans” requiring shareholder approval under the rules of the New York Stock Exchange. For a description of these plans, please see “Nonqualified Deferred Compensation” on page 54 and footnote (4) to the “Director Compensation” table on page 62.

(3)	Includes an aggregate of 13,119,677 stock options with a weighted average exercise price of $36.84 and a weighted average remaining life of 4.3 years, and 4,663,282 restricted share units.

(4)	Represents shares underlying phantom share units, payable on a one-for-one basis, credited to accounts under the deferral plans listed in footnote (2) above.

(5)	The weighted average exercise price of outstanding stock options excludes restricted share units and deferred compensation share units because they have no exercise price.

As described under “Nonqualified Deferred Compensation” on page 54, executives may elect to defer receipt of their earned cash bonuses under the annual or long-term incentive plans. These deferred amounts are invested as Company share units and valued at the then current fair market value under the Deferred Incentive Compensation Plan II or the Incentive Compensation Deferral Plan II, whichever plan is applicable. We do not provide any share or cash match with respect to the deferred amounts under these plans, nor do we allow executives to defer the receipt of shares earned under any of our Stock Plans. Likewise, non-employee directors may elect to have their fees paid in cash invested as share units which are valued at the then current fair market price under the 2005 Non-Employee Director Fee Deferral Plan. We do not provide any share or cash match with respect to the directors fees deferred under these plans, nor do we allow directors to defer the receipt of shares earned under any of our Stock Plans. Because the amount of these cash bonuses and directors fees are determined under specific processes described in this proxy statement, the number of share units credited and shares received under these deferral plans is limited. The share units described herein are not expensed by the Company because they are not considered equity compensation for the purposes of SFAS 123(R). Please see the disclosure on page 54 concerning the termination of certain of these deferral plans.

Section 16(a) Beneficial Ownership Reporting Compliance — Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports of holdings and transactions in the Company’s equity securities with the Securities and Exchange Commission. The Company assists its directors and executive officers by completing and filing these reports electronically on their behalf. The Company believes that its directors and executive officers timely complied with all such filing requirements for 2011, except that, due to an administrative error by the firm that assists us with these filings, one Form 4 report was filed late for Billie K. Rawot, an officer of the Company, with respect to the exercise of an employee stock option and the sale of the Company shares so acquired. A Form 5 report was filed late with respect to a gift of shares by Ned C. Lautenbach, a Director of the Company.

Future Shareholder Proposals — Shareholders who wish to submit proposals for inclusion in the proxy statement and for consideration at the annual meeting must do so on a timely basis. In order to be included in the proxy statement for the 2013 annual meeting, proposals must relate to proper subjects and must be received by the Corporate Secretary, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114, by November 16, 2012. Any shareholder proposal that is not submitted for inclusion in the proxy statement but is instead sought to be presented directly at the 2013 annual shareholders meeting must be received by the Corporate Secretary at the address listed above no earlier than December 16, 2012 and no later than January 15, 2013. Securities and Exchange Commission rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and in certain other cases notwithstanding the shareholder’s compliance with this deadline.

Householding — Unless you or another shareholder at your mailing address advised otherwise, if you and other residents at your mailing address share the same last name and own Eaton common shares, we delivered a single copy of the proxy statement and 2011 annual report to shareholders to your address. This method of delivery is known as “householding.” Householding reduces the number of mailings you receive, saves printing and postage costs, and helps the environment. Shareholders who participate in householding will continue to receive separate proxy cards. We will deliver promptly, upon written or telephone request, a separate copy of the proxy statement and 2011 annual report to shareholders to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy materials now or in the future should submit this request in writing to Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114, Attention: Corporate Secretary, or contact our Investor Relations department by telephone at 216-523-4205. Shareholders of record sharing an address who are receiving multiple copies of the proxy materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of Eaton common shares and wish to receive only one copy of the proxy materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of these documents be mailed to all shareholders at the shared address.

By order of the Board of Directors

Thomas E. Moran

Senior Vice President and

Secretary

March 16, 2012

Appendix A

EATON CORPORATION

Board of Directors Governance Policies

(Revised February 22, 2012)

I.    BOARD ORGANIZATION AND COMPOSITION

A.  Size and Structure of Board. The size of the Board should be in the range of 9-15. Only one Director should be an employee of the Company. The Board believes that it is desirable for all Directors to stand for election at each Annual Shareholders Meeting.

B.  Director Independence. Except for any Director who is a Company employee, all Directors should be independent. A Director will be considered independent if the Director meets the criteria set forth in the independence standards of the New York Stock Exchange and the independence criteria adopted by the Company’s Board of Directors.

C.  Director Tenure. Toward the end of a Director’s term, the Board of Directors, with the advice of the Governance Committee, reviews the Director’s candidacy for re-election. In advising the Board, the Governance Committee considers, among other things, (i) the results of a peer review of the Director’s performance by all other outside Directors, (ii) self-evaluation by the Director, (iii) input by the Chairman and Chief Executive Officer relating to the Director’s performance, (iv) input by the Chair of each Board Committee on which the Director serves and (v) the Governance Committee’s assessment of the Director’s skills, talents, competencies and experience in comparison with the Company’s strategy and the anticipated needs of the Board. There is no limit to the number of terms a Director may serve. However, the Board’s retirement policy calls for each outside Director to retire at the Annual Shareholders Meeting following the Director’s 72nd birthday and for the Chairman and Chief Executive Officer to retire from the Board when he or she retires as an employee, no later than the end of the month in which he or she reaches age 65. Directors who retire from their employment, change their employment or occupation, or otherwise make a material change in their non-Eaton responsibilities should tender their resignation from the Board of Directors. The Board, with the advice of the Governance Committee, will then decide whether to accept the resignation.

D.  Membership on Other Boards. Each Director is responsible to notify the Chair of the Governance Committee before accepting invitations to join other Boards of Directors. The Governance Committee then determines whether there would be any potential concerns with the Director’s doing so. One purpose of this policy is to avoid actual or potential conflicts of interest or the appearance of conflicts of interest. Appropriate legal advice will be obtained as necessary. Another purpose of this policy is to insure that Directors do not have an excessive number of Board assignments that would put the Directors’ effectiveness at risk. Directors who are Chief Executive Officers of publicly-held companies may serve on a maximum of three public company Boards, including the Company’s Board. Other Directors may serve on a maximum of six public company Boards, including the Company’s Board.

E.  New Directors. Director candidates will be selected on the basis of their ability to make contributions to the Board of Directors and to the Company’s governance activities. Among the most salient strengths to be considered are personal ability, integrity, intelligence, relevant business background, independence, expertise in areas of importance to the Company’s objectives, and a sensitivity to the Company’s corporate responsibilities. In deciding upon Director candidates to recommend to the Board, the Governance Committee compares each candidate’s skills, talents, competencies and experience to the Company’s strategy and the anticipated needs of the Board. The Committee takes into account input from all Directors in the review of Director candidates. The initial screening of Director candidates is conducted by the Chair of the Governance Committee in consultation with the Chairman and Chief Executive Officer. The Governance Committee then identifies the recommended candidate for possible approval by the Board of Directors.

F.  The Positions of Chairman and Chief Executive Officer. The Board recognizes that the determination of the leadership structure for the Company is a critical decision. Currently, the positions of Chairman of the Board and Chief Executive Officer are held by the same person. The Board believes that this structure provides the most efficient and effective leadership model for the Company at the present time. The Board will evaluate this leadership structure periodically, including when a new Chief Executive Officer is elected.

G.  Lead Director. The Board has an independent Lead Director. The Lead Director has specific responsibilities, including chairing Executive Sessions of the Board, coordinating the agenda for Board meetings with the Chairman on behalf of the independent directors, ensuring the quality and timeliness of information sent to the Board, and serving as a Board focal point for communications with shareholders and other Company stakeholders. The Lead Director has the authority to call meetings of the independent directors, and to retain outside advisors who report directly to the Board of Directors.

II.    COMMITTEE COMPOSITION AND LEADERSHIP

A.  Membership of Committees. All Board Committees are comprised entirely of outside independent Directors, except for the Executive Committee, which is chaired by the Chairman and Chief Executive Officer.

B.  Rotation of Committee Memberships and Chairs. In order to assure that each Director has a broad exposure to the work of the various Board Committees, and at the same time to provide for continuity in the membership of each Committee, the Board has adopted the practice of rotating each outside Director’s Committee assignments approximately every four to six years, except that, for continuity, Committee Chairs normally continue on their Committees for up to ten years. The Director who will become the Chair of a Committee should be selected from among the current members of the Committee and should be designated at least one year in advance in order to permit adequate preparation time and a smooth transition.

C.  Committee Descriptions. Committees of the Board include: the Audit Committee, Compensation and Organization Committee, Finance Committee and Governance Committee. The responsibilities and membership of these Committees are described in their charters, which are posted on the Company’s web site. The Executive Committee acts upon matters requiring Board action during the intervals between Board meetings. The Executive Committee is chaired by the Chairman and Chief Executive Officer. Each of the non-employee Directors serve rotating four-month terms on the Committee.

III.    PERFORMANCE ASSESSMENT AND SUCCESSION PLANNING

A.  Board and Committee Assessments . Performance self-assessments are conducted annually by the Board and the Audit, Compensation and Organization, Finance and Governance Committees.

B.  Outside Director Performance Assessment. A thorough performance assessment of each outside Director is conducted when the Director is considered for re-election as described in Section I (C) of these Policies.

C.  Chairman and Chief Executive Officer Performance Assessment. The performance of the Chairman and Chief Executive Officer is thoroughly assessed annually by the Compensation and Organization Committee, taking into account input from all outside Directors. Key performance and leadership categories are established. As to each category, each outside Director answers a set of specific questions, provides written comments, suggests opportunities for improvement, and comments on individual strengths. An external third party consolidates the feedback and provides a summary report to the Chair of the Compensation and Organization Committee who, in turn, reviews it with the outside Directors. The Chair of the Committee then reviews the report with the Chairman and Chief Executive Officer.

D.  Chief Executive Officer Succession Planning. It is the policy of the Board to be adequately prepared to deal with Chief Executive Officer succession, should the need arise, whether via emergency,

resignation, retirement or termination. The Board has established several processes that work together to achieve this result. The Chief Executive Officer annually leads a formal discussion with the Board to review all key executives, including each executive’s performance, leadership attributes and readiness to assume additional responsibility. The Board also utilizes the annual review to discuss short- and long-term succession planning and emergency succession issues. By focusing on both the short and the long term, the Board identifies specific individual development needs, that are then communicated to each executive by the Chief Executive Officer in annual performance reviews and ongoing coaching sessions. In addition to the annual review, the Board feels it is important for each Director to interact personally and frequently with the key executives. For this purpose, the Board has established a formal process for each Director to meet with key executives individually so that all Directors are able to evaluate first-hand the executive’s readiness and potential to assume greater responsibility within the Company or to step into the Chief Executive Officer role, if needed.

E.  Senior Management Performance Assessment. One of the most important responsibilities of the Board is to assure that the Company’s senior management is well qualified to conduct the Company’s business affairs. The Board’s process begins with an assessment by the Chairman and Chief Executive Officer of all officers on the senior management team. The Chairman and Chief Executive Officer, then, reports annually to the Board, giving his or her assessment of each officer’s performance and his or her thoughts on succession planning. The Board of Directors takes these thoughts into account in its evaluation and direction of succession planning, especially in regard to the position of Chief Executive Officer.

IV.    OPERATION OF THE BOARD AND COMMITTEES

A.  Director Responsibilities. The Board expects all Directors to fulfill the following basic responsibilities: (1) attend all meetings of the Board, relevant Board Committees and Annual Shareholders Meetings, (2) participate actively in meetings of the Board and relevant Board Committees after review of materials that are provided to the Directors in advance of meetings, (3) act in a manner consistent with the best interests of the Company and its shareholders (avoiding conflicts of interest that would interfere with their doing so) and (4) exercise proper diligence and business judgment in performing their duties as members of the Board and its Committees.

B.  Agendas and Background Information. A proposed Agenda for each meeting of a Board Committee is drafted on the basis of the Committee’s annual calendar, approved by the Committee Chair and sent to the Committee members in advance of the meeting, along with background information on important subjects, advance copies of presentation materials, and proposed resolutions. Similarly, a proposed Agenda for each meeting of the Board is drafted, approved by the Chairman and Chief Executive Officer in consultation with the Lead Director, and sent to all Directors in advance of the meeting, along with background information on important subjects, proposed resolutions, and advance copies of presentation materials. Any Board or Committee member may ask for additions or changes in the Agenda.

C.  Access to Management and Independent Advisors. Directors should request from management, or any other sources they may desire, information that they consider helpful in the performance of their duties. The Board and each Board Committee may retain independent legal counsel, consultants or other advisors as the Board or such Committee deems necessary and appropriate, the cost of which is borne by the Company.

D.  Executive Sessions. At each Board meeting, the Board holds an executive session, in which only the Directors are present. The Directors who meet the independence criteria of the Board of Directors and of the New York Stock Exchange also meet in executive session at each Board meeting, without the inside Director present, to discuss whatever topics they may deem appropriate. These executive sessions are chaired by the Lead Director. In addition, at each meeting of the Audit, Compensation and Organization, Finance and Governance Committees, an executive session is held, which is attended only by the Committee members, all of whom are independent Directors, without any members of the Company’s management present, to discuss whatever topics they may deem appropriate.

E.  Board Meetings on Strategic Planning. The Board devotes one extended meeting per year to strategic planning, along with portions of additional meetings throughout the year. Company performance is to be measured in terms of the Company’s strategic objectives and its relative performance among its peers.

F.  Concurrent Committee Meetings. Because of scheduling constraints, certain meetings of Board Committees are held concurrently, although doing so requires the inside Director to be absent from certain Committee meetings.

G.  Minutes. Minutes of all Committee meetings are sent to all Directors for their information in advance of the following Board meeting, together with the minutes of the prior Board meeting.

H.  Company Spokesperson. The Board of Directors has delegated to the Chairman and Chief Executive Officer, or his or her designees, the responsibility to serve as Company spokesperson.

I.  Orientation for New Directors. An orientation process has been developed for new Directors, including background briefings by the Chairman and Chief Executive Officer, other senior officers and the Secretary, and information relating to the Board Committees that the Director will join.

J.  Continuing Education for Directors. The Governance Committee reviews the continuing education needs of the Directors relating to their roles and responsibilities as members of the Board and its Committees. All Directors are expected to stay well informed on relevant issues to maximize their effectiveness.

V.    COMPENSATION OF OUTSIDE DIRECTORS

A.  Director Compensation. The Board of Directors with the advice of its Governance Committee determines the compensation of the outside Directors. The form and amount of Director compensation are intended to be competitive with Director compensation at peer companies, appropriate to the time and energy required of the Directors (as members of the Board and as members or Chairs of Board Committees) and consistent with the Directors’ independence from the Company and its management.

B.  Regular Reviews of Compensation. Regularly scheduled reviews of outside Director compensation are conducted by the Governance Committee to assure that the compensation remains competitive and appropriate.

C.  Restricted Shares. Each outside Director annually receives a number of restricted shares of the Company equal in value to the amount of the Director’s annual retainer.

D.  Share Ownership Guidelines. The Board has adopted guidelines calling for each outside Director to acquire within five years a number of Company shares with a market value equal to five times the amount of the outside Directors’ annual retainer. Upon election to the Board, the first five annual restricted share grants to outside Directors, or a combination of purchased shares of Eaton stock, annual restricted share grants and deferred share grants totaling five times the annual retainer must be held until retirement from the Board.

VI.    GENERAL

These Policies will be reviewed by the Governance Committee annually and may be amended by the Board of Directors from time to time.

Appendix B

2012 STOCK PLAN

1.    Purpose

The Plan enables non-employee directors and professional and management employees who contribute significantly to the success of Eaton Corporation (the “Company”) to participate in its future prosperity and growth and to identify their interests with those of the shareholders. The purpose of the Plan is to provide long term incentive through outstanding service to the Company and its shareholders and to assist in recruiting and retaining people of outstanding ability and initiative in non-employee director, professional and management positions. The Plan supersedes the Company’s 2009 Stock Plan (the “Prior Plan”) with respect to future awards.

2.    Administration

(A) Employee Awards

With respect to employee awards, the Plan shall be administered by the Compensation and Organization Committee of the Board of Directors (the “Committee”).

(B) Non-Employee Director Awards

With respect to non-employee director awards, the Plan shall be administered by the Governance Committee of the Board of Directors.

(C) Authority of Committees

With respect only to those awards for which it has administrative responsibility, the Committee and the Governance Committee shall each have complete authority (except as otherwise provided herein) to interpret all provisions of the Plan and any award consistent with law, to determine the type and terms of awards consistent with the provisions of the Plan, to prescribe the form of instruments evidencing awards, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for its administration of the Plan. The determinations of the each committee shall be final and conclusive. Each committee may act by resolution or in any other manner permitted by law.

The Committee may delegate its authority to one or more officers of the Company (a “Delegate”) with respect to the granting of awards to employees who are not officers or directors of the Company who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (Section “16b”).

3.    Shares Available

The aggregate of (a) the number of Eaton common shares (“shares”) delivered by the Company in payment and upon exercise of awards to employees and non-employee directors and (b) the number of shares subject to outstanding awards to employees and non-employee directors shall not exceed 21 million at any one time, plus any shares that were subject to outstanding awards under the Prior Plan as of the Effective Date that are subsequently canceled, expired, forfeited or otherwise not issued under a Prior Plan award or settled in cash, subject to adjustments as authorized herein. The shares available for awards under the Plan will be reduced by (i) one share for each share subject to an award of options or stock appreciation rights and (ii) 2.36 shares for each share subject to an award of restricted shares, restricted share units, performance shares, performance share units or other share-based awards denominated in shares. To the extent that any award under the Plan or Prior Plan is forfeited, or any option or stock appreciation right terminates, expires or lapses without being exercised, the shares subject to such awards not delivered as a result thereof shall again be available for awards under the Plan. Shares tendered or withheld to pay the exercise price of a stock option or to pay tax withholding of a stock option or stock appreciation right will count against the foregoing limitations and will not be added back to the shares available under the Plan. When a stock appreciation right that may be settled for shares is exercised, the number of shares subject to the grant agreement shall be counted against the number of shares available for issuance under the Plan as one (1) share for every share subject thereto, regardless of the number of shares used to settle the stock appreciation right upon exercise. Any shares that again become available for grant pursuant to this paragraph (including shares that were subject to Prior Plan awards) shall be added back as one (1) share if such shares were subject to stock options or stock appreciation rights granted under the Plan or the Prior Plan, and as 2.36 shares if such shares were subject to awards of restricted shares, restricted share units, performance shares, performance share units or other share-based awards denominated in shares granted under the Plan or the Prior Plan. Shares available for awards may consist, in whole or in part, of authorized and unissued shares or treasury shares.

The maximum aggregate number of shares or share units underlying options or related to other awards that may be granted to any employee during any three consecutive calendar year period is 1,200,000. In addition, no more than 5% of the total number of shares authorized for delivery under the Plan may be granted as performance shares, restricted shares, stock appreciation rights or other share-based awards (other than stock options) which vest within less than one year after the date of grant. With respect to such awards in excess of 5% of the total number of such authorized number of shares, the vesting period must exceed one year, with no more than one third of shares becoming vested at the end of each of the twelve-month periods following the date of grant; provided, however, the limitations set forth in this sentence shall not apply (i) to awards of stock options and stock appreciation rights, (ii) to awards granted to non-employee directors, (iii) in the event of a change in control of the Company or divestment of a business, or (iv) an employee’s death, disability or retirement.

Awards may be made under the Plan at any time after approval of the Plan by shareholders at the 2012 annual meeting until the termination of the Plan in accordance with the terms hereof. Awards under the Plan shall be evidenced by a written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company (an “Award Agreement”).

4.    Eligibility for Awards

Any salaried employee (including officers) of the Company or any of its subsidiaries occupying a professional or management position may be granted an award. The Committee (or a Delegate) (a) will designate employees to whom grants are to be made, (b) will specify the number of options, stock appreciation rights, performance shares, performance share units, restricted shares, restricted share units or other share-based awards subject to each grant, and (c) subject to Section 5(C), will specify the price of the award, if applicable. Non-employee directors are eligible to receive restricted shares as provided under Section 6.

5.    Stock Options

(A) Grants.

The Committee may grant to eligible employees (i) options which are intended to qualify as incentive stock options (“Incentive Stock Options”) under the Internal Revenue Code, or (ii) options which are not intended to qualify as Incentive Stock Options. Each option will give the employee the right to purchase a designated number of shares. The aggregate fair market value (at the time of grant) of shares for Incentive Stock Options under all plans of the Company which become initially exercisable by an employee during any calendar year shall not exceed $100,000 (or such other amount as may be provided by the Internal Revenue Code or the regulations thereunder).

(B) Exercise.

Each option shall be exercisable on such date or dates, during such period and for such number of shares, as shall be determined by the Committee on the date of grant and set forth in the applicable Award Agreement; provided, however, grants to employees subject to 16b shall not be exercisable for at least six months after those options are granted. Option awards that become exercisable based on continued employment with the Company shall become exercisable over a minimum period of three years from the date of the grant, with the award vesting in its entirety at the end of such three-year period or ratably over such period. The Committee may, in its sole discretion, accelerate or extend (but not beyond the ten-year term of the option) the times when an option may be exercised and the Management Compensation Committee (comprised of Company officers) may do likewise for employees who are not subject to Section 16b of the Exchange Act.

(C) Price.

Each Award Agreement for stock options shall state the number of shares to which it pertains and the option price. The option price shall be the fair market value of the shares subject to the option on the date of grant. The fair market value of a share shall be the closing price of a share as quoted on the New York Stock Exchange, unless the Committee specifies the use of a different method to determine the fair market value. In no event may any option granted under the Plan be amended, other than pursuant to Section 11, to decrease the exercise price thereof, be cancelled in conjunction with a cash payment or the grant of any new award or any new option with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option, unless such amendment, cancellation or action is approved by the Company’s shareholders.

(D) Payment.

The Committee shall establish in the applicable Award Agreement the time or times when an option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, shares or other awards, or any combination thereof, having a fair market value on the exercise date equal to the exercise price in which payment of the exercise price may be made. The Committee shall determine acceptable methods of tendering shares or other consideration.

(E) Performance Objectives.

The Committee may establish performance objectives for determining the exercisability of options as it deems appropriate, which may be measured on a corporate, subsidiary, business unit or individual basis or a combination thereof. If performance objectives are established, the performance period will be a minimum of one year and may overlap other performance periods.

6.    Non-employee Director Restricted Shares

Subject to approval of the Plan by shareholders at the 2012 annual meeting, each person who on the grant date (as defined below in this Section 6) is serving as a non-employee director automatically shall be granted a number of restricted shares equal to the quotient resulting from dividing (i) the annual retainer in effect on the grant date, by (ii) the closing price of a share on the New York Stock Exchange on the Monday immediately prior to the grant date or if that date is not a trading day on the New York Stock Exchange, the trading day immediately preceding that Monday. The grant date is the fourth Wednesday of each January, beginning with January of 2013. Notwithstanding anything to the contrary herein, no non-employee director shall receive any award under the Plan for a particular year if that director receives such a grant under any other stock plan of the Company. Restricted shares are actual shares issued to the non-employee directors which are subject to the terms and conditions set forth in the Award Agreement as approved by the Governance Committee.

7.    Employee Restricted Shares, Restricted Share Units and Other Share-based Awards

(A) Share-Based Awards.

The Committee may grant other share-based awards to any eligible employee for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee and specified in the grant. Such grants may include restricted shares or restricted share units. The Committee may specify such criteria or periods for payment as it shall determine and the extent to which such criteria or periods have been met shall be conclusively determined by the Committee and set forth in the Award Agreement. Other share-based grants may be paid in shares or other consideration related to shares, as specified by the grant, and shall have such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement. Share-based awards shall vest over a minimum period of three years from the date of the grant, with the award vesting in its entirety at the end of such three-year period or ratably over such period; provided, however, the limitations set forth in this sentence shall not apply in the event of a change in control of the Company, divestment of a business or an employee’s death, disability or retirement.

(B) Performance Objectives.

The Committee may establish performance objectives for determining the vesting of share-based awards as it deems appropriate, which may be measured on a corporate, subsidiary, business unit or individual basis or a combination thereof. If performance objectives are established, the performance period will be a minimum of one year and may overlap other performance periods.

8.    Performance Awards

(A) Grants.

The Committee may grant performance shares or performance share units to any eligible employee for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee and specified in the grant. The Committee shall establish award periods and shall establish in writing within the first 90 days of each award period the number of performance shares or units to be earned and the Company performance objectives (as defined below) to be met. A performance share unit is equal in value to one share and subject to vesting on the basis of the achievement of specified performance objectives. Upon vesting, performance share units will be settled by delivery of shares to the holder of the units equal to the number of vested performance share units, less a sufficient number of shares to satisfy tax withholding requirements.

No grantee may receive a long-term incentive award in any performance period of more than 400,000 share equivalent units, subject to adjustment pursuant to Section 11.

The Award Agreement shall specify if the grantee shall be entitled to receive current or deferred payments of cash in respect of vested performance units corresponding to the dividends payable on shares.

(B) Performance Objectives.

(1) The performance objectives for performance share or performance share unit grants shall be set forth in the related Award Agreement and shall consist of objective tests based on one or more of the following: the Company’s earnings, cash flow, cash flow return on gross capital, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, operating earnings per share, profit returns and margins, share price, working capital, and changes between years or periods, or returns over years or periods that are determined with respect to any of the above-listed performance criteria.

(2) The performance period may extend over one to five calendar years, and may overlap one another, although no two performance periods may consist solely of the same calendar years. Performance Objectives may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, Performance Objectives may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected Performance Objectives.

(3) When the Performance Objectives for an award period are established, the formula for any such award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss, and will be based on accounting rules and related Company accounting policies and practices in effect on the date of the award.

(4) After performance shares or units have been granted and performance objectives have been established, the initial performance share or unit target award may be increased or decreased based only upon the performance level achieved within a performance period.

9.    Other Awards

In limited circumstances where the Committee determines that the use of stock options or restricted shares or restricted share units is inadvisable for tax or other regulatory reasons, it may grant stock appreciation rights or other types of awards to eligible employees. Stock appreciation rights entitle the holder, upon exercise, to receive a number of shares or cash, as the Committee may determine, equal to the increase in fair market value of a number of shares designated by such rights from the date of grant to the date of exercise. The number of shares subject to a stock appreciation right shall be counted against the individual limit on the maximum number of shares that may be awarded to any employee during any three consecutive calendar year periods, and against the maximum number of shares which may be delivered under the Plan. The exercise price per share of a stock appreciation right shall not be less than the fair market value of a share on the grant date and the term of a stock appreciation right may be no longer than ten years. The fair market value of a share shall be the closing price of a share as quoted on the New York Stock Exchange, unless the Committee specifies the use of a different method to determine fair market value. In no event may any stock appreciation right granted under the Plan be amended, other than pursuant to Section 10, to decrease the exercise price thereof, be cancelled in conjunction with a cash payment or the grant of any new award or any new stock appreciation right with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such stock appreciation right, unless such amendment, cancellation or action is approved by the Company’s shareholders. Stock appreciation rights and other types of awards covered in this Section 9 that become exercisable based on continued employment shall vest over a minimum period of three years from the date of the grant, with the award vesting in its entirety at the end of such three-year period or ratably over such period.

10.    Transfers

Except as otherwise provided by the Committee, awards under the Plan are not transferable other than by will or the laws of descent and distribution. A transferred award may be exercised by the transferee only to the extent that the grantee would have been entitled to exercise the award had the award not been transferred.

Notwithstanding anything herein to the contrary, the transfer of Incentive Stock Options shall be limited as required by the Internal Revenue Code and applicable regulations.

11.    Adjustments

In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or similar event affecting shares of the

Company, the following shall be equitably adjusted: (a) the number and class of shares (i) reserved under the Plan, (ii) for which awards may be granted to an individual, and (iii) covered by outstanding awards denominated in shares or share units; (b) the prices relating to outstanding awards; and (c) the appropriate fair market value and other price determinations for such awards.

12.    Qualified Performance-Based Awards

(A) The provisions of the Plan are intended to ensure that all options, performance shares and performance share units granted hereunder to any individual who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Internal Revenue Code) qualify for the Section 162(m) exception (the “Section 162(m) Exception”) for performance-based compensation (a “Qualified Performance-Based Award”), and all of the awards specified in this Section 12(A) and the Plan shall be interpreted and operated consistent with that intention.

(B) Each Qualified Performance-Based Award (other than an option or stock appreciation right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Objectives, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Qualified Performance-Based Awards may not be amended, nor may the Committee exercise discretionary authority in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exception. Awards shall be contingent on continued employment by the Company during each performance period; provided, however, that this requirement will not apply in the event of termination of employment by reason of death or disability (as determined by the Committee). In the event of termination of employment of a participant for these reasons during any incomplete performance periods, awards for such performance periods shall be prorated for the amount of service by the participant during the performance period. The prorated awards shall be payable to the participant (or to his or her estate) at the same time as awards for such performance periods are paid to the other participants and shall be subject to the same requirements for attainment of the specified Performance Objectives as apply to such other participants’ awards.

(C) The Committee shall certify in writing as to the measurement of performance by the Company and the business units relative to Performance Objectives and the resulting earned performance awards. The Committee shall rely on such financial information and other materials as it deems necessary and appropriate to enable it to certify to the percentage of achievement of Performance Objectives. The Committee shall make its determination not later than March 15 following the end of the performance measurement period.

13.    General Provisions

(A) Awards granted under the Plan are subject to the Company’s policy, adopted by the Board of Directors, that provides that, if the Board determines that an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid or credited to the executive, the performance based award is subject to reduction, cancellation or reimbursement at the discretion of the Board.

(B) With respect to awards granted pursuant to Sections 5, 7 and 9 above, the Committee is prohibited from waiving any vesting or restriction periods applicable to awards except in the case of death, disability, retirement, change in control or divestment of a business.

(C) The Company shall have the right to deduct from any cash payment made under the Plan any taxes required by law to be withheld. It shall be a condition to the obligation of the Company to deliver shares that the participant pay the Company such amount as it may request for the purpose of satisfying any such tax liability. Any award under the Plan may provide that the participant may elect, in accordance with any Committee regulations, to pay the amount of such withholding taxes in shares.

(D) No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an award until a certificate or certificates for the shares have been delivered to that person, estate or other entity. The Plan shall not confer upon any non-employee director or employee any right to continue in that capacity.

(E) The Plan and all determinations made and actions taken pursuant hereto, to the extent not governed by the laws of the United States, shall be governed by the laws of Ohio.

14.    Amendment and Termination

The Board of Directors of the Company may alter, amend or terminate the Plan from time to time, except that the Plan may not be materially amended without shareholder approval if shareholder approval is required by law, regulation or an applicable stock exchange rule. Notwithstanding the previous sentence, the Plan may not be amended without shareholder approval to (i) increase the aggregate number of shares which may be issued under the Plan, (ii) increase the maximum number of shares which may be granted to any employee, or (iii) grant options or stock appreciation rights at a purchase price below fair market value on the date of grant.

15.    Effective and Termination Dates

The Plan will become effective if and when approved by shareholders at the 2012 annual meeting of shareholders (the date of such approval the “Effective Date”). No new awards shall be granted to any employee or non-employee Director under any other previously approved Company stock plan after the Plan becomes effective.

No awards shall be granted under the Plan after the date that is ten years after the Effective Date. Awards granted before that date shall remain valid thereafter in accordance with their terms.

EATON CENTER 1111 SUPERIOR AVENUE CLEVELAND, OHIO 44114 ATTENTION: OFFICE OF THE SECRETARY, RM. 2514

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M41721-P20783	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

EATON CORPORATION
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		For	Against	Abstain
	1a.	Alexander M. Cutler	☐	☐	☐
	1b.	Arthur E. Johnson	☐	☐	☐
	1c.	Deborah L. McCoy	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain

2.	Approving the proposed 2012 Stock Plan.					☐	☐	☐
3.	Ratifying the appointment of Ernst & Young LLP as independent auditor for 2012.					☐	☐	☐
4.	Advisory approval of the Company’s executive compensation.					☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

For address changes/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M41722-P20783

EATON CORPORATION

Annual Meeting of Shareholders

April 25, 2012 10:30 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints A. M. Cutler, M. M. McGuire and T. E. Moran as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as indicated on the reverse side of this card, all of the Eaton common shares held by the undersigned on February 27, 2012, at the Annual Meeting of Shareholders to be held at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio, on April 25, 2012, at 10:30 a.m. local time and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) This form must be completed, signed and dated on reverse side

EATON CENTER 1111 SUPERIOR AVENUE CLEVELAND, OHIO 44114 ATTENTION: OFFICE OF THE SECRETARY, RM. 2514

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on the cut-off date, April 22, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on April 22, 2012. Have your proxy card in hand when you call and then follow the instructions

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M41723-P20783	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

EATON CORPORATION
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		For	Against	Abstain
	1a.	Alexander M. Cutler	☐	☐	☐
	1b.	Arthur E. Johnson	☐	☐	☐
	1c.	Deborah L. McCoy	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain

2.	Approving the proposed 2012 Stock Plan.					☐	☐	☐
3.	Ratifying the appointment of Ernst & Young LLP as independent auditor for 2012.					☐	☐	☐
4.	Advisory approval of the Company’s executive compensation.					☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES TO BE APPOINTED BY THE TRUSTEE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

For address changes/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M41724-P20783

EATON CORPORATION

Annual Meeting of Shareholders

April 25, 2012 10:30 AM

This proxy is solicited by the Board of Directors

The undersigned, as a participant in the (a) Eaton Savings Plan or (b) Eaton Personal Investment Plan [(a) and (b) collectively called the “Plans”], hereby directs the Trustee, Fidelity Management Trust Company, to vote all common shares of Eaton Corporation attributable to the account of the undersigned under the Plans on February 27, 2012, in the manner indicated on the reverse side of this form, at the Annual Meeting of Shareholders to be held at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio, on April 25, 2012, at 10:30 a.m. local time and at any adjournments thereof. Under each of the Plans, if the Trustee does not receive your voting instructions by 11:59 p.m. EDT on April 22, 2012 instructing the Trustee how to vote the Eaton shares in the account of the undersigned, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions received from other participants in the Plans.

IN THEIR DISCRETION, THE PROXIES TO BE APPOINTED BY THE TRUSTEE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) This form must be completed, signed and dated on reverse side

EATON CENTER 1111 SUPERIOR AVENUE CLEVELAND, OHIO 44114 ATTENTION: OFFICE OF THE SECRETARY, RM. 2514

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on the cut-off date, April 22, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on April 22, 2012. Have your proxy card in hand when you call and then follow the instructions

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M41725-P20783	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

EATON CORPORATION
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		For	Against	Abstain
	1a.	Alexander M. Cutler	☐	☐	☐
	1b.	Arthur E. Johnson	☐	☐	☐
	1c.	Deborah L. McCoy	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain

2.	Approving the proposed 2012 Stock Plan.					☐	☐	☐
3.	Ratifying the appointment of Ernst & Young LLP as independent auditor for 2012.					☐	☐	☐
4.	Advisory approval of the Company’s executive compensation.					☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES TO BE APPOINTED BY THE TRUSTEE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

For address changes/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M41726-P20783

EATON CORPORATION

Annual Meeting of Shareholders

April 25, 2012 10:30 AM

This proxy is solicited by the Board of Directors

The undersigned, as a participant in the Eaton Puerto Rico Retirement Savings Plan, hereby directs the Trustee, Banco Popular de Puerto Rico, to vote all common shares of Eaton Corporation attributable to the account of the undersigned under the Plan on February 27, 2012, in the manner indicated on the reverse side of this form, at the Annual Meeting of Shareholders to be held at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio, on April 25, 2012, at 10:30 a.m. local time and at any adjournments thereof. If the Trustee does not receive your voting instructions by 11:59 p.m. EDT on April 22, 2012 instructing the Trustee how to vote the Eaton shares in the account of the undersigned, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions received from other participants in the Plan.

IN THEIR DISCRETION, THE PROXIES TO BE APPOINTED BY THE TRUSTEE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) This form must be completed, signed and dated on reverse side